                                                      REGISTRATION NO. 333-84843


    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                        COMMUNITY FIRST BANKSHARES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          6022                  46-0391436
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                                520 MAIN AVENUE

                         FARGO, NORTH DAKOTA 58124-0001

                                 (701) 298-5600

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                              DONALD R. MENGEDOTH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        COMMUNITY FIRST BANKSHARES, INC.
                                520 MAIN AVENUE
                         FARGO, NORTH DAKOTA 58124-0001
                                 (701) 298-5600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

PATRICK DELANEY, ESQ.                     JAMES K. STERRETT, ESQ.
MARTIN R. ROSENBAUM, ESQ.                 CHARLES R. KIMMEL, ESQ.
LINDQUIST & VENNUM P.L.L.P.               STERRETT & KIMMEL, LLP
4200 IDS CENTER                           SUITE 2SK
80 SOUTH EIGHTH STREET                    1298 PROSPECT STREET
MINNEAPOLIS, MINNESOTA 55402-2205         LA JOLLA, CALIFORNIA
                                          92037-3625
TELEPHONE: (612) 371-3211                 TELEPHONE: (858) 454-0206

                         ------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                             1234 EAST MAIN STREET
                           EL CAJON, CALIFORNIA 92021
                                 (619) 593-3323


       3,611,111 SHARES OF COMMUNITY FIRST BANKSHARES, INC. COMMON STOCK
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT
              TO THE STOCKHOLDERS OF VALLEY NATIONAL CORPORATION:

The board of directors of Valley National Corporation has approved an agreement that provides for the merger of Valley National Corporation with and into Community First Bankshares, Inc. We think the merger will give you a fair price for your Valley National common stock.

The merger will give you the opportunity to convert your shares on a tax-free basis to shares in a larger, more diversified enterprise. Community First common stock has a more active trading market than Valley National's common stock.

We cannot complete the merger unless stockholders of Valley National approve it. We have called a special stockholders meeting to consider approving the merger. The date, time and place of the meeting is:


        Wednesday, October 6, 1999
        7:00 p.m., Local Time
        Singing Hills Country Club
        3007 Dehesa Road
        El Cajon, California 92019



Whether or not you plan to attend the meeting, please take the time to complete and mail your proxy to us at your earliest opportunity, but no later than September 24, 1999. If you return an UNMARKED proxy form, your proxy will be counted as a vote in FAVOR of the merger. If you DO NOT


RETURN your proxy, you will be treated as having VOTED AGAINST the merger.

If the merger is completed, you will receive shares of Community First common stock in exchange for your Valley National shares. On the closing date, Community First and Valley National will calculate the exchange rate based on a formula.

The exchange rate will depend on the average trading value of Community First common stock, the net book value of Valley National, and the number of shares of Valley National common stock and shares subject to stock options on the closing date. See the description on pages 3 and 25 for examples and a more complete description of the formula.

We are pleased to enclose for your review this proxy statement/prospectus that provides you with the information you need to evaluate the merger. We encourage you to review it carefully before making a decision.

We recommend that you vote your shares for approval of the merger.

Sincerely,


/s/   William V. Ehlen


      [LOGO]

William V. Ehlen
President and Chief Executive Officer,
Valley National Corporation


This merger involves risks. SEE RISK FACTORS ON PAGE 14


Neither the Securities and Exchange Commission nor any state securities regulators have approved the Community First stock to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


Proxy statement/prospectus dated August 31, 1999, and first mailed to stockholders on September 3, 1999.

                                     [LOGO]

                             1234 EAST MAIN STREET
                           EL CAJON, CALIFORNIA 92021
                                 (619) 593-3323
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



TIME:

           7:00 p.m., Local Time

DATE:

           October 6, 1999

PLACE:

           Singing Hills Country Club
           3007 Dehesa Road
           El Cajon, California 92019

PURPOSE:

           Vote on the merger of Valley National Corporation into Community First Bankshares,
           Inc.

           Only stockholders of record on August 19, 1999 may vote at the meeting.


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE PROMPTLY.


/s/   C. K. Hill


       [LOGO]

Secretary


August 31, 1999

                               TABLE OF CONTENTS

                                                                                                           PAGE NO.
QUESTIONS AND ANSWERS ABOUT THE MERGER..................................................................           1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS..............................................           1

SUMMARY.................................................................................................           2

HISTORICAL AND PRO FORMA COMPARATIVE UNAUDITED PER SHARE DATA...........................................           8

COMMUNITY FIRST SELECTED CONSOLIDATED FINANCIAL INFORMATION.............................................          10

VALLEY NATIONAL SELECTED FINANCIAL INFORMATION..........................................................          12

RISK FACTORS............................................................................................          14

MARKET PRICES AND DIVIDEND POLICY.......................................................................          16
  Market for Community First Common Stock...............................................................          16
  Market for Valley National Common Stock...............................................................          16
  Stockholder Data......................................................................................          16
  Community First Common Stock Dividend Payment History and Restrictions................................          16
  Valley National Dividend Policy and Payment History...................................................          17

INFORMATION ABOUT THE VALLEY NATIONAL SPECIAL MEETING...................................................          18
  Purpose of the Special Meeting........................................................................          18
  Vote Required and Shares Entitled to Vote.............................................................          18
  Voting and Revocation of the Proxies..................................................................          18
  Solicitation of Proxies...............................................................................          19

THE MERGER..............................................................................................          20
  General...............................................................................................          20
  Background of the Merger..............................................................................          20
  Reasons for the Merger................................................................................          20
  Opinion of Valley National's Financial Advisor........................................................          21
  Effective Time of the Merger..........................................................................          25
  Consequences of the Merger............................................................................          25
  Conversion of Valley National Common Stock and Calculation of Exchange Rate...........................          25
  Delivery of Community First Common Stock..............................................................          26
  Certain Federal Income Tax Consequences...............................................................          27
  Regulatory Matters and Conditions to the Merger.......................................................          28
  Indemnification and Liability Insurance...............................................................          30
  Interests of Certain Persons in the Merger............................................................          30
  Community First Option to Acquire Valley National Shares..............................................          31
  Resale of Community First Common Stock................................................................          31
  No Dissenters' Rights.................................................................................          32
  Representations and Warranties........................................................................          32
  Covenants and Conduct of Valley National's Business Pending the Merger................................          32
  Amendment, Waiver and Termination.....................................................................          36
  Effect on Valley National Stock Option Plans..........................................................          36
  Effect on Other Valley National Employee Benefit Plans................................................          36
  Expenses..............................................................................................          36
  Accounting Treatment..................................................................................          37

                                                                                                           PAGE NO.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF VALLEY
  NATIONAL..............................................................................................          38
  Basis of Presentation.................................................................................          38
  Results of Operations.................................................................................          38
  Financial Condition...................................................................................          46
  Year 2000 Compliance Issues...........................................................................          56

BUSINESS OF VALLEY NATIONAL.............................................................................          59
  General...............................................................................................          59
  Legal Proceedings.....................................................................................          60
  Directors and Executive Officers......................................................................          60
  Supervision and Regulation............................................................................          61

VALLEY NATIONAL'S PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT...........................          65
  Transactions With Officers, Directors and Affiliates..................................................          66

MATERIAL DIFFERENCES IN RIGHTS OF VALLEY NATIONAL STOCKHOLDERS..........................................          67
  Capital Stock.........................................................................................          67
  Election of Directors.................................................................................          67
  Required Vote for Authorization of Certain Actions....................................................          67
  Anti-takeover Provisions..............................................................................          68

LEGAL MATTERS...........................................................................................          68

WHERE YOU CAN FIND MORE INFORMATION.....................................................................          68

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.......................................................          69

WHO CAN HELP ANSWER YOUR QUESTIONS......................................................................          69

EXPERTS.................................................................................................          70

INDEX TO FINANCIAL STATEMENTS...........................................................................         F-1

APPENDIX A - MERGER AGREEMENT...........................................................................         A-1

APPENDIX B - OPINION OF HOVDE FINANCIAL, INC............................................................         B-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHEN AND WHERE IS THE STOCKHOLDER MEETING?


A: The meeting will take place on Wednesday, October 6, 1999 at 7:00 p.m. The meeting will take place at Singing Hills Country Club, 3007 Dehesa Road, El Cajon, California 92019.


Q:  WHAT DO I NEED TO DO NOW?

A: Read this proxy statement/prospectus, then mail your signed proxy card in the enclosed return envelope, so that your shares may be represented at the stockholders' meeting. To make sure we receive your vote, please send your proxy card even if you currently plan to attend the meeting in person. The board of directors of Valley National recommends that you vote in favor of the merger.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Just sign another proxy card, date it after the first one and send it to the Secretary of Valley National before the stockholders' meeting. Or, attend the meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to the Secretary of Valley National, 1234 East Main Street, El Cajon, California 92021.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares held in "street name" only if you provide your broker with instructions on how to vote your shares. If you do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at the meeting and vote in favor of the merger. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is approved and completed, we will send you written instructions for exchanging your share certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We hope to complete the merger by the end of October, 1999. We are working to complete the merger as quickly as possible. In addition to stockholder approval, we must also obtain the approval of bank regulatory agencies.

Q:  WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETING OR THE MERGER?

A:  You may call Lilli Walsh at (619) 593-3323.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


    This proxy statement/prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of Community First and Valley National. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "believes," "future," "intends," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements only reflect management's expectations and estimates. Actual events or results may differ materially from those projected in the forward-looking statements as a result of the risks outlined beginning on page 14. These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking any obligations to update any forward-looking statements contained in this proxy statement/prospectus to reflect any future events or developments.

                                    SUMMARY

    THIS SUMMARY INCLUDES SELECTED INFORMATION FROM THIS DOCUMENT. TO UNDERSTAND THE MERGER MORE FULLY AND FOR A DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER AVAILABLE INFORMATION REFERRED TO IN "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 68. THE MERGER AGREEMENT IS INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. WE HAVE INCLUDED PAGE REFERENCES IN PARENTHESES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.


THE COMPANIES
COMMUNITY FIRST BANKSHARES, INC. (SEE PAGE 69)
520 Main Avenue
Fargo, North Dakota 58124-0001
(701) 298-5600


    Community First is a multi-bank holding company that owns and operates banks and bank branches in 154 communities in Arizona, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Utah, Wisconsin and Wyoming. Total assets of Community First are approximately $5.9 billion. Community First acquired banks and bank branches in 50 communities in 1998. Community First's banks are community banks that provide a full range of commercial and consumer banking services primarily to individuals and businesses in small and medium-sized communities and the surrounding market areas. A few of the banks are located in large metropolitan areas. Community First encourages local autonomy for its local bank presidents, while providing the benefits of holding company affiliation.

    Community First's primary strategy is to operate and continue to acquire banks and bank branches in communities which generally have populations between 3,000 and 50,000 and are located in Community First's key target acquisition states of Arizona, Colorado, Iowa, Kansas, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington, Wisconsin and Wyoming, and additionally in the adjacent states of California, Idaho, Illinois, Missouri, Nevada, Oklahoma and Texas. These communities are believed to provide Community First with the opportunity for a stable, relatively low-cost deposit base. The individual banks and bank branches sought to be acquired by Community First generally have approximately $20 million to $150 million in assets.

    In addition, Community First has decided to adopt a national community banking strategy, expanding its search for bank acquisitions in similar communities in other states throughout the United States. In pursuing its national community banking strategy, Community First intends to concentrate on larger acquisitions, focusing on banks and banking groups with $200 million to $500 million in assets.


VALLEY NATIONAL CORPORATION (SEE PAGE 59)
1234 East Main Street
El Cajon, California 92021
(619) 593-3330



    Valley National is a bank holding company. It conducts business through its only subsidiary bank, Valle de Oro Bank, National Association, which is located in El Cajon, California. Valle de Oro Bank operates six offices in East San Diego County. Valle de Oro Bank conducts the same business operations as a typical independent, commercial bank, including accepting demand, savings and time deposits and making commercial, real estate and consumer loans. As of December 31, 1998, Valley National had total assets of approximately $240.8 million, total deposits of $219.6 million, net loans of $154.4 million, and shareholders' equity of $19.9 million.

    Valley National became the holding company for Valle de Oro Bank on March 31, 1999. Before that, Valle de Oro Bank was a publicly held company. When we refer to "Valley National" in this proxy statement/prospectus, we are also referring to Valle de Oro Bank for the time periods before March 31, 1999.

THE MERGER

    Valley National Corporation will merge into Community First and Community First will be the surviving company. The merger will combine our businesses under a single holding company called Community First. As a result of the merger, Community First will become the holding company for Valle de Oro Bank.

    The merger agreement is attached as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement. It is the legal document governing the merger.


WHAT VALLEY NATIONAL STOCKHOLDERS WILL RECEIVE IN THE MERGER--THE EXCHANGE RATE
  (SEE PAGE 25)


    On completion of the merger, you will receive Community First common shares for your Valley National common shares. In addition to Community First common stock, you will also receive a check for a small amount of cash instead of any fractional share you might receive.

    To calculate the exact number of shares you will receive, you will have to multiply the number of Valley National shares you own by an exchange rate. The exchange rate will be between 0.775 and 1.119 shares of Community First common stock for each share of Valley National common stock. This exchange rate assumes that 3,226,029 shares of Valley National common stock are outstanding or subject to options on the closing date, and assumes that Valley National's net book value is exactly $20 million. The following table illustrates the estimated exchange rate and value of shares to be received for one share of Valley National common stock, based on these assumptions and various assumed levels of the trading value of Community First common stock.

                                                            TRADING VALUE OF COMMUNITY
 ASSUMED TRADING    TOTAL COMMUNITY FIRST                   FIRST COMMON STOCK RECEIVED
VALUE OF COMMUNITY  SHARES ISSUED IN THE                     FOR EACH VALLEY NATIONAL
FIRST COMMON STOCK         MERGER           EXCHANGE RATE              SHARE
------------------  ---------------------  ---------------  ---------------------------
    $ 30.00               2,500,000             0.775                $ 23.25
    $ 26.00               2,500,000             0.775                  20.15
    $ 22.00               2,954,545             0.916                  20.15
    $ 18.00               3,611,111             1.119                  20.14
    $ 14.00*              3,611,111             1.119                  15.67

------------------------

* If the average trading value of Community First common stock falls below $18.00 per share AND this represents a decline of more than 20% since May 7, 1999 relative to an index of comparable stocks, Valley National's board of directors may elect to terminate the merger agreement.

    The calculation of the exchange rate is described in detail in "The Merger--Conversion of Valley National Common Stock and Calculation of Exchange Rate" on pages 25 and 26.

REASONS FOR THE MERGER

    The Valley National board of directors believes the merger will benefit both you and Valley National for several reasons, including:

    - The amount and adequacy of the merger consideration;

    - The opinion of Hovde Financial, its financial advisor, as to the fairness of the merger consideration;

    - The current market price, dividend payment history and book value of Community First;

    - The historical and prospective business, operations, earnings and financial condition of Community First; and

    - The merger will be federal income tax-free to Valley National stockholders except for cash received for fractional shares.

    The board of directors of Valley National believes the reasons for the merger must be viewed as a whole and did not assign any greater or lessor importance to a specific reason.


VALLEY NATIONAL BOARD'S RECOMMENDATION TO YOU (SEE PAGE 21)


    The Valley National board of directors believes that the merger is fair to you and in your best interests. The Valley National board of directors unanimously recommends that you vote "For" adoption of the merger agreement and approval of the merger.

OPINION OF VALLEY NATIONAL'S FINANCIAL ADVISOR (SEE PAGE 21 AND APPENDIX B)

    Valley National's financial advisor, Hovde Financial, Inc., issued an opinion to the Valley National board of directors that the consideration to be received by the stockholders of Valley National in the merger is fair from a financial point of view. Valley National's board of directors considered this opinion in deciding to approve the merger. The opinion is attached as Appendix B, and we encourage you to read this opinion carefully.

    Hovde Financial performed several analyses in connection with delivering its opinion. These analyses included comparing Valley National's and Community First's historical stock trading prices, comparing Valley National and Community First to other publicly-traded companies, and estimating the relative values and contributions of Valley National and Community First based on past and estimated future performance. Hovde Financial will be paid $975,000 for providing its opinion in the event that the merger is completed, plus reasonable expenses.

THE SPECIAL MEETING (SEE PAGE 18)


    Valley National will hold a special meeting of stockholders on Wednesday, October 6, 1999, at 7:00 p.m., local time, at Singing Hills Country Club, 3007 Dehesa Road, El Cajon, California 92019 to approve the merger agreement.



RECORD DATE AND VOTING POWER (SEE PAGE 18)



    You are entitled to vote at the stockholders' special meeting if you owned shares of Valley National common stock on the close of business on August 19, 1999, the record date for the special meeting. You will have one vote at the special meeting for each share of Valley National common stock you owned on the record date. There are 2,782,635 shares of Valley National common stock entitled to be voted at the special meeting.


REQUIRED VOTE (SEE PAGE 18)

    The merger agreement must be approved by the holders of a majority of the shares of Valley National common stock outstanding on the record date.

    The merger does not require the approval of Community First's stockholders.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS (SEE PAGE 65)


    The directors and executive officers of Valley National own approximately 32.6% of the shares entitled to vote at the stockholders' special meeting. All of them have indicated that they expect to vote their shares in favor of the merger agreement and approval of the merger.


OWNERSHIP OF COMMUNITY FIRST AFTER THE MERGER

    Community First will issue shares of its stock to Valley National stockholders in connection with the merger which would constitute between 5.0% and 7.1% of the outstanding stock of Community First after the merger. The shares will be listed for trading on the Nasdaq National Market.

TREATMENT OF VALLEY NATIONAL STOCK OPTIONS (SEE PAGE 36)


    In the merger, all outstanding stock options of Valley National will be converted into options to purchase Community First stock. The number of shares of Community First common stock subject to each option will be determined by multiplying the number of Valley National shares subject to the option by the exchange rate. The exercise price of each option will be determined by dividing the existing exercise price by the exchange rate. As of the date of this proxy statement/prospectus, there were 443,394 shares of Valley National common stock subject to stock options, of which 310,900 are currently exercisable.



MONETARY BENEFITS TO VALLEY NATIONAL'S OFFICERS AND DIRECTORS IN THE MERGER (SEE
  PAGE 30)


    You should be aware that several of Valley National's officers and directors have stock options and severance packages and one officer has an employment contract. These arrangements give them interests in the merger that are different from other Valley National stockholders. In addition, Community First will maintain indemnification arrangements for Valley National's officers and directors for actions taken in their official capacity before the effective time of the merger, and Valley National intends to acquire liability insurance covering its officers and directors for these activities.

    The Valley National board was aware of these and other interests and considered them before approving and adopting the merger agreement.

COMPARATIVE MARKET PRICE INFORMATION (SEE PAGE 16)


    Community First common stock is traded on the Nasdaq National Market under the symbol "CFBX." On May 7, 1999, the last trading day before the announcement that Community First and Valley National entered into the merger agreement, the closing sale price of Community First common stock was reported at $20.938 per share. On August 30, 1999, the closing sale price of Community First common stock was reported at $20.8125.



    Valley National common stock is traded on the Nasdaq National Market under the symbol "VADO." On May 7, 1999, the last trading day before the announcement that Community First and Valley National entered into the merger agreement, the closing sale price of Valley National common stock was reported at $16.875 per share. On August 30, 1999, the closing sale price of Valley National common stock was reported at $19.25. After the closing of the merger, Valley National common stock will no longer be publicly traded because all of the shares of Valley National common stock will be converted into Community First common stock.


NO FEDERAL INCOME TAX ON SHARES RECEIVED IN MERGER (SEE PAGE 27)


    Valley National stockholders generally will not recognize gain or loss for federal income tax purposes for the shares of Community First common stock they receive in the merger. Valley National stockholders will be taxed on cash received in lieu of any fractional share. Tax matters are complicated, and tax results may vary among stockholders. We urge you to contact your own tax advisor to understand fully how the merger will affect you.

ANTICIPATED ACCOUNTING TREATMENT (SEE PAGE 37)

    The merger is expected to be accounted for as a pooling of interests for financial accounting purposes. This accounting treatment is a condition to Community First's obligation to proceed with the merger.

NO APPRAISAL RIGHTS (SEE PAGE 32)

    Valley National is organized under Delaware law. Under Delaware law, stockholders of Valley National have no rights to an appraisal of the value of their shares in connection with the merger.


CONDITIONS TO THE MERGER (SEE PAGE 28)


    Community First and Valley National will not complete the merger unless the following conditions are satisfied or waived:

CONDITIONS FOR EACH PARTY

    - the approval of the merger by the Valley National stockholders;

    - the authorization for listing by the Nasdaq National Market of the Community First common stock to be issued in the merger to the Valley National stockholders;

    - the compliance by Community First and Valley National with their obligations under the merger agreement and the accuracy of the representations and warranties made by Community First and Valley National; and

    - the delivery by counsel for each company of its legal opinion to the other company.

ADDITIONAL CONDITIONS TO COMMUNITY FIRST'S OBLIGATIONS

    - the net book value of Valley National is at least $20 million; and

    - the delivery by the auditors for both parties of letters that support the conclusion that the merger may be accounted for as a pooling of interests.


TERMINATION OF THE MERGER AGREEMENT


    Community First and Valley National can agree by mutual written consent to terminate the merger agreement at any time, whether before or after the receipt of stockholder approval. Also, either company can terminate the merger agreement if:

    - the merger is not completed on or before December 31, 1999;

    - a final court order prohibits the merger;

    - the stockholders of Valley National do not vote to approve the merger;

    - the other party materially breaches its representations, warranties, covenants or agreements contained in the merger agreement;

    - Community First can terminate the agreement if it is not satisfied with the results of the environmental assessment to be prepared on behalf of Valley National;

    - Valley National can terminate the agreement if the average trading value of Community First common stock falls below $18.00 per share and this represents a decline of more than 20% since May 7, 1999 relative to an index of comparable stocks.

COMMUNITY FIRST OPTION TO ACQUIRE VALLEY NATIONAL STOCK (SEE PAGE 31)

    When Community First and Valley National signed the merger agreement, they also entered into a stock option agreement intended to compensate Community First in the event a third party acquires Valley National at a higher price. Community First may acquire up to 19.9% of Valley National's common stock at a price of $18.00 per share if Valley National agrees to be acquired by a third party or if there are other events described in the option agreement that involve the acquisition of Valley National by a third party. In some cases, after Community First acquires the Valley National shares it has the right to have the shares registered for public resale at the expense of Valley National or to have the shares repurchased by Valley National at a price that reflects the higher price to be paid by the third party.

         HISTORICAL AND PRO FORMA COMPARATIVE UNAUDITED PER SHARE DATA

    The following tables present selected comparative unaudited per share data for Community First on a pro forma combined basis, and for Valley National on a historical and pro forma equivalent basis, giving effect to the merger using the pooling of interests method of accounting. See "The Merger-- Accounting Treatment."

    The per share data should be read in conjunction with the historical and consolidated financial statements and unaudited pro forma condensed combined financial information (including the related notes) and the selected financial data regarding Community First and Valley National presented elsewhere herein or incorporated by reference. The per share data is not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been completed prior to the periods indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                        COMMUNITY FIRST BANKSHARES, INC.
                    MERGER WITH VALLEY NATIONAL CORPORATION*
         HISTORICAL AND PRO FORMA COMPARATIVE UNAUDITED PER SHARE DATA

BOOK VALUE PER SHARE:


                                                                                  JUNE 30, 1999     DECEMBER 31, 1998
                                                                                -----------------  -------------------
CFB--Historical(A)............................................................      $    8.13           $    8.60
Valley National--Historical(B)................................................      $    7.28           $    6.99
CFB and Valley National pro forma(C)..........................................      $    8.11           $    8.54
Valley National pro forma equivalent(D).......................................      $    7.58           $    7.98


BASIC INCOME FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEM PER SHARE:


                                                                                                YEAR ENDED DECEMBER 31,
                                                                        SIX MONTHS ENDED    -------------------------------
                                                                          JUNE 30, 1999       1998       1997       1996
                                                                       -------------------  ---------  ---------  ---------
CFB--Historical(E)...................................................       $    0.77       $    0.99  $    1.35  $    1.01
Valley National--Historical(F).......................................       $    0.50       $    0.87  $    0.68  $    0.52
CFB and Valley National pro forma(G).................................       $    0.75       $    0.99  $    1.31  $    0.98
Valley National pro forma equivalent(H)..............................       $    0.70       $    0.93  $    1.22  $    0.92


DILUTED INCOME FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEM PER SHARE:


                                                                                                YEAR ENDED DECEMBER 31,
                                                                        SIX MONTHS ENDED    -------------------------------
                                                                          JUNE 30, 1999       1998       1997       1996
                                                                       -------------------  ---------  ---------  ---------
CFB--Historical(I)...................................................       $    0.76       $    0.98  $    1.31  $    0.97
Valley National--Historical(J).......................................       $    0.46       $    0.81  $    0.63  $    0.50
CFB and Valley National pro forma(K).................................       $    0.74       $    0.97  $    1.27  $    0.95
Valley National pro forma equivalent(L)..............................       $    0.69       $    0.91  $    1.19  $    0.89


DIVIDENDS DECLARED PER SHARE:


                                                                                              YEAR ENDED DECEMBER 31,
                                                                       SIX MONTHS ENDED   -------------------------------
                                                                         JUNE 30, 1999      1998       1997       1996
                                                                       -----------------  ---------  ---------  ---------
CFB--Historical......................................................      $  0.28        $    0.44  $    0.35  $    0.29
Valley National--Historical..........................................      $  0.07        $    0.13  $    0.12  $    0.12
CFB and Valley National pro forma(M).................................      $  0.28        $    0.44  $    0.35  $    0.29
Valley National pro forma equivalent(N)..............................      $  0.26        $    0.41  $    0.33  $    0.27

------------------------

* When we refer to "Valley National" in this proxy statement/prospectus, we are also referring to Valle de Oro Bank for the time periods before March 31, 1999.


(A) Based on 47,063,859 and 47,118,864 shares of Community First Common Stock outstanding as of June 30, 1999 and December 31, 1998, respectively.



(B) Based on 2,782,635 and 2,778,000 shares of Valley National Common Stock outstanding as of June 30, 1999 and December 31, 1998, adjusted for stock splits and stock dividends.



(C) Represents the pro forma combined net book value of Community First and Valley National, divided by the sum of (i) the number of shares of Community First Common Stock outstanding as of June 30, 1999, plus (ii) the number of Community First Common Stock issuable in the merger at the assumed conversion ratio of .9350:1



(D) Represents the amount computed pursuant to Note "C" above, multiplied by the assumed conversion ratio of .9350:1.



(E) Based on average shares of Community First Common Stock and Common Stock equivalents outstanding of 47,112,503 for the six months ended June 30, 1999 and for the years ended December 31, 1998, 1997, and 1996 of 47,280,245, 43,461,264 and 39,429,607 respectively.



(F) Based on average shares of Valley National Common Stock and Common Stock equivalents outstanding of 2,782,000 for the six months ended June 30, 1999 and for the years ended December 31, 1998, 1997, and 1996 of 2,755,000 and 2,721,000 and 2,711,000 respectively.


(G) Amount reflects net income per common share and common share equivalents on a pro forma combined basis. Such amount is determined by dividing pro forma combined net income by the weighted average number of shares of Community First Common Stock and common share equivalents outstanding during the applicable period and the shares of Community First Common Stock assumed to be issued pursuant to the merger.


(H) Represents the amount computed pursuant to Note "G" above, multiplied by the assumed conversion ratio of .9350:1.



(I) Based on average shares of Community First Common Stock and Common Stock equivalents outstanding on a diluted basis of 47,478,490 for the six months ended June 30, 1999 and for the years ended December 31, 1998, 1997, and 1996 of 47,881,575, 44,649,922 and 42,695,783 respectively.



(J) Based on average shares of Valley National Common Stock and Common Stock equivalents outstanding on a diluted basis of 3,023,000 for the six months ended June 30, 1999 and for the years ended December 31, 1998, 1997, and 1996 of 2,976,000, 2,929,000 and 2,788,000 respectively.


(K) Footnote "G" on a diluted basis.


(L) Represents the amount computed pursuant to Note "K" above, multiplied by the assumed conversion ratio of .9350:1.


(M) The pro forma combined dividends declared assume no changes in the historical dividends declared per Community First common share.


(N) Represents the amount computed pursuant to Note "M" above, multiplied by the assumed conversion ratio of .9350:1.

          COMMUNITY FIRST SELECTED CONSOLIDATED FINANCIAL INFORMATION


    The following table presents selected consolidated financial information concerning Community First for the six months ended June 30, 1999 and 1998 and for the fiscal years ended December 31, 1994 through 1998. The historical selected financial information for the three years ended December 31, 1998 is derived from the audited consolidated financial statements of Community First, including the related notes. The financial data as of and for the six months ended June 30, 1999 and 1998 are derived from the unaudited consolidated financial statements of Community First. The unaudited consolidated financial statements reflect, in the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of financial condition and results of operations. The results for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the entire year. For additional information regarding plans and objectives of management for future operations and financial condition and results of operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operation" included in Community First's amended annual report on Form 10-K/A for the year ended December 31, 1998, which report is incorporated by reference in this proxy statement/prospectus.



                                         SIX MONTHS ENDED JUNE
                                                  30,                                 YEAR ENDED DECEMBER 31,
                                        ------------------------  ---------------------------------------------------------------
                                           1999                      1998
                                        -----------               -----------
                                                                                  1997         1996         1995         1994
                                                        1998                   -----------  -----------  -----------  -----------
                                                     -----------
                                                                               (RESTATED)   (RESTATED)   (RESTATED)   (RESTATED)
                                                     (RESTATED)
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income.......................  $   221,529  $   216,147  $   449,244  $   326,519  $   270,198  $   228,294  $   170,994
Interest expense......................       88,688       91,536      188,484      134,540      108,761       94,424       60,671
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net interest income...................      132,841      124,611      260,760      191,979      161,437      133,870      110,323
Provision for loan losses.............       10,969        5,956       22,509        6,107        7,483        3,628        2,458
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net interest income after provision
  for loan losses.....................      121,872      118,655      238,251      185,872      153,954      130,242      107,865
Noninterest income....................       33,662       30,215       60,260       47,203       36,946       32,129       27,683
Noninterest expense...................      101,255      111,571      230,092      149,953      125,980      102,631       89,020
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income from continuing operations
  before income taxes and
  extraordinary items.................       54,279       37,299       68,419       83,122       64,920       59,740       46,528
Provision for income taxes............       18,215       10,249       21,448       24,811       23,398       21,790       17,761
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income from continuing operations
  before extraordinary items..........       36,064       27,050       46,971       58,311       41,522       37,950       28,767
Discontinued operations...............           --       (2,232)      (2,232)         967           --           --           --
Disposal of discontinued operations...           --       (1,676)      (1,676)          --           --           --           --
Extraordinary items(1)................           --           --           --         (265)          --           --           --
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------

Net income............................       36,064       23,142       43,063       59,013       41,522       37,950       28,767
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Dividends on preferred stock..........           --           --           --           --        1,610        1,610        1,091
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income applicable to common
  equity..............................  $    36,064  $    23,142  $    43,063  $    59,013  $    39,912  $    36,340  $    27,676
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE:
  Basic...............................  $      0.77  $      0.49  $      0.91  $      1.36  $      1.01  $      0.98  $      0.75
  Diluted.............................  $      0.76  $      0.48  $      0.90  $      1.32  $      0.97  $      0.93  $      0.71
AVERAGE COMMON SHARES OUTSTANDING:
  Basic...............................   47,112,503   47,324,012   47,280,245   43,461,264   39,429,607   37,113,098   37,009,450
  Diluted.............................   47,478,490   48,011,397   47,881,575   44,649,922   42,695,783   40,725,658   40,622,010

                                         SIX MONTHS ENDED JUNE
                                                  30,                                 YEAR ENDED DECEMBER 31,
                                        ------------------------  ---------------------------------------------------------------
                                           1999                      1998
                                        -----------               -----------
                                                                                  1997         1996         1995         1994
                                                        1998                   -----------  -----------  -----------  -----------
                                                     -----------
                                                                               (RESTATED)   (RESTATED)   (RESTATED)   (RESTATED)
                                                     (RESTATED)
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING RATIOS AND OTHER DATA:
Return on average assets..............         1.22%        0.83%        0.74%        1.44%        1.25%        1.34%        1.22%
Return on average common stockholders'
  equity..............................        18.00%       12.15%       10.93%       19.44%       16.85%       18.90%       17.43%
Net interest margin...................         5.05%        5.06%        5.09%        5.32%        5.49%        5.06%        4.95%
Net charge-offs to average loans......         0.85%        0.24%        0.44%        0.24%        0.18%        0.19%        0.03%
Ratio of earnings to fixed charges(2):
  Excluding interest on deposits......         4.46         4.45         3.45         6.36         4.87         5.15         6.04
  Including interest on deposits......         1.61         1.41         1.36         1.62         1.58         1.62         1.75
FINANCIAL CONDITION DATA
  (END OF PERIOD):
Assets................................  $ 6,021,487  $ 5,896,870  $ 6,002,972  $ 5,454,135  $ 3,606,406  $ 3,210,017  $ 2,494,917
Loans.................................    3,394,226    3,203,549    3,386,142    3,024,322    2,395,165    2,058,152    1,575,271
Investment securities(3)..............    2,066,359    2,054,328    2,050,436    1,761,913      807,620      779,521      672,039
Deposits..............................    4,689,562    4,818,511    4,884,672    4,152,918    2,972,744    2,749,665    2,114,479
Long-term debt........................       94,002      127,832       93,472      124,529       54,758       89,681       46,523
Preferred stockholders' equity........            0            0            0            0       22,988       23,000       23,000
Common stockholders' equity...........      382,650      395,753      405,246      388,013      261,405      216,394      163,847
Book value per common share...........         8.13         8.37         8.60         8.20         6.43         5.60         4.67
Tangible book value per common
  share...............................         5.40         5.45         5.77         6.14         5.46         4.71         4.17
FINANCIAL CONDITION RATIOS
  (END OF PERIOD):
Nonperforming assets to total loans
  and OREO............................         0.92%        0.44%        0.78%        0.63%        0.72%        0.31%        0.35%
Allowance for loan losses to total
  loans...............................         1.38%        1.32%        1.48%        1.32%        1.26%        1.26%        1.30%
Allowance for loan losses to
  nonperforming loans.................          169%         385%         221%         268%         194%         648%         488%
REGULATORY CAPITAL RATIOS
  (END OF PERIOD):
Tier 1 capital........................         9.81%        9.47%        9.35%       11.53%        9.18%        8.88%       11.02%
Total risk-based capital..............        12.42%       12.37%       12.08%       14.98%       11.18%       11.26%       13.60%
Leverage ratio........................         6.77%        6.40%        6.40%        7.51%        6.84%        6.37%        7.35%
NET INCOME AND RATIOS EXCLUDING
  GOODWILL AND OTHER INTANGIBLE ASSETS
  AMORTIZATION AND BALANCES ("CASH"):
Net income applicable to common
  equity..............................  $    39,741  $    26,687  $    51,984  $    63,478  $    42,726  $    38,666  $    29,355
Diluted earnings per share............  $      0.84  $      0.56  $      1.09  $      1.42  $      1.04  $      0.99  $      0.75
Return on average assets..............         1.37%        0.98%        0.92%        1.57%        1.35%        1.44%        1.30%
Return on average common stockholders'
  equity..............................        19.84%       14.01%       13.20%       20.91%       18.03%       20.11%       18.49%


--------------------------

(1) Represents the after-tax effect of prepayment penalties and unamortized debt issuance costs in connection with the redemption of certain indebtedness.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes, extraordinary items and fixed charges. Fixed charges represent interest expense, including the interest component of rental expense, and preferred stock dividends. Fixed charges attributable to the preferred stock dividends are assumed to equal the amount of pre-tax income that would be necessary to pay such dividends.


(3) Includes available-for-sale securities and held-to-maturity securities.

                 VALLEY NATIONAL SELECTED FINANCIAL INFORMATION


    The following table sets forth certain financial information concerning Valley National. Some of these periods are prior to March 31, 1999, when Valley National became the holding company for Valle de Oro Bank. For March 31, 1999 and all dates and periods after that date, the consolidated financial statements of Valley National will be the same as the financial statements of Valle de Oro Bank. The historical selected financial data for the three years ended December 31, 1998 is derived from the audited consolidated financial statements of Valley National, including the related notes. The financial data as of and for the six months ended June 30, 1999 and 1998 are derived from the unaudited consolidated financial statements of Valley National. The unaudited consolidated financial statements reflect, in the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of financial condition and results of operations. The results for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the entire year. This information should be read in conjunction with the consolidated financial statements of Valley National, and the related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations, appearing elsewhere in this proxy statement/prospectus.



                                              SIX MONTHS ENDED
                                                  JUNE 30,                      YEARS ENDED DECEMBER 31,
                                            --------------------  -----------------------------------------------------
                                              1999       1998       1998       1997       1996       1995       1994
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:..........................  $   9,246  $   8,723  $  18,026  $  16,270  $  14,865  $  13,573  $  11,487
Interest expense:.........................      2,789      3,122      6,297      5,940      5,316      4,329      2,866
Net interest income.......................      6,457      5,601     11,729     10,330      9,549      9,244      8,621
Provision for loan losses.................        260        349        627        497      1,062        862        837
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income after provision for
  loan losses.............................      6,197      5,252     11,102      9,833      8,487      8,382      7,784
Noninterest income........................      1,719      1,423      3,007      2,744      2,249      1,914      1,649
Noninterest expense.......................      5,755      5,062     10,562      9,688      8,542      8,446      7,707
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes................      2,161      1,613      3,547      2,889      2,194      1,850      1,726
Provision for taxes.......................        767        565      1,147      1,037        791        707        676
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income................................  $   1,394  $   1,048  $   2,400  $   1,852  $   1,403  $   1,143  $   1,050
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS PER COMMON AND COMMON EQUIVALENT
  SHARE:
Basic.....................................  $    0.50  $    0.38  $    0.87  $    0.68  $    0.52  $    0.42  $    0.51
Diluted...................................  $    0.46  $    0.35  $    0.81  $    0.63  $    0.50  $    0.42  $    0.51

AVERAGE COMMON SHARES OUTSTANDING:
  (IN THOUSANDS)
Basic.....................................      2,782      2,755      2,755      2,721      2,711      2,693      2,078
Diluted...................................      3,023      2,977      2,976      2,929      2,788      2,730      2,078

OPERATING RATIOS AND OTHER DATA:
Return on average assets..................       1.15%      0.97%      1.06%      0.93%      0.80%      0.79%      0.84%
Return on average common stockholders'
  equity..................................      13.91%     11.94%     13.19%     11.50%      9.56%      8.31%     10.84%
Net interest margin.......................       5.93%      5.77%      5.75%      5.82%      6.10%      7.26%      7.82%
Net charge-offs to average loans..........       0.00%      0.08%      0.20%      0.28%      0.96%      0.83%      1.08%

                                              SIX MONTHS ENDED
                                                  JUNE 30,                      YEARS ENDED DECEMBER 31,
                                            --------------------  -----------------------------------------------------
                                              1999       1998       1998       1997       1996       1995       1994
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FINANCIAL CONDITION DATA
  (END OF PERIOD):
Assets....................................  $ 247,672  $ 226,765  $ 236,800  $ 206,083  $ 183,449  $ 156,838  $ 128,620
Loans, net................................    161,655    138,954    149,708    134,837    118,219    103,457     94,274
Deposits..................................    226,306    207,468    216,393    188,147    167,059    141,968    114,701
Common stockholders' equity...............     20,270     18,131     19,410     17,026     15,397     14,303     13,249
Net book value per common share...........       7.28       6.56       6.99       6.26       5.66       5.31       4.92

FINANCIAL CONDITION RATIOS
  (END OF PERIOD):
Nonperforming assets to total loans and
  OREO....................................       1.01%      1.86%      1.08%      1.57%      3.60%      4.50%      4.14%
Allowance for loan losses to total loans..       1.19%      1.12%      1.11%      0.99%      1.00%      1.14%      1.22%
Allowance for loan losses to nonperforming
  loans...................................     331.46%    105.76%    318.90%    150.11%     66.46%     48.13%     87.56%

REGULATORY CAPITAL RATIOS
  (END OF PERIOD):
Tier 1 capital............................      11.28%     11.75%     11.47%     11.72%     11.93%     12.90%     12.96%
Total risk-based capital..................      12.35%     12.78%     12.47%     12.65%     12.85%     13.80%     14.10%
Leverage ratio............................       8.42%      8.20%      8.06%      8.22%      8.23%      8.96%     10.28%

                                  RISK FACTORS

    VALLEY NATIONAL'S STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FOLLOWING FACTORS IN EVALUATING WHETHER TO APPROVE THE MERGER. THEY SHOULD CONSIDER THESE FACTORS ALONG WITH ANY ADDITIONAL RISK FACTORS NOTED THROUGHOUT THIS PROXY STATEMENT/PROSPECTUS AND ANY DOCUMENT INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY EXHIBITS AND ATTACHMENTS TO THIS PROXY STATEMENT/PROSPECTUS.

COMMUNITY FIRST'S ACQUISITION STRATEGY MAY ADVERSELY AFFECT ITS FUTURE FINANCIAL
  RESULTS

    Community First has grown and intends to continue to grow primarily through acquisitions of banks and other financial institutions. After these acquisitions, Community First may experience adverse changes in results of operations of acquired entities, unforeseen liabilities, asset quality problems of acquired entities, loss of personnel, loss of customers because of change of identity, and deterioration in local economic conditions. Community First cannot predict many of these risks because they involve future events that are beyond its control. When Community First acquires financial institutions, it may acquire new businesses that are different from its core business of commercial banking. These businesses involve operating and strategic risks different from the risks of commercial banking. These various acquisition risks can be heightened in larger transactions.

    Managing growth through acquisitions is a difficult process that includes integration and training of personnel, combining office and operations procedures and related matters. In its recent significant acquisitions, Community First has experienced problems with data and item processing conversion, management training, staffing and other operational integration areas. Community First management and support personnel have had to allocate increased time to the integration process. This has slowed the marketing and business development efforts of some of the acquired institutions. Although Community First has taken steps to address the issues resulting from recent acquisitions, Community First may experience these issues in connection with future acquisitions. These integration problems may result in disruption or expense.

    Community First's management believes the company will need to make further acquisitions to provide a significant part of its future growth in assets and earnings. The ability of Community First to make acquisitions depends in part on its capital position and, in the case of cash acquisitions, on its cash assets or ability to acquire cash. Further, acquisition candidates may not be available in the future on favorable terms. Community First must compete with a variety of individuals and institutions, including major regional bank holding companies, for suitable acquisition candidates.

    Although Community First has focused its attention on smaller markets in which Community First believed there was less competition from the money center banks and major regional bank holding companies, in recent years Community First has acquired operations in metropolitan areas. Community First may make further acquisitions of companies with operations in metropolitan areas, in which case it will face more competition for those acquisitions from larger institutions. Further, certain regional holding companies have focused in some cases on the smaller markets traditionally targeted by Community First, and there can be no assurance that the acquisition activities of competitors in these markets will not increase. This competition is likely to affect Community First's ability to make acquisitions, increase the price that Community First pays for certain acquisitions and increase Community First's costs in analyzing possible acquisitions.

COMMUNITY FIRST MAY BE UNABLE TO OBTAIN THE FINANCING IT NEEDS ON ACCEPTABLE
  TERMS

    Community First depends on its ability to obtain additional debt and equity capital in pursuing its business strategy. There is no assurance that Community First will be successful in obtaining future financing on satisfactory terms.

    Community First's access to the capital markets or the costs of this capital could be affected by various factors including changes in interest rates, general economic conditions and the perception in the capital markets of the Community First's business, results of operations, leverage, financial condition and business prospects. Each of these factors depends on economic, financial, competitive and other conditions beyond Community First's control. In addition, covenants under Community First's current and future debt securities and credit facilities may significantly restrict Community First's ability to incur additional indebtedness and to issue preferred stock.

THE YEAR 2000 MAY DISRUPT THE BUSINESS AND INCREASE COSTS

    Community First is evaluating the potential impact of what is commonly referred to as the "Year 2000" issue. This issue addresses the potential inability of certain information systems to properly recognize and process dates containing the year 2000 and beyond. If not corrected, these systems could fail or create erroneous results, which would disrupt the banking business. Community First has completed its testing and confirmed the readiness of mission-critical systems and the business interruption contingency plan. However, it still must complete systems upgrades, and establish readiness of any entities acquired in 1999. It is impossible to predict the costs of these tasks with certainty.

    Regardless of the Year 2000 readiness of Community First's systems, Community First may be adversely affected by the failure of others to become Year 2000 compliant. The risks may include unusual cash withdrawals by customers, potential losses related to loans made to third parties whose businesses are adversely affected by the Year 2000 issue, the disruption or inaccuracy of data provided by non-Year 2000 compliant third parties and business disruption caused by the failure of service providers, including security and data processing companies, to become Year 2000 compliant. The Year 2000 issue may have a material financial impact in future periods because of these uncertainties.

RELAXED GOVERNMENT REGULATION WILL RESULT IN INCREASED COMPETITION

    Like Valley National, Community First is a bank holding company subject to extensive government regulation. Recent trends in laws and regulations have steadily expanded the geographic scope of services that may be offered by the banking industry and have allowed additional competition in many geographic regions. Both houses of Congress have recently approved legislation that generally allows broad affiliations of bank and nonbank organizations. This legislation would repeal legal prohibitions currently in force. If the two versions of the legislation are reconciled, passed by Congress and signed into law by the President, the legislation may lead to acquisitions of banks by nonbank organizations. This could result in increased competition for acquisitions. These trends affect Community First more than Valley National because Community First is more dispersed geographically. Community First's profitability may decrease due to increased competition in the future.

LOSS OF KEY COMMUNITY FIRST PERSONNEL MIGHT REDUCE GROWTH OR PROFITABILITY

    Community First depends on its management team to continue its growth through acquisitions while maintaining asset quality and operational standards. Community First is especially dependent on a limited number of key persons, including Donald R. Mengedoth, the President and Chief Executive Officer, Mark
A. Anderson, the Vice Chairman--Corporate Services, Chief Financial Officer and Chief Information Officer, and Ronald K. Strand, the Vice Chairman--Financial Services Division. There would likely be a difficult transition period in case the services of any of these individuals were lost to Community First because of death or other reasons. This might slow Community First's growth or reduce the profitability of the company.

COMMUNITY FIRST'S BOARD MAY ISSUE PREFERRED STOCK WITHOUT STOCKHOLDER APPROVAL

    Community First's board of directors is authorized, without stockholder approval, to issue shares of classes or series of preferred stock with terms and conditions to be determined by the board of directors, subject to some limitations. Community First is party to a stockholders' rights agreement (poison pill) which could serve as a deterrent against a possible change of control not approved by Community First's board of directors. This could discourage offers to buy your stock that you would like to consider.

                       MARKET PRICES AND DIVIDEND POLICY

MARKET FOR COMMUNITY FIRST COMMON STOCK


    Community First common stock is traded on the Nasdaq National Market under the symbol "CFBX." On May 7, 1999, the last trading day before the announcement that Community First and Valley National entered into the merger agreement, the closing sale price of Community First common stock was reported at $20.938 per share. Following the merger, Community First common stock will continue to be traded on the Nasdaq National Market under the symbol "CFBX." On August 30, 1999, the closing sale price of Community First common stock was reported at $20.8125.


MARKET FOR VALLEY NATIONAL COMMON STOCK


    Valley National common stock is traded on the Nasdaq National Market under the symbol "VADO." On May 7, 1999, the last trading day before the announcement that Community First and Valley National entered into the merger agreement, the closing sale price of Valley National common stock was reported at $16.875 per share. On August 30, 1999, the closing sale price of Valley National common stock was reported at $19.25. Following the merger, Valley National common stock will cease to be traded on the Nasdaq National Market because all of the outstanding shares of Valley National common stock will be converted into Community First common stock.


STOCKHOLDER DATA

    As of August 2, 1999, there were approximately 1,685 owners of record of Community First common stock and an estimated 9,116 additional beneficial stockholders whose stock was held in street name by brokerage houses.


    As of August 19, 1999, there were approximately 903 owners of record of Valley National common stock and an estimated 331 additional beneficial stockholders whose stock was held in street name by brokerage houses.


COMMUNITY FIRST COMMON STOCK DIVIDEND PAYMENT HISTORY AND RESTRICTIONS

    Since its initial public offering in August 1991, Community First has paid quarterly cash dividends on its common stock. The final determination of the timing, amount and payment of dividends on the Community First common stock at the discretion of the Community First board of directors and will depend on conditions then existing, including Community First's profitability, financial condition, capital requirements and other relevant factors, including the restrictions described below. The principal source of Community First's income (including the funds needed to pay dividends on the Community First common stock) is dividends from the Community First banks. The payment of dividends by the Community First banks is subject to restrictions imposed by federal and state banking laws and regulations.

    Community First's ability to pay cash dividends on its common stock also is subject to statutory restrictions and restrictions arising under the terms of its outstanding securities. Under applicable law, cash dividends may be paid only from surplus, or, if there is no surplus, from net profits earned in the current and/or preceding fiscal year. Applicable federal regulation of bank holding companies may also impose restrictions on the ability of a bank holding company to pay dividends. Community First does not believe that Delaware corporate law, applicable banking law, or the terms of its securities will materially inhibit its plans to pay cash dividends on its common stock for the foreseeable future.

VALLEY NATIONAL DIVIDEND POLICY AND PAYMENT HISTORY

    Valley National paid a 5% stock dividend to its stockholders in May of 1999 and a quarterly cash dividend of $.035 per share in July of 1999. Valley National's subsidiary, Valle de Oro Bank, paid quarterly cash dividends to its stockholders before Valley National became its holding company. Dividends were $0.03 per share in the first and second quarters of 1998, and in each quarter of 1997 and 1996. In the third and fourth quarters of 1998, Valle de Oro Bank paid a dividend of $0.035 per share, as adjusted for the two-for-one stock split. Valle de Oro Bank has also paid 5% stock dividends to stockholders in each year from 1988 through 1998. In each case, cash was paid in lieu of fractional shares.


    The ability of Valley National to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary, Valle de Oro Bank. The principal source of Valley National's income (including the funds needed to pay dividends on Valley National common stock) is dividends from Valle de Oro Bank. The payment of dividends by Valle de Oro Bank is subject to restrictions imposed by federal and state banking laws and regulations. These restrictions depend upon the earnings, financial condition and cash needs of the bank, as well as general business conditions.


    A national bank is prohibited from paying dividends out of common capital. Dividends must be paid out of undivided profits. If losses have, at any time, been sustained equal to or exceeding a bank's undivided profits then on hand, no dividend may be paid. Moreover, even if a national bank's surplus exceeded its common capital and its undivided profits exceed its losses, the approval of the Comptroller is required for the payment of dividends if the total of all dividends declared by a national bank in any calendar year would exceed the total of its net profits of that year combined with its net profits of the two preceding years, less any required transfers to surplus.

    After the merger, Valle de Oro Bank will pay its dividends to Community First because Valley National will have been merged into Community First.

             INFORMATION ABOUT THE VALLEY NATIONAL SPECIAL MEETING

    This proxy statement/prospectus is being furnished to the stockholders of Valley National in connection with the solicitation by the board of directors of Valley National of proxies to be voted at the Valley National special meeting of stockholders.

PURPOSE OF THE SPECIAL MEETING

    At the stockholders' special meeting, stockholders of Valley National will be asked to consider and vote upon the approval of the merger agreement. A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus. If any other matters are properly presented at the special meeting for consideration, including, among other things, consideration of a motion to adjourn the special meeting to another time or place, the persons named in the enclosed form of proxy and will have discretion to vote on such matters in accordance with their best judgment.

VOTE REQUIRED AND SHARES ENTITLED TO VOTE


    The merger will require the approval of the owners of at least a majority of the shares of Valley National common stock outstanding. Holders of record of Valley National common stock at the close of business on August 19, 1999 are entitled to receive notice of, and to vote at, the Valley National stockholders' special meeting. At the close of business on August 19, 1999 there were 2,782,635 shares of Valley National common stock outstanding. Each share of Valley National common stock will be entitled to one vote. The presence in person or by proxy of the holders of a majority of the outstanding shares of Valley National common stock will constitute a quorum for the transaction of business at the Valley National special meeting.



    As of the Record Date, directors and officers of Valley National and their affiliates owned beneficially an aggregate of 995,735 shares (or approximately 32.6%) of the outstanding Valley National common stock.


VOTING AND REVOCATION OF THE PROXIES

    The board of directors of Valley National has unanimously approved the merger and the board requests that the Valley National stockholders sign, date and return the enclosed proxy card in the accompanying envelope. No postage is required if mailed within the United States. The shares represented by the proxies properly signed, dated and returned will be voted at the stockholders' special meeting in accordance with the their instructions. If a proxy is properly signed but contains no voting instructions, the shares represented will be voted FOR the merger and, at the discretion of the proxy holders, as to any other matters which may properly come before the special meeting.

    If an executed proxy card is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority to vote on any matter, or if a Valley National stockholder abstains from voting on any proposal, the shares represented by the proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be voted. Because the merger requires the approval of the owners of at least a majority of the total number of outstanding shares of Valley National common stock entitled to vote at the special meeting, abstentions and "broker non-votes" will have the same effect as votes against the merger.

    Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the special meeting or by attending the special meeting and voting in person.

SOLICITATION OF PROXIES

    Following the mailing of proxy soliciting materials, directors, officers and employees of Valley National (who will not be specifically compensated for such services) may solicit proxies by mail, telephone, telegraph and personal interviews. Valley National will bear the expenses of proxy solicitation, including reimbursement of reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding proxy soliciting material to the beneficial owners of stock held of record by those persons.

                                   THE MERGER

    THE FOLLOWING DESCRIPTION CONTAINS SUMMARIES OF SOME PROVISIONS OF THE MERGER AGREEMENT. THIS DESCRIPTION IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH IS INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS.

GENERAL

    Community First and Valley National have entered into the merger agreement. It provides that Valley National will be merged into Community First and Community First will be the surviving corporation. Valley National stockholders will receive the shares of Community First common stock in exchange for their shares of Valley National common stock, according to the formula in the merger agreement. The effective time of the merger will be on the date a Certificate of Merger is filed with the Delaware Secretary of State, after satisfaction or waiver of each of the conditions described in the merger agreement. The effective time of the merger is expected to occur as soon as practicable after Valley National's stockholders approve the merger.

BACKGROUND OF THE MERGER

    Representatives of Community First and Valley National were introduced by Valley National's financial advisor in late 1998. The introductions were prompted by long-standing mutual interest in each other's organizations, a common philosophy of community banking and participation in industry trade groups. In January 1999, Community First Chairman Don Mengedoth met with Valley National President Bill Ehlen in San Diego. Later that month, Community First executed a confidentiality agreement and began to review more detailed information regarding Valley National.

    Based on that review, Community First proposed to Valley National an exchange of Community First common stock worth $65 million. After further discussion and negotiation involving Community First and Valley National's legal and financial advisors, the two parties executed a letter of intent on March 23, 1999.

    Preparation of the definitive agreement followed immediately. Although the two parties exchanged additional information on significant topics, confidentiality concerns caused the full on-site due diligence by each party to be postponed until after execution and public announcement of the agreement.

    Final agreement on the merger agreement was reached in early May 1999.

    The merger agreement was presented to the board of directors of Valley National at a special meeting held on May 6, 1999. At the meeting, representatives of Hovde Financial presented an analysis of the financial terms of the proposed merger agreement and delivered Hovde's opnion that the merger agreement was fair to Valley National stockholders from a financial point of view. James K. Sterrett of Sterrett & Kimmel, LLP, special counsel to Valley National, presented an analysis of the terms and conditions of the merger agreement. After further discussion and questions, the board of directors of Valley National unanimously approved the merger agreement.

    The execution of the agreement was completed and the boards of directors of Community First and Valley National issued a joint press release on May 10, 1999 to announce the proposed merger between Community First and Valley National.

    The board of directors of Community First approved the merger agreement on August 3, 1999.

REASONS FOR THE MERGER

    The Valley National board of directors believes the merger with Community First is in the best interests of the Valley National stockholders. After careful consideration and review, the Valley National board reached its decision based on an analysis of the following critical factors.

    - The effect on stockholder value of Valley National's remaining an independent entity. The board of directors considered the current and prospective economic environment facing financial institutions, increased competition faced by community banks in general from large bank holding companies and other financial institutions;

    - A review of (a) the business, operations, earnings, and financial condition, including the capital levels and asset quality, of Community First on both an historical and prospective basis; (b) the business fit of Community First and Valley National; (c) Community First's decentralized style of management, which would enable Valley National to maintain its community bank image, and its responsiveness to its customers; and (d) the operating philosophy, competence, experience and integrity of Community First and its management;

    - The adequacy of the merger consideration. A comparison of the financial terms of recent bank acquisitions indicated that the financial terms of the merger agreement compared favorably with other recent transactions;

    - The terms of the merger agreement, including the exchange rate and the ability of Valley National to terminate the merger agreement under certain circumstances;

    - The financial advice rendered by Hovde Financial, its financial advisor, regarding the terms of the merger, including its opinion that the exchange rate was fair to Valley National stockholders from a financial point of view, and the Valley National board's review of the methodology and appropriateness of the assumptions used by the board in its analysis of the fairness of the exchange rate;

    - The timeliness of a merger given the state of the economy and the stock markets as well as anticipated trends in both;

    - The anticipated tax-free nature of the merger from federal income taxes to the stockholders of Valley National receiving solely Community First common stock in exchange for their shares of Valley National common stock;

    - The current market price of Community First common stock, Community First's dividend payment history and book value;

    - The strong likelihood that regulatory approval for the merger will be obtained without undue conditions or delay; and

    - The economic effect of the merger on Valley National, Valle de Oro Bank, employees, customers, creditors and other elements of the community.

    While each member of the Valley National board of directors individually considered the foregoing and other factors, the board of directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination as to any individual factor. The Valley National board of directors collectively made its determination based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the merger is in the best interest of Valley National stockholders.

    The terms of the merger, including the exchange rate, were the result of arm's length negotiations between representatives of Valley National and representatives of Community First. Based upon its consideration of the foregoing factors, the board of directors of Valley National approved the merger agreement and the merger as being in the best interest of Valley National and its stockholders. The Valley National board unanimously recommends that the stockholders of Valley National vote for approval of the merger.

OPINION OF VALLEY NATIONAL'S FINANCIAL ADVISOR


    Valley National retained Hovde Financial, Inc. to act as its financial advisor in connection with the merger. Hovde Financial has rendered its written opinion dated May 6, 1999 and August 31, 1999 to

Valley National that the merger consideration to be paid by Community First was fair, from a financial point of view, to the shareholders of Valley National.

    The full text of the opinion of Hovde Financial, which specifies assumptions made, matters considered and qualifications and limitations of the review undertaken, is attached as Appendix B. Valley National stockholders are urged to read the Hovde Financial opinion in its entirety. The Hovde Financial opinion addresses only the fairness to the holders of Valley National Common Stock, from a financial point of view, of the consideration to be paid to Valley National stockholders pursuant to the merger agreement. It was rendered to the Valley National board for its consideration in determining whether to approve the merger agreement. It does not constitute a recommendation to Valley National stockholders as to how they should vote.

    THE SCOPE OF THE ENGAGEMENT. No limitations were imposed by Valley National on the scope of Hovde Financial's investigation or the procedures to be followed by Hovde Financial in rendering its opinion. Hovde Financial was not requested to make any recommendation to the Valley National board as to the form or amount of consideration to be offered by Community First to Valley National in the merger. In arriving at its opinion, Hovde Financial did not ascribe a specific range of value to Community First or Valley National, but rather made its determination as to the fairness of the consideration on the basis of the financial analyses described below. Hovde Financial was not requested to give an opinion as to Valley National's underlying business decision to effect the merger.

    During the course of the engagement, Hovde Financial reviewed and analyzed:

    - material bearing upon the financial and operating conditions of Community First and Valley National;

    - the merger agreement;

    - publicly available information concerning Community First and its subsidiaries, Valle de Oro Bank and Valley National;

    - consolidated financial statements for each of the three years ended December 31, 1996, 1997 and 1998 and the quarter ended March 31, 1999;

    - documents filed by them with the SEC, the FRB, the OCC and other state or regulatory agencies;

    - recent internal reports for both companies and financial projections for Valley National;

    - the terms of recent sale and merger transactions involving banks and bank holding companies that Hovde Financial considered relevant; and

    - financial and other information provided to Hovde Financial by the managements of Valley National and Community First.

    In arriving at its opinion, Hovde Financial assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Hovde Financial also relied on the assurances of the managements of Community First and Valley National that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Hovde Financial assumed that the financial projections it reviewed were reasonably prepared on a basis reflecting the best available estimates and judgments of the managements of Community First or Valley National, as the case may be. Hovde Financial assumed that the merger will be accounted for using the pooling-of-interests method of accounting and would be treated as a tax-free exchange of shares to Valley National stockholders upon the advice of Valley National and its legal and accounting advisors. Hovde Financial did not conduct a physical inspection of the properties and facilities of Community First or Valley National. Hovde Financial did not make or obtain any evaluations or appraisals of the assets or liabilities of Community First or Valley National. In addition, Hovde Financial advised Community First and Valley National that it is not expert in the evaluation of loan portfolios, allowances for loan losses and allowances for real estate owned losses. It assumed that the allowances for loan and real estate owned losses (as currently stated or as adjusted for in connection with the merger) provided to it by Valley National were adequate to cover all such losses upon the advice of Valley National. Hovde Financial's opinion was based upon market, economic and other conditions as they could be evaluated on the date of its letters.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Hovde Financial did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Hovde Financial believes that its analyses should be considered as a whole. Considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. Hovde Financial made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Valley National. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. In addition, analyses relating to the value of businesses did not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

    FINANCIAL AND COMPARATIVE ANALYSES UNDERTAKEN BY HOVDE FINANCIAL. The following is a summary of the financial and comparative analyses Hovde Financial performed in arriving at its opinion.

    PURCHASE PRICE ANALYSIS. Hovde Financial calculated the price-to-book, price-to-tangible book and price-to-earnings multiples, and the deposit premium paid in the merger using December 31, 1998 financial data and based upon an aggregate transaction value of $65.0 million. The deposit premium paid was defined as the transaction value, minus the tangible book value, divided by core deposits. This analysis yielded a price-to-book value multiple of 334.9%, a price-to-tangible book value multiple of 334.9%, a price to last 12 months' earnings multiple of 27.1x, and a deposit premium of 23.0%.

    COMPARABLE COMPANY ANALYSIS. Using publicly available information, Hovde Financial compared the financial performance of Valley National with all other publicly traded banks in California with assets between $200 million and $300 million. These banks included:

    - Bank of Hemet

    - Borel Bank & Trust

    - BWC Financial Corp.

    - California Independent Bancorp

    - Desert Community Bank

    - First Regional Bancorp

    - Nara Bank

    - North Valley Bancorp

    - Orange National Bancorp

    - Professional Bancorp, Inc.

    - Regency Bancorp

    - Wilshire State Bank

    Measures of financial performance included:

    - profitability (return on average assets and return on average equity for the latest twelve-month period ended March 31, 1999, of 1.12% and 13.83%, respectively, for Valley National, and averages of 1.30% and 14.53%, respectively, for the comparable bank group);

    - the ratio of tangible equity to tangible assets (8.26% for Valley National and an average of 8.64% for the comparable bank group); and

    - the ratio of non-performing assets to total assets (.64% for Valley National and an average of .91% for the comparable bank group).

    In addition, Hovde Financial compared the financial performance of Community First with publicly-traded bank holding companies located nationwide with total assets between $5 billion and $10 billion. The comparable bank group included 31 financial institutions. Indications of such financial performance and stock market valuation included:

    - profitability (return on average assets and return on average equity for the latest 12-month period ended March 31, 1999, of .74% and 11.02%, respectively, for Community First and averages of 1.21% and 13.76%, respectively, for the comparable bank group;

    - the multiple for stock price to the last 12 months' earnings (13.5x for Community First and an average of 16.1x for the comparable bank group; and

    - the ratio of stock price to tangible book value (342% for Community First and an average of 264% for the comparable bank group).

    Hovde Financial believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the merger because of the inherent differences in the businesses, operations, financial conditions and prospects of Valley National, Community First and the companies included in the comparable bank groups. Hovde Financial believed that the use of a comparable company analysis would also include qualitative judgments concerning the differences between Valley National and the companies included in its comparable bank group, which differences would affect their stock trading values.

    COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Hovde Financial reviewed terms and financial characteristics including historical price-to-earnings ratios, the price-to-book ratios, the price-to-tangible book ratios, and the deposit premiums paid in commercial banking institution merger or acquisition transactions in California announced from June 1, 1998 to May 6, 1999. The average values for these transactions for the price-to-latest-12-months'-earnings ratio, price-to-book ratio and price-to-tangible book ratio were 18.8x, 208.0%, and 207.8%, respectively. These compared to transaction multiples of 27.1x, 334.9%, and 334.9%, respectively, for the merger based on the closing price of Community First common stock on May 6, 1999, which was $20.1875. The range of deposit premiums paid in these transactions was 6.9% to 56.7%, with an average value of 20.3%, compared to a deposit premium of 23.0% for the merger.

    Hovde Financial believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the evaluation of the fairness of the merger consideration because the circumstances surrounding each of the comparable transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial conditions and prospects of Valley National, Community First and the companies included in the comparable bank transactions group. Hovde Financial believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and the merger, which differences would affect the acquisition values of the acquired companies and Valley National.

    DISCOUNTED TERMINAL VALUE ANALYSIS. Hovde Financial estimated the present value of the Valley National common stock by assuming:

    - a range of discount rates from 11% to 13%,

    - a 15% annual growth rate in earnings through 2003, and

    - a 5% earnings growth rate from 2004 into perpetuity, starting with estimated earnings of $2.9 million in 1999.

    This analysis and its underlying assumptions yielded a range of value for Valley National's shares of approximately $14.33 to $19.53. This compares to a per share merger value of $21.15. In arriving at the value of Valley National's book value at December 31, 2003, Hovde Financial assumed 100% earnings retention from September 30, 1999 through December 31, 2003. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Valley National common stock.

    PRO FORMA MERGER ANALYSIS. Hovde Financial analyzed the impact of the merger on Valley National's most recent earnings per share estimates for 1999 and 2000, calculated by Hovde Financial. Hovde Financial concluded that the merger consideration would result in accretion of between 41% and 99% to Valley National's earnings per share in 2000, based upon the information provided by the management of Valley National and analysts' estimates for Community First. Accretion is the percentage increase in earnings per share that Valley National stockholders will realize under the assumptions used in the analysis completed by Hovde Financial.

    INFORMATION ABOUT HOVDE FINANCIAL. Hovde Financial is a nationally recognized investment banking firm. Hovde Financial is engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, competitive biddings, private placements, corporate management planning and other purposes as part of its investment banking business. The Valley National board retained Hovde Financial based upon Hovde Financial's experience and expertise and its familiarity with Valley National and Community First. Hovde Financial is acting as financial advisor to Valley National in connection with the merger. Valley National has agreed to pay Hovde Financial a fee equal to $975,000 pursuant to a letter agreement dated April 1, 1999, between Valley National and Hovde Financial, in the event the merger is completed. The letter agreement also provides that Valley National will reimburse Hovde Financial for its reasonable out-of-pocket expenses incurred in connection with the merger and will indemnify Hovde Financial and related persons and entities against certain liabilities, including liabilities under securities laws, incurred in connection with its services.

EFFECTIVE TIME OF THE MERGER

    The merger will be effective on the date that the parties file a certificate of merger with the Delaware Secretary of State. They will make this filing after the conditions to closing described in the merger agreement are satisfied or waived or on another date agreed to by the parties. The parties expect to cause the merger to become effective on the date of the Valley National stockholders' special meeting or within a few days after the meeting.

CONSEQUENCES OF THE MERGER


    At the effective time of the merger, Valley National will merge into Community First. The surviving corporation will be Community First and the separate existence of Valley National will cease. The certificate of incorporation and bylaws of Community First in effect before the effective time of the merger will continue to be in effect. Community First will be the sole stockholder of Valley de Oro Bank and Community First will elect directors and officers of Valle de Oro Bank following the merger. At the effective time of the merger, the holders of certificates representing shares of Valley National common stock will no longer have any rights as stockholders of Valley National and their sole rights shall be their right to receive (a) the number of whole shares of Community First common stock into which their shares of Valley National common stock have been converted in the merger (as discussed below), and (b) the cash value of any fraction of a share of Community First common stock into which their shares of Valley National common stock have been converted.


CONVERSION OF VALLEY NATIONAL COMMON STOCK AND CALCULATION OF EXCHANGE RATE

    At the effective time of the merger, each share of Valley National common stock will be converted at the exchange rate into shares of Community First common stock.

    No fractional shares of Community First common stock will be issued in connection with the merger. Instead, each holder of shares of Valley National common stock otherwise entitled to a fraction of a share of Community First common stock will be paid in cash in an amount equal to the fraction multiplied by the trading value of the Community First common stock.

    On the closing date, Community First and Valley National will calculate the exchange rate in the merger as follows:

    1. FIRST, THEY WILL CALCULATE THE AVERAGE TRADING VALUE OF COMMUNITY FIRST COMMON STOCK:

    - They will determine the average trading value of Community First common stock for the 20 trading days ending with the fourth trading day before the closing date.

    2. SECOND, THEY WILL CALCULATE THE TOTAL NUMBER OF COMMUNITY FIRST SHARES TO BE ISSUED IN THE MERGER:

    - They will divide $65 million by the average trading value of Community First common stock.

    - The number of shares to be issued will be limited by a "collar" on the trading value of the Community First common stock:

        - If the average Community First trading value is less than $18 per share, Valley National may terminate the merger agreement in some cases. If it does not, Community First will issue a total of 3,611,111 shares.

        - If the average Community First trading value is greater than $26 per share, Community First will issue a total of 2,500,000 shares.

    - The total number of Community First shares issued in the merger includes Community First shares to be issued under Community First stock options exchanged for Valley National options as part of the merger.

    3. THIRD, THEY WILL CALCULATE THE EXCHANGE RATE:

    - They will divide the total number of Community First shares being issued in the merger by the number of shares of Valley National common stock outstanding or subject to options, warrants or other rights to calculate the exchange rate.

    4. FINALLY, THEY MAY ADJUST THE EXCHANGE RATE:

    - They will calculate the net book value of Valley National within five business days before the closing. See Section 1.4(a) of the merger agreement for the method of calculating the net book value.

    - If the net book value of Valley National is greater than $20 million, the total number of Community First shares to be issued in the merger will be increased, unless the Valley National board declares a cash dividend, as described below. This will increase the exchange rate in the merger. The increase will be equal to the net book value of Valley National in excess of $20 million divided by the average trading value of Community First common stock.

             EXAMPLE. If the net book value is $22 million and the average trading value of Community First common stock is $22.00 per share, the increase in the number of shares will be $2 million excess net book value divided by $22.00, or 90,909 shares. This would increase the exchange rate by 0.028, from 0.916 to 0.944, assuming that 3,226,029 shares of Valley National common stock are outstanding or subject to options on the closing date.

See the table on page 3 in the Summary for some examples of the Exchange Rate that may result from assumed trading prices of Community First common stock.

DELIVERY OF COMMUNITY FIRST COMMON STOCK

    Within five business days after the effective time, letters of transmittal will be mailed to each holder of Valley National common stock. Each holder will be asked to complete the letter of transmittal and return it, together with the holder's surrendered Valley National common stock certificates, to the exchange agent named in the letter of transmittal. The letter of transmittal will specify that delivery will be effective and risk of loss and title to Valley National common stock certificates will pass only upon delivery of the certificates to the exchange agent. The letter will also include instructions for effecting the surrender of the Valley National common stock certificates and the cash to be paid in lieu of any fractional share upon conversion of the Valley National shares. Certificates for Community First common stock will be delivered to or for the account of a holder of Valley National common stock only after the merger is completed and the holder has surrendered to the exchange agent the old certificates for the holder's Valley National common stock, accompanied by a duly executed letter of transmittal in proper form.

    At the closing, Community First will deposit with the exchange agent, for the benefit of the holders of shares of Valley National common stock, certificates dated the closing date representing the shares of Community First common stock and the cash to be paid in lieu of fractional shares to be issued and paid in exchange for the outstanding shares of Valley National common stock.

    If Community First declares a dividend or makes any other distribution declared or made with respect to shares of Community First common stock to be issued or transferred to holders of Valley National common stock, no such dividend or distribution will be paid or made to persons otherwise entitled to receive them until the certificates for their Valley National common stock have been surrendered following the Closing Date. The exchange agent will receive and hold such distributions in its name as agent. No interest will be paid on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to Valley National stockholders. Holders of unsurrendered Valley National common stock certificates shall not be entitled to vote after the closing date at any meeting of Community First stockholders until they have exchanged their Valley National common stock certificates.

    No transfer taxes will be payable by Valley National's stockholders in connection with the exchange of old certificates representing Valley National common stock for new certificates representing Community First common stock except that if any new certificate is to be issued in a name other than that in which the Valley National certificate surrendered in exchange is registered, it will be a condition of the exchange that the person requesting the exchange either pay to the exchange agent any required transfer or other taxes or satisfy the exchange agent that the transfer or other tax has been paid or is not applicable. At the effective time of the merger, the stock transfer books of Valley National will be closed and thereafter no transfers of Valley National common stock will be made on those books.

    VALLEY NATIONAL STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Community First and Valley National expect the merger to be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code and that for federal income tax purposes, no gain or loss will be recognized by any stockholder of Valley National upon receipt of Community First common stock pursuant to the merger, except for the receipt of cash in lieu of any fractional share interests of Community First common stock. The Internal Revenue Service has not and will not be asked to rule upon the tax consequences of the merger. However, it is a condition to the completion of the merger that Valley National receive the opinion of counsel that the merger will qualify as a tax-free reorganization. The opinion is being supplied by Sterrett & Kimmel, LLP, special counsel to Valley National, and will be addressed to Valley National. The following summary of the material United States federal income tax consequences of the merger is presented in reliance upon that opinion. The conclusions discussed are based, in part, upon certain representations made by Valley National and Community First. These conclusions also are based upon the Internal Revenue Code, regulations now in effect, current administrative rulings practiced, and judicial authority, all of which are subject to change. An opinion of counsel is not binding upon the Internal Revenue Service, and there can be no assurance, and none is given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected or that the opinion will be upheld by the courts if challenged by the Internal Revenue Service. Each holder of Valley National common stock is urged to consult his or her own tax and financial advisors as to the effect of such federal income tax consequences on his or her own particular facts or circumstances and also as to any state, local, foreign or other federal tax consequences arising out of the merger.


    Based upon the facts and representations provided to it, and subject to various assumptions and qualifications, Sterrett & Kimmel, LLP will give an opinion substantially to the effect that, with regard to the stockholders of Valley National, the following federal income tax consequences will result from the merger:


    (a) The merger will qualify as a reorganization within the meaning of
       Section 368(a)(1)(A) of the Code;

    (b) Community First and Valley National will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

    (c) No gain or loss will be recognized for federal income tax purposes by any Valley National stockholder, except to the extent of cash received in lieu of fractional shares of Community First common stock upon the exchange of Valley National common stock for Community First common stock in the merger; and

    (d) No gain or loss will be recognized for federal income tax purposes by Valley National as a result of the completion of the merger.

    The foregoing is only a general description of certain federal income tax consequences of the merger and does not discuss all the tax considerations that may be relevant to particular Valley National stockholders in light of their personal investment circumstances, or to certain types of stockholders that may be subject to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations or foreign holders) or to stockholders of Valley National who acquired their Valley National common stock pursuant to the exercise of employee stock options or otherwise as compensation. The above summary does not purport to be a complete analysis of all potential tax facts of the transactions contemplated by the merger agreement or the merger itself. No information is provided as to the tax consequences, if any, of the merger under state, local, foreign or other tax laws.

REGULATORY MATTERS AND CONDITIONS TO THE MERGER

    The merger must be approved by applicable federal and state banking regulators and by the vote of the holders of a majority of the outstanding shares of Valley National common stock. According to the requirements of Section 3 of the Bank Holding Company Act of 1956, as amended, Community First submitted its application for approval of the merger to the Federal Reserve Board on June 2, 1999 and received approval on July 8, 1999. The approval of this agency reflects only its view that the transaction does not contravene the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the subject banking organizations and banks. This approval is not to be interpreted as an opinion by the Federal Reserve that the merger is favorable to the stockholders of Community First or Valley National from a financial point of view or that the Federal Reserve has considered the adequacy of the exchange rate. In addition, the regulatory approval in no way constitutes an endorsement or recommendation of the merger by the Federal Reserve.

    Community First and Valley National's obligations to complete the merger are further subject to various other conditions in the merger agreement, including the following:

    - approval of the merger by the stockholders of Valley National, in accordance with Delaware law and the certificate of incorporation and bylaws of Valley National;

    - the shares of Community First common stock issuable to the Valley National stockholders pursuant to the merger shall have been approved for listing on the Nasdaq National Market;

    - all consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity which are prescribed by law as necessary for the completion of the merger and the other transactions contemplated by the merger agreement (other than immaterial consents) shall have been filed, occurred or been obtained;

    - the Registration Statement and this proxy statement/prospectus shall have become effective under the Securities Act, and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

    - no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or any of the transactions contemplated by the merger agreement shall be in effect, nor shall any proceeding by any governmental entity seeking any injunction be pending, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, or enforced by any governmental entity which prohibits, restricts or makes illegal the completion of the merger; and

    - there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger or any of the transactions contemplated by the merger agreement, by any federal or state governmental entity which, in connection with the grant of a permit, consent or authorization by a governmental entity necessary to complete the merger, imposes any condition or restriction upon Community First, Valley National, or any of their subsidiaries which would so materially adversely impact the economic or business benefits of the transaction contemplated by the merger agreement as to render inadvisable, in the reasonable business judgment of the board of directors of either Community First or Valley National, the consummation of the merger.

    The obligation of Community First to complete the merger is also subject to certain additional conditions in the merger agreement, including the following:

    - the continued accuracy of the representations and warranties of Valley National stated in the merger agreement;

    - the performance by Valley National in all material respects of its obligations required to be performed under the merger agreement;

    - the net worth of Valley National as of the Determination Date shall not be less than $20,000,000;

    - Community First shall have received a letter from Ernst & Young LLP, subject to receipt of a letter by Community First and Ernst & Young LLP from the auditors of Valley National, expressing an opinion that the merger shall qualify as a pooling of interests in accordance with generally accepted accounting principles;

    - Valley National shall have received the opinion of Sterrett & Kimmel, LLP to the effect that the merger will qualify as a tax-free reorganization.

    The obligation of Valley National to complete the merger is also subject to certain additional conditions in the merger agreement, including the following:

    - the continued accuracy of the representations and warranties of Community First in the merger agreement;

    - the performance by Community First in all material respects of its obligations to be performed under the merger agreement;

    - Community First shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated thereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Community First or any of its subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Valley National, individually or in the aggregate, have a material adverse effect on Community First or upon the completion of the transactions contemplated under the merger agreement;

    - Valley National shall have received the opinion of its counsel to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Community First and Valley National will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that stockholders of Valley National who exchange their shares of the Valley National common stock for shares of Community First common stock will not recognize a gain or loss, for purposes of federal income tax, except to the extent of the cash received in lieu of fractional shares, and that Valley National will not recognize gain or loss, for purposes of federal income tax, as a result of completion of the merger; and

    - Valley National shall have received an opinion of Community First's legal counsel, Lindquist & Vennum P.L.L.P., confirming the due incorporation and good standing of Community First and authority to complete the transaction and that, when issued, the shares will be legally issued, fully paid and non-assessable.

INDEMNIFICATION AND LIABILITY INSURANCE

    Under the merger agreement, Community First will permit Valley National to extend its director and officer liability insurance coverage to continue to cover any loss, liability and expense the Valley National directors and officers might incur as a result of their service to Valley National before the effective time. Also, after the effective time, Community First will indemnify directors and officers of Valley National for this service to the fullest extent permitted under Delaware law.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    The board of directors of Valley National is aware of the agreements and interests of certain persons in the merger described below and considered them in recommending approval of the merger and the transactions contemplated thereby.


    As of August 19, 1999, the officers and directors of Valley National beneficially owned 995,735 shares (or approximately 32.6%) of Valley National common stock. Pursuant to the merger agreement, the board of directors of Valley National has agreed to use its best efforts to obtain the requisite stockholder approval, subject to the fiduciary duties of the directors.


    Valley National and Valle de Oro Bank expect to renew an employment agreement with Mr. Ehlen as President and Chief Executive Officer of Valley National and Valle de Oro Bank. The renewed agreement will be effective as of July 1, 1999. The renewed agreement, which expires July 1, 2002, provides for a minimum base salary of $187,500 annually, plus an automobile allowance and some insurance benefits. The employment agreement is governed by Title 12 United States Code Section 24 which provides that all officers of a national bank may be dismissed at the pleasure of the Board of Directors. Neither Valley National nor Valle de Oro Bank have entered into any other employment agreements.

    On January 10, 1996, Valle de Oro Bank entered into a salary continuation agreement with Mr. Ehlen providing for the payment of specific benefits to him. Under the terms of the salary continuation agreement, upon retirement after age 62 or in the event Mr. Ehlen dies while in the employ of Valle de Oro Bank, the bank will be obligated to pay Mr. Ehlen or his estate $108,000 per year, payable monthly for a period of 180 months. In the event Mr. Ehlen terminates employment with Valle de Oro Bank prior to age 62, the bank is obligated to pay Mr. Ehlen an amount of salary continuation benefit accrued to the date of termination. In addition, the salary continuation agreement provides that in the event Mr. Ehlen's employment is terminated by reason of, or within two years after, a "change in control," the bank is obligated to pay Mr. Ehlen $108,000 per year, payable monthly for a period of 180 months. A "change in control" is deemed to occur:

    - when there is a change in the composition of Valley National or Valle de Oro Bank's board of directors, as a result of which fewer than two-thirds of the incumbent directors are directors who either (a) had been directors of Valley National or Valle de Oro Bank, respectively 24 months prior to the change or (b) were elected, or nominated for election, to the Board with the votes of at least a majority of the directors who had been directors of Valley National or Valle de Oro Bank, respectively, 24 months prior to the change and who were still in office at the time of the election or nomination; or

    - with specific exceptions, whenever any person is or becomes the beneficial owner, directly or indirectly, of 26% or more of the combined voting power of Valley National's or Valle de Oro Bank's then outstanding securities having the right to vote for the election of directors.

    The merger of Valley National with Community First will be a change of control, such that, if Mr. Ehlen were terminated within two years of the merger, the benefits under the salary continuation agreement would be payable to Mr. Ehlen.

    In the event Mr. Ehlen's employment is terminated by Valle de Oro Bank for cause, the bank is under no obligation to make any payments to Mr. Ehlen under the salary continuation agreement. Under the salary continuation agreement, Mr. Ehlen's accrued salary continuation benefits were $37,700 for 1998.

COMMUNITY FIRST OPTION TO ACQUIRE VALLEY NATIONAL SHARES

    When Community First and Valley National signed the merger agreement, they also entered into a stock option agreement intended to compensate Community First in the event a third party acquires Valley National at a higher price. Community First may acquire up to 19.9% of Valley National's common stock at a price of $18.00 per share if Valley National agrees to be acquired by a third party or if there are other events described in the option agreement that involve the acquisition of Valley National by a third party. In some cases, after Community First acquires the Valley National shares it has the right to have the shares registered for public resale at the expense of Valley National or to have the shares repurchased by Valley National at the price paid by the third party acquiror or a higher price specified in the option agreement that reflects the premium being paid in the third party acquisition.

RESALE OF COMMUNITY FIRST COMMON STOCK

    The issuance of shares of Community First common stock to stockholders of Valley National upon completion of the merger will be registered under the Securities Act of 1933. These shares may be traded without restriction on transferability by those stockholders who are not deemed to be affiliates of Valley National or Community First. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with Valley National or Community First at the time of the determination. Affiliates generally include directors and executive officers of Valley National.

    Community First common stock received by those stockholders of Valley National who are deemed to be affiliates of Valley National or Community First may be resold without registration as provided for by Rules 144 and 145, or as otherwise permitted under the Securities Act; PROVIDED, that no such resale will be permitted until the public release by Community First of its financial results for a period that includes 30 days of combined operations following the merger. Assuming Community First continues to be subject to, and complies with, the Exchange Act reporting requirements, Rule 145(d) allows limited resales by such affiliates without registration if the holder:

    - has held the shares of Community First common stock for one year and is not an affiliate of Community First at the time of sale; or

    - has held the shares of Community First common stock for two years and has not been an affiliate of Community First for at least three months; or

    - sells the shares in a Rule 144 brokers' transaction in the manner and subject to the quantity limitations of such rule.

    This proxy statement/prospectus does not cover any resales of Community First common stock received by affiliates of Valley National, their family members or related interests. Each stockholder who may be deemed to be an affiliate is urged to consult independent counsel concerning applicable restrictions on resale.

NO DISSENTERS' RIGHTS

    Valley National stockholders will not have appraisal rights in connection with the merger. Under Delaware law, these appraisal rights are not available to stockholders whose shares, at the record date designated for notice of the meeting to approve the merger are listed on a national securities exchange or designated as a national market system security on Nasdaq.

REPRESENTATIONS AND WARRANTIES

    Valley National and Community First have made customary warranties and representations to each other including, among other things, their businesses, assets, liabilities, financial condition and results of operations. Generally, warranties, representations and covenants have no continuing legal effect after the merger is completed. However, pursuant to Section 8.1 of the merger agreement, the representations and warranties made by Community First in the merger agreement will survive the merger.

COVENANTS AND CONDUCT OF VALLEY NATIONAL'S BUSINESS PENDING THE MERGER

    Valley National has agreed, among other things, that prior to the effective time of the merger, Valley National and Valle de Oro Bank will carry on their respective businesses in the usual and ordinary course. Valley National has further agreed that neither it nor Valle de Oro Bank will, among other things:

    - enter into any new material line of business;

    - increase or decrease the current number of the directors of Valley National and Valle de Oro Bank;

    - change its or Valle de Oro Bank's lending, investment, liability management or other material banking policies in any respect that is material to such party; or

    - incur or commit to any capital expenditures (or any obligations or liabilities in connection therewith) other than certain budgeted capital expenditures (and obligations or liabilities in connection therewith).

    In addition, Valley National has also agreed that it will not take certain actions, except in the ordinary course of business, without the prior written consent of Community First. These actions include:

    - selling any shares of its capital stock or rights to acquire its stock, except in limited circumstances;

    - redeeming or otherwise acquiring any shares of its capital stock or securities convertible into or exchangeable for its shares;

    - effecting a split, combination or reclassification of its capital stock;

    - assuming or otherwise becoming responsible for, in any material amount, the obligations of a third party;

    - paying any material liability or discharging or satisfying any material lien on any of its or Valle de Oro Bank's properties or assets;

    - mortgaging, pledging or subjecting to any lien or other encumbrance any of its assets except (a) in the ordinary course of business, (b) liens and encumbrances for current property taxes not yet due and payable and (c) liens and encumbrances which do not materially affect or interfere with the current use or ability to convey the property;

    - selling, assigning or transferring any tangible or intangible assets with a book value greater than $25,000;

    - entering into any individual employment, agency or other contract or arrangement for the performance of personal services for an amount in excess of $50,000, or as necessary to accommodate replacement;

    - amending its certificate of incorporation, Valle de Oro Bank's articles of association, or either of their bylaws or other governing documents;

    - failing to maintain a reserve for loss and costs associated with litigation matters described in the merger agreement, to the extent required by generally accepted accounting principles;

    - canceling any material debt or claim or waiving any right of material value;

    - repurchasing or entering into any agreement to repurchase all or any portion of any loan previously participated to any other financial institution other than loans repurchased in compliance with applicable laws and regulations;

    - originating any loan which is thereafter participated to another financial institution providing for payment upon default on any basis other than pro rata;

    - making or committing to make any further advances on any loan which is either in default or classified, whether such classification is a result of a federal or state bank regulatory examination or internal classification of substandard or lower by Valle de Oro Bank's officers or directors, unless Valle de Oro Bank is under a legal obligation to do so;

    - (a) making or agreeing to make any secured loan, or increasing any existing secured loan, for an amount in excess of $500,000 to any one borrower, unless the loan is made pursuant to a properly documented and legally enforceable commitment of Valle de Oro Bank to the borrower made prior to the date of the merger agreement; (b) making, or agreeing to make, any unsecured loan in excess of $100,000 or increasing any existing unsecured loan to $100,000 or more, to any one borrower, unless the loan is made pursuant to a properly documented and legally enforceable commitment of Valle de Oro Bank to the borrower made prior to the date of the merger agreement; (c) making, or agreeing to make, any new loan or any advance on an existing loan except in conformity with Valle de Oro Bank's current loan policies; or (d) making any change with respect to the terms of any existing loan, except in the ordinary course of business; with certain additional provisions applicable to Community First's approval or disapproval of any such loans;

    - making or agreeing to make any loan to any director or executive officer of Valley National or Valle de Oro Bank, any holder of 10% or more of the capital stock of Valley National or any person where the making of the loan would be a violation of any state or federal law or regulation;

    - incurring any obligation or liability with respect to capital expenditures which exceeds $10,000 for any single matter or $50,000 in the aggregate;

    - failing to timely pay and discharge all federal and state taxes and other accounts payable for which it is liable; provided that Valley National or Valle de Oro Bank may establish appropriate reserve accounts for payment of these taxes;

    - except for compensation paid to commissioned employees, paying or committing to pay salary or other compensation to any of Valley National's or Valle de Oro Bank's officers, directors or employees at a rate which exceeds 110% of aggregate compensation at December 31, 1998; provided that, through the effective time of the merger, Valley National and Valle de Oro Bank may adopt and implement reasonable bonus or special compensation plans for employees;

    - except as otherwise required under the merger agreement, entering into, adopting, amending, terminating, making or granting any increase above current funding levels in any of Valley National's or Valle de Oro Bank's benefit plans;

    - purchasing or selling any bonds or other investment securities without written consent of Community First or making or agreeing to make any investment in violation of any federal law or regulation, except that Valle de Oro Bank may purchase U.S. Treasury or agency securities with maturity dates of 36 months or less;

    - failing to charge and pay interest rates on loans and deposits, respectively, not generally consistent with Valle de Oro Bank's prior practices and currently prevailing conditions in its marketplace;

    - failing to use its reasonable best efforts to comply with any law, rule, regulation or order applicable to either Valle de Oro Bank or Valley National, or both, if such failure would have a material adverse effect upon Valley National;

    - Valle de Oro Bank's failing to make all appropriate and required transfers to its loan loss reserves, either based upon its existing policies or at the request of any regulatory agency, or in any event, failing to maintain a loan loss allowance at least equal to 1.17% of total loans;

    - changing any accounting methods, practices or procedures with respect to the accumulation and presentation of financial information, except as directed by applicable law or regulation or to conform with accounting standards;

    - failing to declare or pay any dividends or distributions with respect to its stock at a rate and in a manner consistent with recent prior practices;

    - failing to use its reasonable efforts to obtain the consents or approvals required in order to permit the succession by Community First following the merger to any obligation, right or interest of Valley National under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement; and

    - with limited exceptions, initiating, soliciting, encouraging, endorsing or in any other way facilitating actions that might represent or lead to a competing offer to acquire or the acquisition of all of or a partial interest in Valley National. Valley National is required to notify Community First promptly upon receiving any such oral or written offer, giving all relevant details of such offer. Valley National has received no such oral or written offer as of the date of this proxy statement/prospectus.

    In connection with completion of the merger, Valley National has also agreed as to itself and, where applicable, Valle de Oro Bank, that it will, among other things, take the following actions:

    - take all necessary actions to (a) terminate the compensation agreements or arrangements of the directors and officers of Valley National and Valle de Oro Bank identified in the merger agreement, (b) terminate or amend, if requested and as required by the merger agreement, all qualified pension and welfare benefit plans and compensation arrangements, and (c) where required, request a favorable determination letter from the Internal Revenue Service for each plan;

    - not increase or enter into any agreement or arrangement to increase the compensation of any officer, director or employee or pay any benefit not required by any plan or arrangement in effect before the merger, with limited exceptions;

    - maintain its current insurance coverage through the effective date of the merger; and

    - not take any action which would disqualify the merger as a pooling of interests for accounting purposes.

    Valley National and Community First have also agreed that between the date of the merger agreement and the effective time of the merger, they will do the following, among other things:

    - each party will cooperate with the other and use their reasonable best efforts to prepare and file all required documentation and applications and obtain all required consents and authorizations necessary to obtain the requisite regulatory approvals and to complete the merger;

    - each party will promptly furnish the other with copies of written communications received from or delivered by them to any governmental agency regarding the merger;

    - each party will generally afford the other access to their books and records during normal business hours, provide copies or otherwise make available information and documentation relating to the filing of the registration statement and the merger, and in general hold in confidence all non-public documents and information relating to the business of the other party;

    - Valley National will use its reasonable best efforts to cause each director, executive officer or other person who may be deemed an "affiliate" (for purposes of Rule 145 under the Securities Act) of Valley National to deliver to Community First at least 32 days before the closing date, a written agreement providing that the affiliate will not engage in certain transactions with respect to Valley National common stock held by the affiliate;

    - each person who is an employee of Valle de Oro Bank at the effective time of the merger shall be a participant in the welfare plans of Community First and shall be eligible for participation, subject to its eligibility requirements, in the pension plans of Community First;

    - each party will pay all costs and expenses incurred in connection with the merger agreement and related transactions incurred by them;

    - each party will use their reasonable best efforts to take all action and execute all documents necessary to obtain the necessary approvals and complete the merger and related transactions;

    - neither party will take any action that is intended to result in any of the representations or warranties in the merger agreement being untrue or that would adversely affect the ability of the parties to obtain the requisite regulatory approvals; and

    - Valley National will have engaged at its expense an independent, qualified environmental engineering firm acceptable to Community First for the purpose of conducting Phase I hazardous waste assessments of all real properties owned or controlled by Valle de Oro Bank, with such assessments to be completed within 30 days after the date of the merger agreement.

AMENDMENT, WAIVER AND TERMINATION

    The merger agreement may be amended by a written instrument in such manner as may be agreed upon by the parties, whether before or after approval of the merger by the stockholders of Valley National, and any provision of the merger agreement may be waived by the party entitled to the benefit provided, however, that after the special meeting of stockholders no amendment may be made which by law requires further approval of Valley National or Community First's stockholders. Notice of any material amendment or modification will be sent to Valley National and Community First's stockholders.

    The circumstances that allow termination of the merger agreement are described in the Summary on page 6.

EFFECT ON VALLEY NATIONAL STOCK OPTION PLANS

    In the merger, all outstanding stock options of Valley National will be converted into options to purchase Community First stock. The number of shares of Community First common stock subject to each option will be determined by multiplying the number of Valley National shares subject to the option by the exchange rate. The exercise price of each option will be determined by dividing the existing exercise price by the exchange rate. As of the date of this proxy statement/prospectus, there were 443,394 shares of Valley National common stock subject to stock options.

EFFECT ON OTHER VALLEY NATIONAL EMPLOYEE BENEFIT PLANS

    Each person who is an employee of Valle de Oro Bank as of the effective time of the merger shall be participants in the employee welfare plans, and shall be eligible for participation in the pension plans of Community First, in effect from time to time, subject to any eligibility requirements (with full credit for years of past service to Valle de Oro Bank, or to any predecessor-in-interest of Valle de Oro Bank to the extent such service is presently given credit under the current benefit plans of Valle de Oro Bank, for the purpose of satisfying any eligibility and vesting periods) applicable to the plans (but not subject to any pre-existing condition exclusions) and shall enter each welfare plan immediately after the effective time of the merger and shall enter each pension plan not later than the first day of the calendar quarter which begins at least 32 days after the effective time. For the purpose of determining each bank employee's benefit for the year in which the merger occurs under the Community First vacation program, vacation taken by a bank employee in the year in which the merger occurs will be deducted from the total Community First benefit. Each bank employee shall be eligible for participation, as a new employee, in the Community First Pension Plan under the terms of that plan.

EXPENSES

    Community First and Valley National will pay their own expenses in connection with the merger and the transactions contemplated thereby, including professional fees.

ACCOUNTING TREATMENT

    It is intended that the merger will be accounted for using the pooling of interests method of accounting. Community First shall have received a letter, prior to completion of the merger, from Ernst & Young LLP regarding such firm's concurrence with Community First management's and Valley National management's conclusions, as to the appropriateness of pooling of interests accounting for the merger under Accounting Principles Board Opinion No. 16 if closed and completed in accordance with the merger agreement. Among other considerations, such letter will be subject to receipt by Ernst & Young LLP and Community First of a letter from KPMG LLP, Valley National's independent auditors, in form and substance reasonably satisfactory to Ernst & Young, LLP related to the eligibility of Valley National to qualify for pooling treatment, and to the condition that less than 10% of the merger consideration will consist of cash, including cash paid in the merger in lieu of fractional shares of Valley National common stock.

    In order to satisfy certain conditions precedent for the qualification of the merger as a pooling of interests for accounting purposes, the affiliates of Valley National will enter into agreements with Community First providing that each such person will not sell or otherwise reduce his or her risk relative to any shares of the Community First common stock received in the merger until financial results covering at least 30 days of post-merger combined operations are published or until such later time as such person is notified by Community First so as to ensure that the merger qualifies as a pooling of interests for accounting purposes. Under the merger agreement, Valley National has agreed that neither it nor Valle de Oro Bank shall take any action, with certain exceptions, which would disqualify the merger as a pooling of interests for accounting purposes.

    Under pooling of interests accounting, as of the effective time of the merger, the assets and liabilities of Valley National will be added to those of Community First at their recorded book values and the stockholders' equity account of Valley National will be included on Community First's consolidated balance sheet. The merger will have a material impact on the consolidated financial statements of Community First. Accordingly, the consolidated financial statements for preceding periods will be restated.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF VALLEY NATIONAL

BASIS OF PRESENTATION

    The following is Valley National's management discussion and analysis of the results of operations and the historical financial condition of Valley National and its consolidated subsidiary Valle de Oro Bank. This discussion should be read in conjunction with Valley National's audited financial statements and accompanying footnotes and other selected financial data presented elsewhere herein.

    The financial information discussed below reflects the operations of Valle de Oro Bank. Valley National began operations on March 31, 1999 as the holding company of Valle de Oro Bank.

RESULTS OF OPERATIONS

    EARNINGS PERFORMANCE. Valley National earned $2,400,000 in 1998, $1,852,000 in 1997, and $1,403,000 in 1996. The increase in net earnings during the past three years is primarily the result of the growth of Valley National. Valley National has grown for several reasons, among them, its focus and attention on customer service, and its participation and reputation in the local communities it serves. In addition, the local economy has been good. Low interest rates, low unemployment and rising real estate values are factors that helped the local economy and contributed to Valley National's earnings performance.

    The following is a condensed summary of the consolidated statement of operations along with selected profitability ratios:

                          VALLEY NATIONAL CORPORATION
                             ANALYSIS OF NET INCOME
                             (Dollars in thousands)


                                                             SIX MONTHS ENDED
                                                                 JUNE 30,            YEAR ENDED DECEMBER 31,
                                                           --------------------  -------------------------------
                                                             1999       1998       1998       1997       1996
                                                           ---------  ---------  ---------  ---------  ---------
Net interest income......................................  $   6,457  $   5,601  $  11,729  $  10,330  $   9,549
Provision for loan losses................................        260        349        627        497      1,062
Other operating income...................................      1,660      1,387      2,926      2,696      2,249
Net gains on sales of SBA loans..........................         59         36         81         48         --
Other operating expense..................................      5,755      5,062     10,562      9,688      8,542
Net income...............................................      1,394      1,048      2,400      1,852      1,403

Return on average assets.................................       1.15%      0.97%      1.06%      0.93%      0.80%
Return on average equity.................................      13.91%     11.94%     13.19%     11.50%      9.56%
Dividend payout ratio....................................      13.67%     16.52%     14.13%     15.76%     19.83%
Equity to assets.........................................       8.28%      8.16%      8.07%      8.11%      8.33%

    NET INTEREST INCOME. Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities. The following table presents Valley National's average balance sheets, interest earned or paid, and the related yields and rates on major categories of Valley National's earning assets and interest-bearing liabilities for the periods indicated:

                          VALLEY NATIONAL CORPORATION
                     ANALYSIS OF AVERAGE RATES AND BALANCES
                            YEARS ENDED DECEMBER 31,
                             (Dollars in thousands)

                                                   1998                                1997                          1996
                                     ---------------------------------   ---------------------------------   --------------------
                                                 INTEREST    INTEREST                INTEREST    INTEREST                INTEREST
                                      AVERAGE    INCOME/    YIELDS AND    AVERAGE    INCOME/    YIELDS AND    AVERAGE    INCOME/
                                      BALANCE    EXPENSE     RATES(1)     BALANCE    EXPENSE     RATES(1)     BALANCE    EXPENSE
                                     ---------   --------   ----------   ---------   --------   ----------   ---------   --------
ASSETS

Loans, net.........................  $ 139,001   $14,456      10.40%     $ 120,592   $13,053      10.82%     $ 110,342   $12,292
Investment securities:
  Taxable..........................     23,744     1,429       6.02%        24,565     1,524       6.20%        20,137     1,236
  Exempt from federal income
    taxes(2).......................     14,591       704       8.04%        11,605       558       8.01%         7,646       362
Federal funds sold.................     21,568     1,141       5.29%        16,479       877       5.32%        15,099       774
Deposits with financial
  institutions.....................      5,049       296       5.86%         4,302       258       6.00%         3,425       201
                                     ---------   --------     -----      ---------   --------     -----      ---------   --------
  Total interest earning assets....    203,953    18,026       9.07%       177,543    16,270       9.37%       156,648    14,865
Noninterest earning assets.........     21,699                              21,069                              19,482
                                     ---------                           ---------                           ---------
  Total assets.....................  $ 225,652                           $ 198,612                           $ 176,130
                                     ---------                           ---------                           ---------
                                     ---------                           ---------                           ---------

LIABILITIES

Time deposits of $100,000 or
  more.............................  $  15,376       815       5.30%     $  14,620       799       5.47%     $  14,981       815
All other interest-bearing
  deposits.........................    149,569     5,482       3.67%       131,788     5,141       3.90%       117,403     4,501
                                     ---------   --------     -----      ---------   --------     -----      ---------   --------
  Total interest-bearing
    liabilities....................    164,945     6,297       3.82%       146,407     5,940       4.06%       132,384     5,316
Noninterest-bearing deposits.......     41,506                              34,955                              28,128
Other liabilities..................      1,001                               1,139                                 943
Stockholders' equity...............     18,200                              16,110                              14,674
                                     ---------                           ---------                           ---------
Total liabilities and stockholders'
  equity...........................  $ 225,652                           $ 198,612                           $ 176,130
                                     ---------                           ---------                           ---------
                                     ---------                           ---------                           ---------

Interest income/earning assets.....              $18,495       9.07%                 $16,642       9.37%                 $15,106
Interest expense/earning assets....                6,297       3.09%                   5,940       3.35%                   5,316
Net interest income................              $12,198       5.98%                 $10,702       6.03%                 $ 9,790


                                      INTEREST
                                     YIELDS AND
                                      RATES(1)
                                     ----------
ASSETS
Loans, net.........................    11.14%
Investment securities:
  Taxable..........................     6.14%
  Exempt from federal income
    taxes(2).......................     7.89%
Federal funds sold.................     5.13%
Deposits with financial
  institutions.....................     5.88%
                                       -----
  Total interest earning assets....     9.64%
Noninterest earning assets.........

  Total assets.....................

LIABILITIES
Time deposits of $100,000 or
  more.............................     5.44%
All other interest-bearing
  deposits.........................     3.83%
                                       -----
  Total interest-bearing
    liabilities....................     4.02%
Noninterest-bearing deposits.......
Other liabilities..................
Stockholders' equity...............

Total liabilities and stockholders'
  equity...........................

Interest income/earning assets.....     9.64%
Interest expense/earning assets....     3.39%
Net interest income................     6.25%

------------------------------

(1) Includes nonaccrual loans and loan fees.

(2) Yields on securities have been adjusted to a fully tax-equivalent basis using a rate of 40%.

    Average earning assets grew to $204.0 million in 1998, an increase of $26.4 million or 15% over 1997. Average loans increased $18.4 million or 15%. Average securities, both taxable and tax-exempt, increased $2.2 million or 6% primarily in tax-exempt securities. Average federal funds sold increased $5.1 million or 31%, and interest-earning deposits with other banks increased $747,000 or 17%.

    In 1998 Valley National increased its efforts to generate loans by focusing on small business, real estate, and consumer lending. In addition, the local economy has been good. Low interest rates, low unemployment and rising real estate values are some of the factors that helped the local economy and contributed to Valley National's operating results in 1998.

    In recent years, fierce competition for loans has caused loan yields to decline. In addition, the Federal Reserve Bank lowered short-term interest rates in the fourth quarter of 1998, which affected most of Valley National's earning assets as well as interest-bearing liabilities. This decline in interest rates, however, was offset by the growth of earning assets.

    Average loans and federal funds sold accounted for the largest growth in earning assets in 1998, increasing 15% and 31%, respectively. In 1998 average federal funds sold increased as a result of increases in deposits. Average taxable securities and interest-earning deposits grew in 1998, but a lesser rate. Securities exempt from federal income taxes increased both in yield and in volume. In 1998 the returns on tax-exempt securities were more attractive to Valley National than what was available on fully taxable securities.

    Average earning assets grew to $177.5 million in 1997, an increase of $21.0 million or 13% over 1996. This increase in earning assets was primarily in loans and securities. In 1997 average net loans grew $10.3 million or 9% over 1996. Loan demand in 1997 continued at a somewhat moderate rate. In 1997 average securities increased $8.4 million or 30% over 1996, a majority of which was divided somewhat evenly between taxable and tax-exempt securities, although tax-equivalent yields were better for tax-exempt securities. In 1997 average federal funds sold and average interest-earning deposits with other financial institutions grew, but at a lesser rate than loans or securities. Yields on these short-term assets increased in 1997 in line with other short-term interest rates.

    In 1996 average-earning assets increased $29.2 million or 23% over 1995. Due to moderate loan demand, the growth of average securities of $14.1 million exceeded the $11.6 million growth in net loans. Yields on loans also declined in 1996. Yields were slightly higher for securities.

                          VALLEY NATIONAL CORPORATION
                     ANALYSIS OF AVERAGE RATES AND BALANCES
                           SIX MONTHS ENDED JUNE 30,
                             (Dollars in thousands)



                                                                   1999                                   1998
                                                   -------------------------------------  -------------------------------------
                                                               INTEREST      INTEREST                 INTEREST      INTEREST
                                                    AVERAGE     INCOME/     YIELDS AND     AVERAGE     INCOME/     YIELDS AND
                                                    BALANCE     EXPENSE      RATES(1)      BALANCE     EXPENSE      RATES(1)
                                                   ---------  -----------  -------------  ---------  -----------  -------------
ASSETS

Loans, net.......................................  $ 153,366   $   7,554         9.85%    $ 134,127   $   7,050        10.51%
Investment securities:
  Taxable........................................     29,636         857         5.78%       22,190         679         6.12%
  Exempt from federal income taxes(2)............     17,517         411         7.81%       13,836         338         8.14%
Federal funds sold...............................     10,875         253         4.66%       19,493         523         5.37%
Deposits with financial institutions.............      6,214         171         5.51%        4,482         133         5.92%
                                                   ---------  -----------         ---     ---------  -----------       -----
  Total interest earning assets..................    217,609   $   9,246         8.50%      194,129   $   8,723         8.99%
Noninterest earning assets.......................     24,531                                 21,040
                                                   ---------                              ---------
  Total assets...................................  $ 242,139                              $ 215,168
                                                   ---------                              ---------
                                                   ---------                              ---------

LIABILITIES

Time deposits of $100,000 or more................  $  18,870   $     443         4.70%    $  14,619   $     386         5.28%
All other interest-bearing deposits..............    154,374       2,346         3.04%      142,837       2,736         3.83%
                                                   ---------  -----------         ---     ---------  -----------       -----
  Total interest-bearing liabilities.............    173,244   $   2,789         3.22%      157,456   $   3,122         3.97%
Noninterest-bearing deposits.....................     46,695                                 39,246
Other liabilities................................      1,157                                    906
Stockholders' equity.............................     20,043                                 17,560
                                                   ---------                              ---------
  Total liabilities and stockholders' equity.....  $ 242,139                              $ 215,168
                                                   ---------                              ---------
                                                   ---------                              ---------

Interest income/earning assets...................              $   9,246         8.50%                $   8,723         8.99%
Interest expense/earning assets..................                  2,789         2.56%                    3,122         3.28%
                                                              -----------         ---                -----------       -----
Net interest income..............................              $   6,457         5.93%                $   5,601         5.77%


------------------------------

(1) Includes nonaccrual loans and loan fees.

(2) Yields on securities have been adjusted to a fully-tax equivalent basis using a rate of 40%.

    The following table reflects changes in interest income and expense attributable to changes in volume and interest rates of significant interest-bearing assets and liabilities:

                          VALLEY NATIONAL CORPORATION
                     ANALYSIS OF VOLUME AND INTEREST RATES
                            YEARS ENDED DECEMBER 31,
                                 (In thousands)


                                              SIX MONTHS ENDED
                                                JUNE 30, 1999
                                           COMPARED TO 1998 PERIOD      1998 COMPARED TO 1997        1997 COMPARED TO 1996
                                          -------------------------   --------------------------   --------------------------
                                           ATTRIBUTABLE TO CHANGE       ATTRIBUTABLE TO CHANGE       ATTRIBUTABLE TO CHANGE
                                          -------------------------   --------------------------   --------------------------
                                          TOTAL      IN        IN      TOTAL      IN        IN      TOTAL      IN        IN
                                          CHANGE   VOLUME     RATE    CHANGE    VOLUME     RATE    CHANGE    VOLUME     RATE
                                          ------   -------   ------   -------   -------   ------   -------   -------   ------
Loans, net..............................  $ 504    $  948    $ (444)  $1,403    $1,915    $ (512)  $  761    $1,110    $ (349)
Investment securities
  Taxable...............................    178       215       (37)     (95)      (49)      (46)     288       275        13
  Exempt from federal income taxes......     73        86       (13)     243       240         3      327       318         9
Federal funds sold......................   (270)     (201)      (69)     264       269        (5)     103        74        29
Deposits with financial institutions....     38        47        (9)      38        44        (6)      57        52         5
                                          ------   -------   ------   -------   -------   ------   -------   -------   ------
  Total.................................  $ 523    $1,095    $ (572)  $1,853    $2,419    $ (566)  $1,536    $1,829    $ (293)

Time deposits of $100,000 or more.......  $  57    $  100    $  (43)  $   16    $   41    $  (25)  $  (16)   $  (20)   $    4
All other deposits......................   (390)      175      (565)     341       652      (311)     640       561        79
  Total.................................  $(333)   $  275    $ (608)  $  357    $  693    $ (336)  $  624    $  541    $   83
                                          ------   -------   ------   -------   -------   ------   -------   -------   ------
Net interest income.....................  $ 856    $  820    $   36   $1,496    $1,726    $ (230)  $  912    $1,288    $ (376)
                                          ------   -------   ------   -------   -------   ------   -------   -------   ------
                                          ------   -------   ------   -------   -------   ------   -------   -------   ------


    The change in interest income/expense attributable to volume reflects the change in volume times the prior year's rate and the change in interest income/expense attributable to rate reflects the change in rates times the current year's volume.


    Net earnings for the six months ended June 30, 1999 was $1,394,000 compared to $1,048,000 for the same period in 1998. Basic earnings per share for the six month period ended June 30, 1999 was $0.50 compared to $0.38 per share for the same period in 1998. Diluted earnings per share for the six month period ended June 30, 1999 was $0.46 compared to $0.35 per share for the same period in 1998. The increase in net earnings was primarily the result of higher net interest income, a lower provision for loan losses, and higher other operating income.



    Net interest income for the six month period ended June 30, 1999 increased due to the growth of earning assets and lower cost of funds. Average earning assets grew to $217.6 million at June 30, 1999 compared to $194.1 million at June 30, 1998.



    Since the beginning of 1999, loan demand has improved for Valley National. Commercial real estate and construction lending activity has been strong, followed by increases in multi-family real estate and home equity credit lines. In addition, average taxable and tax-exempt securities increased as well as interest-earning deposits with other financial institutions. Average federal funds sold have declined over the past 12 months. Short-term interest rates declined in the fourth quarter of 1998 prompting the decrease in federal funds sold and the increase in securities. Recently, with upward pressure on short-term interest rates, Valley National is reversing this strategy and not increasing securities as much as federal funds sold.



    As a result of the decline in short-term interest rates over the past year, interest expense decreased in the six months ended June 30, 1999 compared to the same period in 1998. The average yield on interest-bearing deposits decreased to 3.22% for the six month period ended June 30, 1999 from 3.97% for the same period in 1998. In addition to the growth of earning assets, this decline in average yield on interest-bearing deposits helped to further increase net interest margin in the six months ended June 30, 1999.



    Net interest income for the six month period ended June 30, 1998 increased to $5.6 million compared to the same period of 1997 as a result of the growth of earning assets. Between June 1998 and 1997, average earning assets increased $22.0 million, or 12.8%, to $194.1 million with the largest increases in loans and federal funds sold. During the six month period ended June 30, 1998, the overall yield on earning assets declined as a result of decreases in yields on loans and taxable securities. Loan yields declined during this period due to lower demand for loans and aggressive competition from both bank and non-bank competitors.


    PROVISION FOR LOAN LOSSES. Valley National made provisions for loan losses for 1998 and 1997 of $627,000 and $497,000, respectively, and $1,062,000 in
1996. The provisions were determined based on management's assessment of an adequate reserve for possible loan losses.

    Management continually assesses the adequacy of the loan loss reserve by evaluating the collectability of loans. This process includes assigning risk ratings to loans and reserving percentages of these balances according to reserve allocation formulas. This valuation process takes into consideration such factors as changes in the nature and volume of Valley National's loan portfolio, prior loan loss experience, overall loan portfolio quality, review of specific problem loans, current and anticipated economic conditions that may affect a borrower's ability to pay and other factors that in management's judgment, deserve recognition. For the year 1998, as with previous years, management utilized this process in evaluating the adequacy of the allowance for loan loss.

    Steadily improving economic conditions and disciplined underwriting have resulted in lower loan delinquencies over the past several years. As a result of declining loan delinquencies, Valley National's net loan charge-offs decreased to $282,000 in 1998 compared to $344,000 and $1,071,000 in 1997 and 1996, respectively. The provision for loan losses increased in 1998, as compared to 1997, to keep pace with the growth in loans.

    In 1997 the provision for loan losses was decreased to $497,000 from $1.1 million in 1996 as a result of the decline in net loan charge-offs in 1997 and improved credit quality.

    In 1996 loan charge-offs increased $1.2 million and recoveries were lower compared to 1995. Higher loan charge-offs and fewer recoveries prompted the increase in the provision for loan losses.


    Due to lower net loan losses, the provision for loan losses declined in the first six months of 1999 compared to the same period in 1998. Loans charged off to the allowance for loan losses totaled $16,000 for the six month period ended June 30, 1999 with loan recoveries totaling $18,000. By comparison, loans charged off to the allowance for loan losses for the same period in 1998 totaled $154,000 and recoveries totaled $43,000. Loans on nonaccrual status were $535,000 as of June 30, 1999 compared to $92,000 as of December 31, 1998.

    NON-INTEREST INCOME. The following table presents a summary of non-interest income:

                          VALLEY NATIONAL CORPORATION
                        ANALYSIS OF NON-INTEREST INCOME
                                 (In thousands)


                                                                        SIX MONTHS
                                                                      ENDED JUNE 30,        YEARS ENDED DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1999       1998       1998       1997       1996
                                                                   ---------  ---------  ---------  ---------  ---------
Service charges on deposit accounts..............................  $     831  $     787  $   1,614  $   1,642  $   1,495
Merchant processing fees.........................................        332        243        546        514        418
Mortgage brokerage fees..........................................        136        104        254        192         63
Gain on sale of loans............................................         59         36         81         48         --
Other............................................................        361        253        512        348        273
                                                                   ---------  ---------  ---------  ---------  ---------
  Total..........................................................  $   1,719  $   1,423  $   3,007  $   2,744  $   2,249
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------



    Service charges on deposit accounts declined slightly for the year ended 1998 because Valley National did not raise service charge fees in 1998 and depositors, especially small businesses, maintained higher account balances, which resulted in fewer account charges. Merchant processing fees were higher as a result of an increase in merchant accounts. Mortgage banking fees increased 32% due to an increase in mortgage refinancing activities. Other income includes commissions on the sale of nondeposit investment products, transaction fees on credit and debit card processing, and other miscellaneous items.



    Service charges on deposit accounts increased to $831,000 in the first six months of 1999 compared to $787,000 in the same period in 1998. These increases were the result of the growth in Valley National deposits and the increased number of accounts subject to charge. Valley National did not change its service charge fees between June 30, 1998 and 1999.



    Merchant processing fees increased to $332,000 for the six month period ended June 30, 1999 compared to $243,000 for the same period in 1998 as a result of an increase in merchant transaction fees and the growth of the merchant program.



    Mortgage brokerage fees have increased due to low mortgage rates and the resulting increased real estate sales and refinancing activity.



    Gain on sale of loans is the result of sales of the guaranteed portion of SBA loans, which Valley National has done more frequently in 1999 than 1998. Other income increased primarily as a result of increased commissions earned on the sale of mutual funds, annuities and other nondeposit investment products.

    NON-INTEREST EXPENSE. The following table presents a summary of non-interest expense:

                          VALLEY NATIONAL CORPORATION
                        ANALYSIS OF NON-INTEREST EXPENSE
                                 (In thousands)


                                                                       SIX MONTHS
                                                                     ENDED JUNE 30,        YEARS ENDED DECEMBER 31,
                                                                  --------------------  -------------------------------
                                                                    1999       1998       1998       1997       1996
                                                                  ---------  ---------  ---------  ---------  ---------
Compensation and employee benefits..............................  $   2,744  $   2,605  $   5,236  $   4,951  $   4,359
Occupancy expense...............................................        592        560      1,142      1,101        872
Furniture and equipment.........................................        370        323        683        622        503
Other...........................................................      2,049      1,574      3,501      3,014      2,808
                                                                  ---------  ---------  ---------  ---------  ---------
  Total.........................................................  $   5,755  $   5,062  $  10,562  $   9,688  $   8,542
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------



    Compensation and employee benefits increased in each of the past three years as a result of an increase in the number of employees, and salary increases for promotions and cost of living adjustments. In 1998 this expense increased 6% compared to 14% in 1997. Valley National did not open any new facilities or engage in any new lines of business in 1998. In 1997 staffing levels increased to accommodate the opening of a sixth banking office in Santee California, and to engage in the sale of non-deposit investment products. In 1996 staffing levels remained fairly constant rising at a rate of approximately 6%.



    Compensation and employee benefits increased to $2,744,000 or 5.3% in the first six months of 1999 compared to the same period in 1998. This increase is primarily the result of pay increases and promotions granted to staff members for improved performance in their assigned duties. Staffing levels have remained fairly steady over the past year and expense controls have been effective.


    In 1998, occupancy costs rose 4% compared to 26% in 1997. In 1997, occupancy expense increased due to the opening of the Santee office and the completion of the Grossmont Center office, which was completely destroyed by fire in late 1995. The new facility is larger and contains more amenities designed to support the future growth of Valley National in the La Mesa area. Insurance proceeds due from the loss of property were fully collected in 1997.

    In 1996 occupancy expense decreased due to the lower cost of temporary facilities for the Grossmont Center office.

    Furniture and equipment expense increased 10% in 1998 compared to 24% in 1997. In 1998 Valley National spent approximately $171,000 on software upgrades and other equipment, which would not have otherwise been spent, except for the Year 2000 issue. In 1997 furniture and equipment expense increased as a result of higher depreciation expense for the Santee and Grossmont Center offices. By comparison, furniture and equipment expense increased 4% in 1996, which was largely the result of higher equipment maintenance and upgrade costs.


    Occupancy expense increased $32,000 to $592,000 and furniture and equipment expense increased $47,000 to $370,000 in the first six months of 1999 compared to the same period in 1998 primarily as a result of increases in the operating and maintenance costs of premises and equipment and higher depreciation expense resulting from acquisitions of additional equipment.


    In 1998 other operating expenses increased 16% compared to 7% in 1997 as a result of the general growth of Valley National and some modest price increases. In 1998 data processing expense increased 19% due to the growth in the number of accounts, plus the initial cost of Valley National's "PC Banking & Bill Pay" product. Professional services increased, in part, as a result of consulting fees for Year 2000. Merchant processing expense, like merchant processing fees, was higher due to an increase in merchant accounts. Also, other expenses include $142,000 of organizational costs for Valley National, the holding company for Valle de Oro Bank.

    In 1997 other expenses increased 7% over 1996 as a result of the growth of Valley National's operations. Other real estate owned expense, however, decreased 62% in 1997 due to a reduction in other real estate owned properties and their related holding costs.

    In 1996 the decline in other expenses was attributable to a significant reduction in FDIC deposit insurance costs. Stationery and supplies declined because of improved cost controls and data processing costs were lower due to greater system utilization. Professional services declined in 1996 as a result of converting item processing from an outside vendor to Valley National personnel in mid-1995.


    Other operating expense increased $475,000 in the six month period ended June 30, 1999 compared to the same period in 1998. For the six month period ended June 30, 1999 compared to the same period in 1998, professional services increased $174,000 largely due to the cost of forming Valley National Corporation. Data processing, merchant processing expense, stationery, telephone, postage and other expenses increased primarily as a result of the growth of Valley National, and to a lesser degree, price increases.


    INCOME TAXES. Valley National's income tax provision for 1998 was $1,147,000 compared with $1,037,000 in 1997, and $791,000 in 1996. The effective tax rates were 32% in 1998, 36% in 1997, and 36% in 1996. The effective tax rate differs from the federal statutory rate primarily as a result of tax-exempt interest.


    Income taxes have increased in each of the last three years as a result of higher pre-tax earnings. Valley National has reduced its effective tax rate in each of the past three years by increasing its investment in tax-exempt securities.


FINANCIAL CONDITION

    LOANS. The following table presents the balance of each major category of loans at the dates indicated:

                          VALLEY NATIONAL CORPORATION
                               ANALYSIS OF LOANS
                             (Dollars in thousands)

                                                         JUNE 30,                                DECEMBER 31,
                                          ---------------------------------------   ---------------------------------------
                                                 1999                 1998                 1998                 1997
                                          ------------------   ------------------   ------------------   ------------------
                                                       % OF                 % OF                 % OF                 % OF
                                            AMOUNT     LOANS     AMOUNT     LOANS     AMOUNT     LOANS     AMOUNT     LOANS
                                          ----------   -----   ----------   -----   ----------   -----   ----------   -----
Loan Category:
Commercial and industrial...............  $   58,473    36%    $   54,530    39%    $   62,341    41%    $   56,477    41%
Real estate-construction................      10,094     6%         4,816     3%         7,960     5%         5,899     4%
Real estate-mortgage....................      80,757    49%        69,182    49%        66,850    44%        61,070    45%
Consumer loans..........................      15,132     9%        12,729     9%        15,062    10%        13,449    10%
                                          ----------   -----   ----------   -----   ----------   -----   ----------   -----
  Total loans...........................     164,456   100%       141,257   100%       152,213   100%       136,895   100%
                                          ----------           ----------           ----------           ----------
Less allowance for loan losses..........      (1,949)              (1,580)              (1,687)              (1,342)
Less deferred loan fees.................        (852)                (723)                (818)                (716)
                                          ----------           ----------           ----------           ----------
  Total gross loans.....................  $  161,655           $  138,954           $  149,708           $  134,837
                                          ----------           ----------           ----------           ----------
                                          ----------           ----------           ----------           ----------


                                                 1996
                                          ------------------
                                                       % OF
                                            AMOUNT     LOANS
                                          ----------   -----
Loan Category:
Commercial and industrial...............  $   51,183    43%
Real estate-construction................       5,560     5%
Real estate-mortgage....................      52,349    44%
Consumer loans..........................      10,983     9%
                                          ----------   -----
  Total loans...........................     120,075   100%
                                          ----------
Less allowance for loan losses..........      (1,189)
Less deferred loan fees.................        (667)
                                          ----------
  Total gross loans.....................  $  118,219
                                          ----------
                                          ----------



    A principal component of Valley National's earning assets is its loan portfolio. Loans have steadily grown over the past three years. Net loans increased 11% to $149.7 million in 1998 compared to an increase of 14% in both 1997 and 1996. At June 30, 1999 net loans increased to $161.5 million, an 8% increase over December 31, 1998 and a 16% increase over net loans at June 30, 1998. Generally, Valley National focuses on small business commercial and real estate secured lending, including loans guaranteed by the Small Business Administration. Consumer lending has also been pursued, primarily in automobile financing and retail credit card programs. In 1999 commercial real estate and construction lending activity has been strong, followed by increases in multi-family real estate and home equity credit lines.


                          VALLEY NATIONAL CORPORATION
                  NONACCRUAL, RESTRUCTURED AND PAST DUE LOANS
                                 (In thousands)


                                                                 JUNE 30,                 DECEMBER 31,
                                                           --------------------  -------------------------------
                                                             1999       1998       1998       1997       1996
                                                           ---------  ---------  ---------  ---------  ---------
Nonaccrual loans.........................................  $     535  $     814  $      92  $     350  $     619
Restructured loans.......................................         --         --         --         --      1,158
Loans past due 90 days or more...........................         53        680        437        544         12
                                                           ---------  ---------  ---------  ---------  ---------
  Total nonperforming loans..............................  $     588  $   1,494  $     529  $     894  $   1,789
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------


Note: Loans are generally placed on nonaccrual status when the borrowers are past due 90 days and when payment in full of principal or interest is not expected. At the time a loan is placed on nonaccrual status, any interest income previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is subsequently recognized only to the extent cash is received and the loan's principal balance is deemed collectible. Loans are restored to accrual status when the loans become both well secured and are in the process of collection.


       Interest income of $23,000 and $42,000 would have been recorded for the six months ended June 30, 1999 and 1998, respectively, if nonaccrual loans had been on a current basis, in accordance with their original terms. Interest income of $43,000, $45,000 and $66,000 would have been recorded for the years ended December 31, 1998, 1997 and 1996, respectively, if nonaccrual loans had been on a current basis, in accordance with their original terms. Interest income of $2,000 and $0 was recognized on loans subsequently transferred to nonaccrual status during the six month periods ended June 30, 1999 and 1998. Interest income of $20,000, $17,000 and $15,000 was recognized on loans subsequently transferred to nonaccrual status as of December 31, 1998, 1997 and 1996, respectively.


    ALLOWANCE FOR LOAN LOSSES. Valley National's loan loss allowance is available to absorb future loan losses. The current level of the loan loss allowance is a result of management's assessment of the risk within the loan portfolio based on the information revealed in the credit reporting processes. Valley National utilizes a risk-rating system on loans and a monthly credit review and reporting process which results in the calculation of the guideline allowances based on the risk within the portfolio. This assessment of risk takes into account the composition of the loan portfolio, review of specific problem loans, previous loan experience, current and anticipated economic conditions and other factors that, in management's judgment, deserve recognition.


    Nonperforming loans have generally decreased over the past three years, reflecting Valley National's attention to loan quality as well as an improving local economy. Nonperforming loans have remained approximately the same over the past six months, but decreased significantly when compared to June 30, 1998. As of June 30, 1999 nonperforming loans were $588,000 compared to $529,000 at December 31, 1998 and $1.5 million at June 30, 1998.

    The following table presents the changes in Valley National's loan loss allowance as of the dates indicated:

                          VALLEY NATIONAL CORPORATION
                     ANALYSIS OF ALLOWANCE FOR LOAN LOSSES
                             (Dollars in thousands)


                                                   SIX MONTHS ENDED
                                                       JUNE 30,            YEAR ENDED DECEMBER 31,
                                                 --------------------  -------------------------------
                                                   1999       1998       1998       1997       1996
                                                 ---------  ---------  ---------  ---------  ---------
Balance at beginning of period.................  $   1,687  $   1,342  $   1,342  $   1,189  $   1,198
Charge-offs:
  Commercial and industrial....................         --        (90)       (97)      (211)      (923)
  Real estate--construction....................         --         --         --         --         --
  Real estate--mortgage........................         --         --       (103)      (129)       (64)
  Consumer loans...............................        (16)       (64)      (168)      (109)      (179)
    Total......................................        (16)      (154)      (368)      (449)    (1,166)

Recoveries:
  Commercial and industrial....................         17         41         71         40         52
  Real estate--construction....................         --         --         --         --         --
  Real estate--mortgage........................          1         --         --         57         21
  Consumer loans...............................         --          2         15          8         22
    Total......................................         18         43         86        105         95
Net charge-offs................................         (2)      (111)      (282)      (344)    (1,071)
Provision for loan losses......................        260        349        627        497      1,062
Balance at end of period.......................  $   1,949  $   1,580  $   1,687  $   1,342  $   1,189

Allowance for loan losses to total loans at
  period.......................................       1.19%      1.12%      1.11%      0.98%      0.99%

Net charge-offs to average loans...............       0.00%      0.08%      0.20%      0.29%      0.97%



    The loan loss allowance at June 30, 1999 was $1,949,000. Management believes such amount is sufficient to cover any possible losses from nonaccrual loans as well as the remainder of the loan portfolio.

    The following table allocates the loan loss allowance based on management's judgment of potential losses in the respective areas. While management has allocated reserves to various portfolio segments for purposes of this table, the reserve is general in nature and is available for the portfolio in its entirety.

                          VALLEY NATIONAL CORPORATION
                    ALLOCATION OF ALLOWANCE FOR LOAN LOSSES
                             (Dollars in thousands)


SIX MONTHS ENDED JUNE 30,                               COMMERCIAL     REAL ESTATE    CONSUMER     UNALLOCATED     TOTAL
-----------------------------------------------------  -------------  -------------  -----------  -------------  ---------
1999
Allowance for loan losses............................    $     787      $     348     $     278     $     536    $   1,949
% of loans in each category to total loans...........           25%            32%           19%           24%         100%

1998
Allowance for loan losses............................    $     620      $     313     $     324     $     323    $   1,580
% of loans in each category to total loans...........           32%            24%           20%           24%         100%

YEAR ENDED DECEMBER 31,
-----------------------------------------------------
1998
Allowance for loan losses............................    $     483      $     475     $     325     $     404    $   1,687
% of loans in each category to total loans...........           29%            28%           19%           24%         100%

1997
Allowance for loan losses............................    $     485      $     263     $     265     $     329    $   1,342
% of loans in each category to total loans...........           36%            20%           20%           24%         100%

1996
Allowance for loan losses............................    $     464      $     217     $     289     $     219    $   1,189
% of loans in each category to total loans...........           39%            18%           24%           19%         100%


    INVESTMENT PORTFOLIO. The investment activities of Valley National are designed to assist in maximizing income consistent with quality and liquidity requirements, supply collateral to secure public funds, provide a means for balancing market and credit risks, and provide consistent income and market value throughout changing economic times.

    Valley National's portfolio consists of U.S. Treasury and government agency obligations, including SBA loan pools, taxable and tax-exempt municipal securities, and corporate debt. Valley National's investment portfolio does not contain concentration of investments in any one issuer in excess of 10% of Valley National's total investment portfolio. Exempt from this calculation are securities of the U.S. government and U.S. government agencies.

    The following table presents the composition of Valley National's investment portfolio at the dates indicated:

                          VALLEY NATIONAL CORPORATION
                              INVESTMENT PORTFOLIO
                                 (In thousands)


                                                       JUNE 30,                 DECEMBER 31,
                                                 --------------------  -------------------------------
                                                   1999       1998       1998       1997       1996
                                                 ---------  ---------  ---------  ---------  ---------
U.S. Treasury and government agency
  securities...................................  $  21,513  $  16,424  $  22,254  $  19,825  $  19,248
States and political subdivisions..............     23,659     18,520     23,542     16,962     11,362
Other..........................................        760        472        766        477        485
                                                 ---------  ---------  ---------  ---------  ---------
  Total investments............................  $  45,932  $  35,416  $  46,562  $  37,264  $  31,095
                                                 ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------


    For the investment portfolio as of December 31, 1998, the following table presents a summary of yield and maturities:

                          VALLEY NATIONAL CORPORATION
                  ANALYSIS OF INVESTMENT YIELDS AND MATURITIES
                               DECEMBER 31, 1998
                             (Dollars in thousands)


                                                       ONE YEAR THROUGH   OVER FIVE YEARS
                                       ONE YEAR OR                          THROUGH TEN
                                          LESS            FIVE YEARS           YEARS         OVER TEN YEARS         TOTAL
                                     ---------------   ----------------   ----------------   ---------------   ----------------
                                     AMOUNT    YIELD    AMOUNT    YIELD    AMOUNT    YIELD   AMOUNT    YIELD    AMOUNT    YIELD
                                     -------   -----   --------   -----   --------   -----   -------   -----   --------   -----
U.S. Treasury and government
  agencies.........................  $2,757    5.92%   $14,725    5.89%   $ 3,093    6.04%   $1,679    5.70%   $22,254    5.90%
States and political
  subdivisions.....................     347    6.75%     8,628    6.65%    11,913    7.38%    2,654    8.02%    23,542    7.07%
Other..............................     468    6.04%       298    5.56%        --    0.00%       --    0.00%       766    5.85%
                                     -------   -----   --------   -----   --------   -----   -------   -----   --------   -----
  Total............................  $3,572    5.93%   $23,651    5.60%   $15,006    5.11%   $4,333    5.45%   $46,562    5.46%
                                     -------           --------           --------           -------           --------
                                     -------           --------           --------           -------           --------



Yields are stated on a tax-equivalent basis.

    For the investment portfolio as of June 30, 1999, the following table presents a summary of yield and maturities:



                          VALLEY NATIONAL CORPORATION
                  ANALYSIS OF INVESTMENT YIELDS AND MATURITIES
                                 JUNE 30, 1999
                             (Dollars in thousands)



                                                     ONE YEAR THROUGH    OVER FIVE YEARS
                                      ONE YEAR OR                          THROUGH TEN
                                         LESS           FIVE YEARS            YEARS          OVER TEN YEARS          TOTAL
                                     -------------   -----------------   ----------------   ----------------   -----------------
                                     AMOUNT  YIELD    AMOUNT     YIELD    AMOUNT    YIELD    AMOUNT    YIELD    AMOUNT     YIELD
                                     ------  -----   ---------   -----   --------   -----   --------   -----   ---------   -----
U.S. Treasury and government
  agencies.........................  $3,526  5.94%   $ 15,483    5.75%   $ 3,133    5.95%   $   371    5.59%   $ 21,513    5.81%
States and political
  subdivisions.....................    543   6.68%      8,399    6.59%    12,499    7.14%     2,218    8.06%     23,659    7.02%
Other..............................    464   6.04%        296    5.56%        --    0.00%        --    0.00%        760    5.85%
                                     ------  -----   ---------   -----   --------   -----   --------   -----   ---------   -----
  Total............................  $4,533  6.04%   $ 23,178    6.05%   $15,632    6.90%   $ 2,589    7.71%   $ 45,932    5.37%
                                     ------          ---------           --------           --------           ---------
                                     ------          ---------           --------           --------           ---------



Yields are stated on a tax-equivalent basis.


    DEPOSITS. The following table presents a summary of Valley National's average deposits as of the dates indicated and the maturity of time deposits over $100,000:

                          VALLEY NATIONAL CORPORATION
                              ANALYSIS OF DEPOSITS
                             (Dollars in thousands)


                                              JUNE 30,                                        DECEMBER 31,
                                -------------------------------------   ---------------------------------------------------------
                                      1999                1998                1998                1997                1996
                                -----------------   -----------------   -----------------   -----------------   -----------------
                                 AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE
                                ---------   -----   ---------   -----   ---------   -----   ---------   -----   ---------   -----
Noninterest-bearing...........  $  47,695           $  39,246           $  41,506           $  34,955           $  28,128
Interest-bearing NOW..........     27,904   0.94%      23,394   1.00%      26,745   1.02%      21,145   1.00%      17,935   1.00%
Savings deposits..............     86,314   2.99%      81,811   4.01%      84,794   3.84%      74,108   4.07%      65,956   3.89%
                                ---------   -----   ---------   -----   ---------   -----   ---------   -----   ---------   -----
Time deposits < $100,000......     40,156   4.58%      37,632   5.17%      38,030   5.13%      36,535   5.24%      33,513   5.22%
Time deposits > $100,000......     18,870   4.73%      14,619   5.36%      15,376   5.30%      14,620   5.47%      14,981   5.44%
                                ---------           ---------           ---------           ---------           ---------
  Total deposits..............  $ 220,939           $ 196,702           $ 206,451           $ 181,363           $ 160,513
                                ---------           ---------           ---------           ---------           ---------
                                ---------           ---------           ---------           ---------           ---------

                          VALLEY NATIONAL CORPORATION
                 MATURITY OF TIME DEPOSITS OF $100,000 OR MORE
                                 (In thousands)


                                                    < 3 MONTHS    >3-6 MONTHS    6-12 MONTHS    >12 MONTHS      TOTAL
                                                    -----------  -------------  -------------  -------------  ---------
June 30, 1999.....................................   $  10,429         3,694          7,795          1,093    $  23,011
December 31, 1998.................................   $   9,407         4,489          3,640          1,011    $  18,547



    Year-end average deposits for 1998 were $206.5 million as compared to $181.4 million for year-end 1997 and $160.5 million for year-end 1996. At June 30, 1999 total average deposits were $220.9 million compared to $196.7 million at June 30, 1998. Deposits have steadily increased over the past three years due to Valley National's reputation in the local community and its business development and marketing efforts. In the first six months of 1999, time deposits of $100,000 or more increased at a faster rate than in the previous years due to higher rates paid by Valley National and its competitors on time deposits, especially those with longer maturities.



    CAPITAL. Bank regulatory agencies measure capital adequacy through standardized risk-based capital guidelines which compare different levels of capital (as defined by such guidelines) to risk-weighted asset and off-balance sheet obligations. Banks are required to maintain a minimum risk-based capital ratio of 8%. Banking organizations considered to be among the most highly rated, based upon examination results also must maintain a minimum leverage ratio of 3% and a minimum risk-based capital ratio of 8%. Banks that are not the most highly rated are expected to maintain a capital leverage ratio of at least 100 to 200 basis points above the minimum 3% levels. See "Business of Valley National--Supervision and Regulation" on page 61 for a detailed discussion of these capital requirements.



    The following table presents regulatory capital requirements and risk-based capital levels of Valle de Oro Bank:


                        REGULATORY CAPITAL REQUIREMENTS:
                                 (In thousands)


                                                                    TIER 1      TOTAL RISK-BASED
                                                                    CAPITAL          CAPITAL       LEVERAGE RATIO
                                                                 -------------  -----------------  --------------
DECEMBER 31, 1998
Adequate.......................................................    $   6,722        $  13,444        $    9,563
Well capitalized...............................................    $  10,083        $  16,805        $   11,954
Actual.........................................................    $  19,268        $  20,955        $   19,268

JUNE 30, 1999
Adequate.......................................................    $   7,274        $  14,548        $    9,740
Well capitalized...............................................    $  10,911        $  18,186        $   12,176
Actual.........................................................    $  20,510        $  22,459        $   20,510

                               VALLE DE ORO BANK
                               RISK-BASED CAPITAL
                             (Dollars in thousands)



                                                             JUNE 30, 1999       DECEMBER 31, 1998
                                                          --------------------  --------------------
                                                           AMOUNT      RATIO     AMOUNT      RATIO
                                                          ---------  ---------  ---------  ---------
Capital Category:
  Tier 1 Capital........................................  $  20,510      11.28% $  19,268      11.47%
  Total Capital.........................................  $  22,459      12.35% $  20,955      12.47%

Total risk weighted assets..............................  $ 181,856             $ 168,046

Leverage ratio..........................................  $  20,510       8.42% $  19,268       8.06%



    As of June 30, 1999, Valle de Oro Bank exceeded each of the capital requirements of the federal banking regulatory agencies.


    LIQUIDITY AND FUNDS MANAGEMENT. Liquidity management requires an ability to meet financial commitments when contractually due and to respond to other requirements for funds. Valley National has an Asset/Liability Management Committee (ALCO) responsible for managing balance sheet and off-balance sheet commitments to meet the needs of customers while achieving Valley National's financial objectives. Valley National's ALCO meets regularly to review funding capacities, current and forecasted loan demand, and investment opportunities.


    Funds are held in cash and cash equivalents, which are comprised of cash and due from banks plus federal funds sold. Cash and cash equivalents increased to $23.6 million at December 31, 1998 compared to $19.3 million and $18.8 million at December 31, 1997 and 1996, respectively, largely through increased demand deposits. Cash and cash equivalents at June 30, 1999 totaled $23.1 million, or 9.3% of total assets, compared to $23.6 million at December 31, 1998. This decrease was the result of loans increasing during the period at a faster rate than deposits. Net loans increased $11.9 million during the first six months of 1999 as a result of improved loan demand, especially in commercial real estate and construction lending. Total deposits, by comparison, increased $9.9 million during this same period, primarily in time deposits. The only restriction on Valley National's cash and cash equivalents are reserve requirements and a $350,000 compensating balance arrangement with the Federal Reserve Bank.



    Short-term securities classified as available-for-sale also provide a secondary source of liquidity because these securities can be sold at any time, if necessary. The fair value of available-for-sale securities maturing in one year or less at June 30, 1999 and December 31, 1998, respectively totaled $2.9 million and $3.1 million.


    As an additional source of liquidity, Valley National maintains lines of credit for $11.5 million with correspondent banks for the purchase of overnight funds. These lines are subject to availability of funds. Valley National also has the capability of borrowing overnight funds from the Federal Reserve's discount window. Historically, Valley National has used its borrowing capabilities infrequently.


    The ability of Valley National to obtain funds for the payment of dividends and for other cash requirements is largely dependent upon the amount of dividends that may be declared and paid by Valle de Oro Bank. Dividends paid by a national bank, like Valle de Oro Bank, are regulated by the Office of the Comptroller of the Currency under its general supervisory authority as it relates to a bank's requirement to maintain adequate capital. A national banking association may declare a dividend without the approval of the Office of the Comptroller of the Currency as long as the total of dividends declared in a calendar year does not exceed the total of net profits for that year combined with the retained profits for the preceding two years.

    INTEREST RATE SENSITIVITY. Significant changes in interest rates affect the composition, yield and cost of balance sheet components. The rate sensitivity of these assets and liabilities is monitored and matched to control the risk associated with movements in rates. The ALCO for Valley National meets monthly to monitor and formulate strategies and policies to provide sufficient levels of net interest income while maintaining acceptable levels of interest rate sensitivity, risk and liquidity. The primary object of rate sensitivity management is to ensure earnings stability by minimizing the sensitivity of net interest income to fluctuations in interest rates. Valley National uses gap analysis and other systems to measure, monitor and adapt to changing interest rate environments. Valley National monitors and evaluates its interest rate risk position on a quarterly basis using traditional gap analysis. Gap analysis calculates the mismatches over certain time periods between assets and liabilities whose interest rates are subject to repricing at their contractual maturity dates or repricing period.

    The following table presents Valley National's interest rate sensitivity analysis by contractual repricing or maturity at December 31, 1998:

                          VALLEY NATIONAL CORPORATION
                           INTEREST RATE SENSITIVITY
                            AS OF DECEMBER 31, 1998
                             (Dollars in thousands)

                                                      LESS THAN 3  3 MONTHS TO   1 TO 5     OVER 5     NON-RATE
                                                        MONTHS       1 YEAR       YEARS      YEARS     SENSITIVE     TOTAL
                                                      -----------  -----------  ---------  ---------  -----------  ---------
REPRICING INTERVAL
Deposits with financial institutions................   $   1,397    $   3,998   $   1,001  $      --   $      --   $   6,396
Federal funds sold..................................      11,890           --          --         --          --      11,890
Investment securities...............................       1,502        2,070      23,651     19,339          --      46,562
Loans, gross........................................      87,275       10,780      29,756     24,310          92     152,213
All other assets....................................          --           --          --         --      19,739      19,739
                                                      -----------  -----------  ---------  ---------  -----------  ---------
  Total.............................................   $ 102,064    $  16,848   $  54,408  $  43,649   $  19,831   $ 236,800
                                                      -----------  -----------  ---------  ---------  -----------  ---------
                                                      -----------  -----------  ---------  ---------  -----------  ---------

Non-interest bearing deposits.......................          --           --          --         --   $  44,015   $  44,015
Savings & NOW deposits..............................          --           --          --  $  45,971          --      45,971
Money market deposits...............................   $  69,969           --          --         --          --      69,969
Time deposits under $100,000........................      12,619    $  21,191   $   3,997         84          --      37,891
Time deposits of $100,000 or more...................       9,407        8,129       1,011         --          --      18,547
All other liabilities...............................           9           25          18         --         945         997
Stockholders' equity................................          --           --          --         --      19,410      19,410
                                                      -----------  -----------  ---------  ---------  -----------  ---------
  Total.............................................   $  92,004    $  29,345   $   5,026  $  46,055   $  64,370   $ 236,800
                                                      -----------  -----------  ---------  ---------  -----------  ---------
                                                      -----------  -----------  ---------  ---------  -----------  ---------

Period gap..........................................   $  10,060    $ (12,497)  $  49,382  $  (2,406)  $ (44,539)
Cumulative gap......................................   $  10,060    $  (2,437)  $  46,945  $  44,539
Cumulative rate sensitive gap %.....................           4%          (1%)        20%        19%

Note: All amounts are reported at their contractual maturity or repricing periods. For purposes of this analysis, Valley National assumes that savings deposits, which have no stated maturity, are not rate sensitive. Money market accounts are repriced at the discretion of management and generally are more rate sensitive.

    At December 31, 1998, Valley National had a positive cumulative gap of $10.0 million or 4% of total assets in the period of less than three months, which reverses to a negative cumulative gap of $2.4 million or negative 1% of total assets in the three months to one year period. At June 30, 1999 Valley National had a positive gap of $12.7 million or 5% of total assets in the period of less than three months, which reverses to a negative cumulative gap of $6.9 million or negative 3% of total assets in the three months to one year period. This increase in the negative cumulative gap in the period from three months to one year is the result of an increase in time deposits with longer maturities. When rates rise, net interest income will increase in the first three months, then decline over the remaining nine months as more interest-bearing liabilities reprice. When rates fall, the opposite is true. Valley National has a positive cumulative gap beyond one year that is offset by noninterest-bearing liabilities and stockholders' equity. Valley National normally evaluates its risk to earnings using interest rate changes of 200 basis points upon its one year cumulative gap. At December 31, 1998 an adverse change in interest rates upon the negative one year cumulative gap of $2.4 million would result in a decrease of approximately $49,000, or less than 1% of net interest income. At June 30, 1999 an adverse change upon the negative one year cumulative gap of $6.9 million would result in a decrease of approximately $139,000, or less than 3% of net interest income for the first six months of 1999, which Valley National considers reasonable.



    The following table presents Valley National's interest rate sensitivity analysis by contractual repricing or maturity at June 30, 1999:



                          VALLEY NATIONAL CORPORATION
                           INTEREST RATE SENSITIVITY
                              AS OF JUNE 30, 1999
                             (Dollars in thousands)



                                                      LESS THAN 3  3 MONTHS TO   1 TO 5     OVER 5     NON-RATE
                                                        MONTHS       1 YEAR       YEARS      YEARS     SENSITIVE     TOTAL
                                                      -----------  -----------  ---------  ---------  -----------  ---------
REPRICING INTERVAL
Deposits with financial institutions................   $   1,299    $   4,203   $     500  $      --   $      --   $   6,002
Federal funds sold..................................      10,950           --          --         --          --      10,950
Investment securities...............................       1,724        2,809      23,178     18,221          --      45,932
Loans, gross........................................      86,132        9,448      37,777     30,564         535     164,456
All other assets....................................          --           --          --         --      20,332      20,332
                                                      -----------  -----------  ---------  ---------  -----------  ---------
  Total.............................................   $ 100,105    $  16,460   $  61,455  $  48,785   $  20,867   $ 247,672
                                                      -----------  -----------  ---------  ---------  -----------  ---------
                                                      -----------  -----------  ---------  ---------  -----------  ---------

Non-interest bearing deposits.......................          --           --          --         --      48,545      48,545
Savings & NOW deposits..............................          --           --          --     45,891          --      45,891
Money market deposits...............................      64,355           --          --         --          --      64,355
Time deposits under $100,000........................      12,572       24,633       7,299         --          --      44,504
Time deposits of $100,000 or more...................      10,429       11,489       1,093         --          --      23,011
All other liabilities...............................           9           26          --         --       1,061       1,096
Stockholders' equity................................          --           --          --         --      20,270      20,270
                                                      -----------  -----------  ---------  ---------  -----------  ---------
  Total.............................................   $  87,365    $  36,148   $   8,392  $  45,891   $  69,876   $ 247,672
                                                      -----------  -----------  ---------  ---------  -----------  ---------
                                                      -----------  -----------  ---------  ---------  -----------  ---------

Period gap..........................................   $  12,740    $ (19,688)  $  53,063  $   2,894   $ (49,009)
Cumulative gap......................................   $  12,740    $  (6,948)  $  46,115  $  49,009
Cumulative rate sensitive gap %.....................           5%          (3%)        19%        20%


Note: All amounts are reported at their contractual maturity or repricing periods. For purposes of this analysis, Valley National assumes that savings deposits, which have no stated maturity, are not rate sensitive. Money market accounts are repriced at the discretion of management and generally are more rate sensitive.

    The following table presents Valley National's interest rate sensitivity analysis at the dates indicated with respect to individual categories of loans and provides separate analyses with respect to fixed interest rate loans and floating interest rate loans:

                          VALLEY NATIONAL CORPORATION
                           LOAN REPRICING OR MATURING
                            AS OF DECEMBER 31, 1998
                                 (In thousands)

                                                            REPRICING OR MATURING IN
                                               --------------------------------------------------
                                                1 YEAR OR    OVER 1 TO 5     OVER 5
                                                  LESS          YEARS         YEARS       TOTAL
                                               -----------  -------------  -----------  ---------
Loan Category:
Commercial and industrial....................   $  21,617     $  22,201     $  18,523   $  62,341
Real estate--construction....................       7,738           222            --       7,960
                                               -----------  -------------  -----------  ---------
Total........................................   $  29,355     $  22,423     $  18,523   $  70,301
                                               -----------  -------------  -----------  ---------
                                               -----------  -------------  -----------  ---------

                                                                         FLOATING
                                                          FIXED RATE       RATE        TOTAL
                                                          -----------  ------------  ---------
Commercial and industrial...............................   $  12,249    $   50,092   $  62,341
Real estate--construction...............................         218         7,742       7,960
                                                          -----------  ------------  ---------
Total...................................................   $  12,467    $   57,834   $  70,301
                                                          -----------  ------------  ---------
                                                          -----------  ------------  ---------


                          VALLEY NATIONAL CORPORATION
                           LOAN REPRICING OR MATURING
                              AS OF JUNE 30, 1999
                                 (In thousands)



                                                            REPRICING OR MATURING IN
                                               --------------------------------------------------
                                                1 YEAR OR    OVER 1 TO 5     OVER 5
                                                  LESS          YEARS         YEARS       TOTAL
                                               -----------  -------------  -----------  ---------
Loan Category:
Commercial and industrial....................   $  16,657     $  23,137     $  18,329   $  58,123
Real estate--construction....................       9,892           202            --      10,094
                                               -----------  -------------  -----------  ---------
Total........................................   $  26,549     $  23,339     $  18,329   $  68,217
                                               -----------  -------------  -----------  ---------
                                               -----------  -------------  -----------  ---------



                                                                         FLOATING
                                                          FIXED RATE       RATE        TOTAL
                                                          -----------  ------------  ---------
Commercial and industrial...............................   $  12,783    $   45,340   $  58,123
Real estate--construction...............................         634         9,460      10,094
                                                          -----------  ------------  ---------
Total...................................................   $  13,417    $   54,800   $  68,217
                                                          -----------  ------------  ---------
                                                          -----------  ------------  ---------


YEAR 2000 COMPLIANCE ISSUES


    The Year 2000 ("Y2K") issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of Valley National's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a variety of system miscalculations, operating problems and system failures.

    Valley National is addressing its year 2000 ("Y2K") issues using a five phase program. The five phases are awareness, assessment, renovation, validation, and implementation. A brief description of each phase and Valley National's progress toward completing each phase follows.



    The awareness phase identifies potential Y2K problems, develops an overall strategy for addressing the issues, obtains support from the board of directors and management, appoints a project team of employees to direct Valley National's activities, and implements an internal and external communication program to raise awareness of the problems and issues. Valley National completed this phase as of June 30, 1998. The assessment phase identifies all information technology systems i.e., hardware, software, networks, ATMs, etc., and non-information technology systems such as alarm and security systems, and environmental controls, etc. This phase also develops a system to evaluate and assess borrower and vendor preparedness, including a tracking and monitoring system to identify potential problems.



    Valley National's program to assess borrower preparedness includes commercial, real estate and consumer borrowers. The program is designed to evaluate each borrower's exposure to Y2K issues, the borrower's preparedness in addressing this exposure, and an assessment of the borrower's ability to meet its obligations under a worst case Y2K scenario. Based on this assessment, additional amounts are specifically allocated, as necessary, to cover potential losses for borrowers considered having a high Y2K risk rating. In addition, funds have been allocated to cover potential Y2K related losses, in general, without regard to specific borrowers.



    Valley National has completed all of its information and non-information technology system assessments. In addition, it has communicated with borrowers and vendors, established a monitoring system, logged responses, and assigned risk factors. Valley National has assigned Y2K risk factors associated with its borrowers and made an allocation of the allowance for loan losses for Y2K risk. This allocation process will be reviewed and revised on a quarterly basis through, at least, the first quarter of 2000. Accordingly, monitoring and communication with borrowers and vendors is ongoing.



    Valley National has also made initial assessments of its liquidity position in relation to the Y2K impact on large depositors and the deposit base, in general. At this time, Valley National does not see a high level of concern by customers regarding their ability to conduct normal banking activities. However, Valley National has made an initial assessment of its projected level of cash and cash-equivalents for the upcoming 1999 year-end, and is taking appropriate steps to ensure adequate funds will be available to meet customer needs, should the need arise. Such steps include adjusting the maturity date of certain assets to fall in the latter part of the fourth quarter of 1999 and offering attractive rates on time deposits that mature beyond 2000. Valley National is currently monitoring its liquidity position on a monthly basis.



    The renovation phase involves making the necessary information technology and non-information technology changes and upgrades necessary to be Y2K compliant. Valley National has installed new item processing equipment, new voice response hardware and software, and new local area network servers. It has upgraded its communication system, purchased new security and alarm systems, and installed six new automated teller machines. Valley National considers the renovation phase on all mission critical systems to be complete.



    The validation phase is the testing phase. Valley National uses a third party data processing vendor whose software is Y2K compliant. During the first quarter of 1999, proxy testing was completed with no significant Y2K issues found. Valley National has finished testing its other internal specialized systems.



    The implementation phase introduces system changes into its operating environment. Once tested, Y2K compliant systems are ready to be introduced into Valley National's operating environment. The target date for implementation of all systems is September 30, 1999.

    Contingency planning has begun. The board of directors has appointed business resumption contingency planning project manager. A business resumption contingency plan has been completed and testing of the plan is underway. Complete testing and validation of the business resumption contingency plan is scheduled to be completed by September 30, 1999.



    With respect to the cost of preparing for Y2K, Valley National's use of a third-party data processor and its policy of periodically upgrading in-house hardware and software systems have mitigated its direct expenses for Y2K. In 1998 Valley National spent approximately $30,000, not including the cost of a significant amount of Company staff time, on assessing, renovating and testing its various systems. For the first six months of 1999, Valley National has spent approximately $13,000 on its Y2K efforts. Valley National's operating budget related to Y2K matters is $50,500 in 1999 and $13,500 in 2000. With respect to the operating budget, a majority of the expenditures are related to testing and customer communications planned for the third and fourth quarters of 1999. For the year 1999, its capital budget related to Y2K matters is $100,000, including the cost of a generator at $51,000 that was approved and installed in the second quarter of 1999.



    Although significant steps are being taken to alleviate many of the Y2K concerns, management still considers the most likely worst case Y2K scenario will involve the inability of Valley National's utility and telephone service providers to furnish consistent, uninterrupted power and telecommunication services to Valley National in the early weeks of 2000. This view continues to be based solely on a lack of meaningful disclosure provided to Valley National by these companies. The correspondence Valley National has received to date has been somewhat general in nature, and lacking the specific steps they have taken and still need to take to become fully compliant. Due to the complexity of today's power and telecommunication systems, management feels that there may be a good chance of occasional power outages, or loss of telephone service that may last for several hours or even several days. The purchase of a generator, cellular telephones and battery-operated equipment is in response to these concerns.

                          BUSINESS OF VALLEY NATIONAL

GENERAL

    Valle de Oro Bank opened in 1983. Valle de Oro Bank conducts substantially the same business operations as a typical independent, commercial bank including accepting demand, savings and time deposits and making commercial, real estate and consumer loans. It has six offices:

    -      Casa de Oro        9832 Campo Road, Spring Valley, California

    -      Sweetwater         491 Sweetwater Road, Spring Valley, California

    -      Rancho San Diego   2986 Jamacha Road, El Cajon, California

    -      Grossmont Center   8690 Center Drive, La Mesa, California

    -      Santee 8867        Cuyamaca Street, Santee, California

    -      El Cajon           1234 East Main Street, El Cajon, California

    Valle de Oro Bank issues cashier's checks and money orders, sells traveler's cheques and provides other customary banking services. Valle de Oro Bank also offers mortgage brokerage services, including a variety of conventional and FHA/VA residential real estate loan products as well as commercial loan products. Valle de Oro Bank sells to its customers, through a third party broker/dealer, nondeposit investment products including mutual funds, fixed and variable annuities, stocks, bonds and other nondeposit investment products. Valle de Oro Bank does not operate or have any present intention to seek authority to operate a trust department.

    Valle de Oro Bank has always emphasized consumer and small business banking. Most of Valle de Oro Bank's depositors are consumers and small business customers.


    As of June 30, 1999, Valle de Oro Bank has concentrated its lending activities in three areas:



    - real estate loans (55%)


    - commercial loans to small businesses (36%)


    - consumer loans (9%).


    Valle de Oro Bank's real estate loan portfolio is comprised of amortizing loans and consumer lines of credit secured by residential properties, loans secured by commercial real estate, and construction loans. These loans are made primarily for the purpose of purchasing or improving residential real estate, to purchase or improve commercial real estate and to construct owner-occupied, single family residential real estate. Commercial loans to small businesses, including Small Business Administration loans, are made essentially to provide working capital and equipment financing for small business customers. Consumer loans are for household expenditures including automobiles, recreation and other personal expenditures.

    Valle de Oro Bank evaluates each borrower's credit-worthiness on a case-by-case basis. The amount of collateral obtained by Valle de Oro Bank, if necessary, is based upon management's credit evaluation of the borrower. Collateral held varies but may include certificates of deposit, accounts receivable, inventory, property, plant and equipment, residential real estate and income-producing commercial properties. Valle de Oro Bank's lending activities are concentrated in San Diego County.

    Valle de Oro Bank has a borrower assessment program for Y2K issues. Valle de Oro Bank's program includes commercial, real estate and consumer borrowers. The program is designed to evaluate each borrower's exposure to Y2K issues, their preparedness in addressing this exposure, and an assessment of the borrower's ability to meet its obligations under a worst case Y2K scenario.

    Valle de Oro Bank provides 24-hour daily banking transactional service through its electronic Automatic Teller Machines (ATMs) at all of its offices, and is a member of the STAR SYSTEM, PLUS and VISA ATM networks. In 1997, Valle de Oro Bank introduced its VISA Check Card where purchases are charged directly to the customer's checking account rather than a credit card line, but looks similar to a credit card and can be used anywhere a VISA credit card is accepted. Valle de Oro Bank also provides automated clearing house services for both origination and receipt of funds through the California Clearing House Association.

    Most of Valle de Oro Bank's business originates from its primary service areas, consisting of the communities of Spring Valley, El Cajon, Lemon Grove, La Mesa and Santee, all located in eastern San Diego County, California. Valle de Oro Bank does not attract deposits from, and has not made loans to, foreign governments or foreigners. Valle de Oro Bank's business is not seasonal. There has been no material effect upon Valle de Oro Bank's capital expenditures, earnings or competitive position as a result of federal, state or local environmental regulations.

    Valle de Oro Bank does not obtain a material portion of its deposits from a single person or few persons, nor is a material portion of Valle de Oro Bank's loans concentrated within a single industry or group of related industries. Valle de Oro Bank's deposits are insured by the Federal Deposit Insurance Corporation to applicable legal limits, and Valle de Oro Bank is supervised and regulated by the Office of the Comptroller of the Currency.

LEGAL PROCEEDINGS

    There is no material pending litigation to which Valley National or Valle de Oro Bank is a party, other than routine litigation incidental to the business of Valle de Oro Bank. Further, there is no material legal proceeding in which any director, executive officer, principal stockholder, or affiliate of Valley National or Valle de Oro Bank or any associate of any director, executive officer, or principal stockholder is a party and has a significant interest opposed to the interests of Valley National or Valle de Oro Bank. None of the routine litigation in which Valle de Oro Bank is involved is expected to have a material adverse impact upon the financial position or results of operations of Valley National or Valle de Oro Bank.

DIRECTORS AND EXECUTIVE OFFICERS

    Valley National's Board of Directors is presently composed of six members, two of whom stand for election each year.

    Biographical information regarding the directors of Valley National is described below:

NAME                                                        BIOGRAPHICAL INFORMATION
----------------------------  ------------------------------------------------------------------------------------
James F. Carroll              Chairman of the Board of Directors of Valley National; Chairman of the Board of
                              Directors of Valle de Oro Bank; President of Data Disposal, Inc.; member of the
                              Association of Naval Aviation, the Tailhook Association and the Retired Officers
                              Association.

Samuel M. Ciccati, Ph.D.      Director of Valle de Oro Bank; Investor in real estate during the past five years;
                              formerly President of Cuyamaca College, El Cajon from 1984 until his retirement in
                              1993.

Obert D. "Dale" Conway        Vice Chairman of the Board of Directors of Valle de Oro Bank; owner of Continental
                              Investors, a firm which makes investments in cleaning establishments.

William V. Ehlen              President of Valley National; Director, President and Chief Executive Officer of
                              Valle de Oro Bank since its inception in 1983.

Philip J. Gelber              Director of Valle de Oro Bank; Ophthalmologist in practice in San Diego, California;
                              Medical Director of the San Diego Eye Bank; past President of the San Diego
                              Ophthalmologic Society.

C.K. Hill                     Director of Valle do Oro Bank; Secretary of Valley National; Owner of Casa de Oro
                              Travel; active in the Spring Valley Rotary Club.

    None of the directors of Valley National were selected under arrangements or understandings other than with the directors and stockholders of Valley National acting within their capacity as directors and stockholders of Valley National. There are no family relationships between any of the directors, and none of the directors serve as a director of any company which has a class of securities registered under the Securities Exchange Act of 1934, as amended, or is required to file periodic reports with the SEC, or any company registered as an investment company under the Investment Company Act of 1940.

    Biographical information is presented below for Paul Cable, who is the only person who is an executive officer, but not a director of Valley National.

NAME                                                  BIOGRAPHICAL INFORMATION
----------------  ------------------------------------------------------------------------------------------------
Paul M. Cable     Chief Financial Officer of Valley National; Senior Vice President and Chief Financial Officer of
                  Valle de Oro Bank, a position he has held since July, 1998; previously Vice President and
                  Controller of Valle de Oro Bank since 1995; Senior Vice President and Chief Financial Officer of
                  First National Bank of North County, from 1991 to 1995.

SUPERVISION AND REGULATION

    Some of the information below consists of summaries of certain statutory provisions. These summaries are qualified by reference to the described provisions.

    VALLEY NATIONAL. Valley National is subject to provisions of the Bank Holding Company Act of 1956, as amended (the "BHCA"), which requires a bank holding company to register with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and be subject to its supervision. As a bank holding company, Valley National's activities are subject to the BHCA and Regulation Y of the Federal Reserve Board. Transactions between Valley National and Valle de Oro Bank are subject to certain restrictions under the BHCA, the Federal Reserve Act and other banking statutes.

    As a bank holding company, the acquisition of control of Valley National by an individual or company is subject to the prior approval of the Federal Reserve Board. The term "company" is broadly defined to include any corporation, partnership, association or trust or similar organization, while the definition of "control" for these purposes may be met by (i) the ownership or control or power to vote 25% or more of the outstanding shares of any class of voting stock of Valley National, directly or indirectly, (ii) control over the election of a majority of the directors of Valley National, or (iii) the power to exercise directly or indirectly a controlling influence over the management or policies of Valley National. In addition, under certain circumstances, the ownership, control or power to vote 10% or more, but less than 25%, of the shares of any class of voting securities of Valley National, directly or indirectly, may require prior notice to the Federal Reserve Board under the BHCA and Regulation Y.

    The BHCA requires prior approval by the Federal Reserve Board of the acquisition by a bank holding company of more than 5% of the voting stock or substantially all of the assets of any bank, but does not require prior approval before acquisition of any additional shares in banks, the majority of the shares of which are already controlled by such bank holding company. A bank holding company is prohibited, with certain limited exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank and from engaging in activities other than those of banking or of managing or controlling banks and other authorized subsidiaries and providing services to its subsidiaries. One of the exceptions to this prohibition permits ownership of the shares of a company, the activities of which the Federal Reserve Board determines to be so closely related to the business of banking or of managing or controlling banks as to be a proper incident thereto. Valley National does not currently engage in any non-banking activities.

    Valley National is required to file periodic reports with the Federal Reserve Board and such other information as may be required to keep the Federal Reserve Board informed regarding Valley National's compliance with the provisions of BHCA and the rules, regulations and orders issued thereunder. The reports consist primarily of financial and management information regarding Valley National and Valle de Oro Bank. The Federal Reserve Board examines Valley National periodically.

    VALLE DE ORO BANK. Valle de Oro Bank, as a national bank, is subject to the supervision and regulation of, and is regularly examined by the Comptroller of the Currency (the "Comptroller"). Valle de Oro Bank is also a member of the Federal Reserve. Among the requirements and restrictions imposed upon national banks are the requirements to maintain reserves against deposits, restrictions on the nature and amounts of loans that may be made, restrictions relating to investments, opening of bank offices, and other activities. Federal law limits or prohibits the payment of dividends by national banks if payment of the dividends would impair the bank's capital or the bank's surplus is not equal to its common capital. In addition, approval of the Comptroller is required prior to payment of dividends by the bank if the dividends declared in any year exceed the total of net profits for that year combined with retained net profits for the preceding two years, less any required transfers to surplus or to a fund for the retirement of preferred stock.

    Valle de Oro Bank is required to comply with capital adequacy standards. There are two basic measures of capital adequacy: a risk-based measure and a tier-one leverage measure.

    The risk-based capital measure was adopted to assist in the assessment of capital adequacy of financial institutions by:

    - making regulatory capital requirements more sensitive to differences in risk portfolios among organizations;

    - introducing off-balance sheet items into the assessment of capital adequacy;

    - reducing disincentives to holding liquid, low-risk assets; and

    - achieving greater consistency in evaluation of capital adequacy of major banking organizations throughout the world.

    The risk-based measures include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance sheet items to broad-risk categories. An institution's risk-based capital ratio is calculated by dividing its qualifying capital by its risk-weighted assets. The current minimum ratio of qualifying capital to risk-weighted assets is 8%.

    An important component of qualifying capital is the core capital or tier-one capital. Tier-one capital for a national bank generally consists of:

    - common stockholders equity;

    - non-cumulative perpetual preferred stock and related surplus; and

    - minority interest in the equity accounts of consolidated subsidiaries;
      less

    - good will.

    The tier-one component of an institution's qualifying capital must represent at least 50% of the qualifying total capital. Supplementary capital (tier-two capital) consists of such additional capital elements as:

    - allowance for loan losses (subject to limitations);

    - cumulative perpetual preferred stock, convertible preferred stock, and

    - any related surplus (subject to certain conditions);

    - hybrid capital instruments and mandatory convertible debt securities; and

    - long term subordinated debt and intermediate term preferred stock (subject to limitations).

    The maximum amount of tier-two capital that may be included in qualifying total capital is limited to 100% of tier-one capital (net of good will).

    Valle de Oro Bank's risk-based capital ratios are reviewed by the Comptroller by analysis of Valle de Oro Bank's quarterly financial reports, review of any applications filed by Valle de Oro Bank and through the examination process. Although the risk-based capital ratio focuses on broad categories of credit risk and, to a lesser extent, interest rate and market risk, the risk-based ratio does not incorporate other factors that can affect an organization's financial condition. These factors include overall interest rate exposure, liquidity, funding, and market risks; the quality and level of earnings; investment or loan portfolio concentration; the quality of loans and investments; the effectiveness of loan and investment policy; and management's ability to monitor and control financial and other operational risks.

    The primary federal regulatory agencies have also adopted a minimum leverage ratio, defined as a ratio of tier-one capital to adjusted total assets, which is intended to be used as a supplement to the risk-based capital measure. An institution must meet both capital adequacy standards to be in compliance. Banking organizations considered to be among the most highly rated, based upon examination results, must maintain a minimum leverage ratio of 3% and a minimum risk-based capital ratio of 8%. Banks that are not the most highly rated are expected to maintain a leverage ratio of at least 100 to 200 basis points above the minimum levels.

    The primary federal regulatory agencies have additional enforcement authority over undercapitalized depository institutions. The Comptroller is generally required to take action to restrict the activities of an undercapitalized institution, generally defined to be one with less than minimum capital ratios. Any such bank must submit a capital restoration plan (which must include a performance guarantee from any company controlling the bank), and until such plan is approved by the Comptroller, may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions or pay management fees. The Comptroller is authorized to impose the additional restrictions and take additional actions if the bank fails to comply with its capital restoration plan or becomes significantly undercapitalized or critically undercapitalized.

    Valle de Oro Bank is in compliance with all capital standards currently applicable to it.

    The deposits of Valle de Oro Bank are insured under the provisions of the Federal Deposit Insurance Act. Valle de Oro Bank is also subject to the supervision and examination by the Federal Deposit Insurance Corporation (the "FDIC"). Valle de Oro Bank is subject to assessments by the FDIC.

                  VALLEY NATIONAL'S PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

    The table below discloses the number of shares of Valley National common stock held as of the record date by the officers and directors of Valley National and each person Valley National knows to be the beneficial owners of more than 5% of the outstanding Valley National common stock:


                                                                                    NUMBER OF SHARES OF
                                                                                        COMMON STOCK
                                                                                        BENEFICIALLY      PERCENT OF
NAME, TITLE & ADDRESS OF BENEFICIAL OWNER(1)                                              OWNED(2)           CLASS
----------------------------------------------------------------------------------  --------------------  -----------
James F. Carroll .................................................................         97,437(3)             3.5%
  Chairman, Board of Directors,
  Valley National Corporation and Valle de Oro Bank

Samuel M. Ciccati, Ph.D. .........................................................         29,709(4)             1.1%
  Director, Valley National Corporation and Valle de Oro Bank

Obert D. "Dale" Conway ...........................................................        174,391(5)             6.2%
  Director, Valley National Corporation,
  Vice Chairman, Board of Directors, Valle de Oro Bank

William V. Ehlen .................................................................        146,786(6)             5.1%
  Director and President, Valley National Corporation;
  Director, President and Chief Executive Officer, Valle de Oro Bank

Tom Ferrara ......................................................................         69,600(7)             2.5%
  Executive Vice President and Chief Credit Officer, Valle de Oro Bank

Myron D. Fessler, M.D. ...........................................................         46,368(8)             1.7%
  Director, Valle de Oro Bank

Financial Institution Partners, L.P. .............................................        160,269                5.8%
  1824 Jefferson Place, N.W.
  Washington, D.C. 20036

Philip J. Gelber, M.D. ...........................................................         27,975(9)             1.0%
  Director, Valley National Corporation and Valle de Oro Bank

C.K. Hill, O.D. ..................................................................         66,474(10)            2.4%
  Secretary, Board of Directors, Valley National Corporation and
  Valle de Oro Bank

Janet L. Johnson .................................................................         55,318(11)            2.0%
  Director, Valle de Oro Bank

Lloyd E. Peterson ................................................................         54,900(12)            2.0%
  Director, Valle de Oro Bank

Joseph G. Vehige .................................................................         37,058(13)            1.3%
  Director, Valle de Oro Bank

Paul M. Cable ....................................................................         7,402 (14)             .3%
  Chief Financial Officer, Valley National Corporation;
  Senior Vice President and Chief Financial Officer,
  Valle de Oro Bank

All directors and executive officers as a group (15 persons)......................        995,735(15)           32.6%


------------------------

 (1) Unless otherwise indicated, the business address for each of the persons listed in the table is 1234 East Main Street, El Cajon, California, 92021.

 (2) Shares are beneficially owned, directly and indirectly, together with spouses, and, unless otherwise indicated, holders share voting power with their spouses.


 (3) Includes 24,787 shares which Mr. Carroll has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



 (4) Includes 24,559 shares held in trust for which Dr. Ciccati is the trustee and 5,150 shares which Dr. Ciccati has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



 (5) Includes 157,113 shares held in trust for which Mr. Conway is trustee and 15,479 shares which Mr. Conway has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



 (6) Includes 95,668 shares which Mr. Ehlen has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



 (7) Includes 47,596 shares which Mr. Ferrara has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



 (8) Includes 19,733 shares held in trust for which Dr. Fessler is co-trustee, 10,464 shares held in a pension plan and 15,479 shares which Dr. Fessler has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



 (9) Includes 25,746 shares held in trust for which Dr. Gelber is trustee and 2,229 shares which Dr. Gelber has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



(10) Includes 60,303 shares held in trust for which Dr. Hill is trustee and 6,171 shares which Dr. Hill has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



(11) Includes 8,759 shares which Mrs. Johnson has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



(12) Includes 37,529 shares held in trust for which Mr. Peterson is trustee and 15,479 shares which Mr. Peterson has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



(13) Includes 28,425 shares held in trust for which Mr. Vehige is co-trustee and 8,633 shares which Mr. Vehige has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



(14) Includes 6,731 shares which Mr. Cable has the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.



(15) Includes 269,416 shares which the directors and executive officers have the right to acquire within 60 days of August 19, 1999 pursuant to the exercise of options.


TRANSACTIONS WITH OFFICERS, DIRECTORS AND AFFILIATES

    Some of the directors and executive officers of Valley National and the companies with which they are associated are customers of, and have had banking transactions with, Valle de Oro Bank in the ordinary course of the bank's business. Valle de Oro Bank expects to have banking transactions with these persons and companies in the future. In management's opinion, all loans and commitments to lend included in said transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectability or present other unfavorable features. The aggregate amount of all of these types of loans made during 1997 amounted to $236,000 and during 1998 amounted to $470,000, including in both cases renewals of previous loans. The balance of these loans and loans made in prior years outstanding at June 30, 1999 amounted to $1,042,000.


         MATERIAL DIFFERENCES IN RIGHTS OF VALLEY NATIONAL STOCKHOLDERS

    The rights of Valley National stockholders are governed by the certificate of incorporation of Valley National and the Valley National bylaws and the laws of the State of Delaware. The rights of Community First stockholders are governed by the certificate of incorporation and bylaws of Community First and the laws of the State of Delaware. After the merger becomes effective, the rights of Valley National stockholders who become Community First stockholders will be governed by the Community First certificate of incorporation, the Community First bylaws and will continue to be governed by the laws of the State of Delaware.

CAPITAL STOCK


    The Valley National certificate of incorporation authorizes the issuance of 10,000,000 shares of common stock, $0.0001 par value per share. Valley National had 2,782,635 shares of common stock outstanding as of June 30, 1999.



    The Community First certificate of incorporation authorizes the issuance of 82,000,000 shares of capital stock, par value $.01 per share, consisting of 80,000,000 shares of common stock and 2,000,000 shares of preferred stock. As of June 30, 1999, 47,063,859 shares of Community First common stock and no shares of preferred stock were outstanding. If Community First issues any preferred stock, the holders may have rights and preferences that are superior to those of holders of Community First common stock with respect to dividends and upon liquidation. The relative rights and preferences of any Community First preferred stock issued in the future may be established by the Community First board of directors without stockholder action, and such shares, when and if issued, could have dividend, liquidation, voting, and other rights superior to those of Community First common stock.


ELECTION OF DIRECTORS

    Valley National's board of directors currently consists of six members who are elected for three year staggered terms. Community First's board of directors currently consists of ten directors, each of whom is elected each year for a one year term. The Community First certificate of incorporation and the Valley National certificate of incorporation each provides for cumulative voting. In any election of directors, each holder of stock shall be entitled to as many votes as shall equal the number of votes which he or she would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by him or her, and that he or she may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he or she may see fit.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

    The Valley National certificate of incorporation contains "fair price and supermajority vote" provisions intended to prevent hostile takeovers. These provisions require the vote of the holders of at least 80% of the Valley National shares to approve business combinations between Valley National and an interested stockholder, unless the transaction is approved by the disinterested directors of the Valley National board of directors. Other conditions must also be met which result in a fair price being paid to all stockholders. If board approval of the transaction by the disinterested directors is obtained, the transaction may be approved by the vote of the holders of a majority of the Valley National shares present and entitled to vote at a meeting called for that purpose. The disinterested directors of Valley National have approved the merger with Community First.

    The Community First certificate of incorporation does not contain a supermajority vote provision. Under Delaware law, the vote of a simple majority of the outstanding shares of Community First common stock entitled to vote is required to approve a merger or consolidation, or the sale, lease, or exchange of substantially all of Community First's corporate assets.

ANTI-TAKEOVER PROVISIONS

    The Valley National certificate of incorporation contains "fair price and supermajority vote" provisions intended to prevent hostile takeovers. These provisions are described under "Required Vote for Authorization of Certain Actions" above. In addition, the Valley National bylaws include provisions for a staggered board. The Community First certificate of incorporation does not contain these provisions.

    Community First is party to a stockholders' rights agreement which could serve as a deterrent against a possible change of control not approved by Community First's board of directors. Under the agreement, upon the occurrence of certain events which result in a change of control as defined by the agreement, registered holders of shares of Community First common stock are entitled to purchase one-hundredth of a share of junior participating preferred stock of Community First at a stated price, or to purchase shares of common stock in the acquiring entity with a market value equal to two times the exercise price. The rights may be redeemed by Community First and expire in 2005.

                                 LEGAL MATTERS

    The validity of the Community First common stock to be issued to the stockholders of Valley National in connection with the merger will be passed upon for Community First by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota. Patrick Delaney, a partner of Lindquist & Vennum, is a director of Community First and an owner of Community First common stock and options to purchase Community First common stock. Certain federal income tax consequences in connection with this merger will be passed upon by Sterrett & Kimmel, LLP, La Jolla, California.

                      WHERE YOU CAN FIND MORE INFORMATION


    Community First has filed with the SEC a registration statement on Form S-4 (Registration No. 333-84843) under the Securities Act that registers the distribution of shares of common stock of the Company to Valley National stockholders. The registration statement, including attached exhibits and schedules, contains additional relevant information about Community First and Valley National. The rules and regulations of the SEC permit us to omit some of the information contained in the registration statement from this document.


    Community First and Valley National each file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by Community First or Valley National at the following SEC public reference facilities:

                                                       Chicago Regional Office
Public Reference Room     New York Regional Office     Citicorp Center
450 Fifth Street, N.W.    7 World Trade Center         500 West Madison Street, Suite
Room 1024                 Suite 1300                   1400
Washington, D.C. 20549    New York, New York 10048     Chicago, Illinois 60661-2511

Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC filings of Community First and Valley National are also available to the public at the SEC's website at http://www.sec.gov. Reports, proxy statements and other information concerning Community First and Valley National can also be inspected at the offices of The Nasdaq Stock Market, National Market Operations, 1735 K Street, N.W., Washington, D.C. Community First also has a web site at http://www.cfbx.com.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC allows Community First to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to documents we have previously filed with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, and any later information that we file with the SEC will automatically update and supersede this information.

    Community First incorporates by reference the documents listed below, and any additional documents Community First files with the SEC between the date of this proxy statement/prospectus and the date of the special meeting:

    - Community First's annual report on Form 10-K for the year ended December 31, 1998, as amended by filing of a Form 10-K/A on July 12, 1999;


    - Its quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;


    - Its proxy statement for the annual meeting of shareholders held on April 27, 1999, except for portions of that proxy statement that are not incorporated by reference into other filings; and

    - The description of its securities included in its Form 8-A registration statement filed with the SEC on April 7, 1994 and amended on September 19, 1994 and in its Form 8-A registration statement filed with the SEC on January 9, 1995.


    Documents incorporated by reference are available without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this proxy statement/prospectus. You may obtain documents incorporated by reference by requesting them in writing or by telephone from the person at Community First listed below under "Who Can Help Answer Your Questions." In order to ensure timely delivery of the documents, please make your requests by September 24, 1999.


                       WHO CAN HELP ANSWER YOUR QUESTIONS

    If you have additional questions about the merger, you should contact:

COMMUNITY FIRST BANKSHARES, INC.
520 Main Avenue
Fargo, North Dakota 58124-0001
Attention: Mark A. Anderson,
Vice Chairman--Corporate Services
Telephone Number: (701) 298-5600

VALLEY NATIONAL CORPORATION
1234 East Main Street
El Cajon, California 92021
Attention: William V. Ehlen,
Chief Executive Officer
Telephone Number: (619) 593-3323

                                    EXPERTS

    The consolidated financial statements of Community First at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their report incorporated herein by reference and given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Valley National (formerly Valle de Oro Bank N.A.) and subsidiary as of December 31, 1998 and 1997, and for each of the years in the two-year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this proxy statement/prospectus and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Valley National for the year ended December 31, 1996 included in this proxy statement/prospectus have been included in reliance upon the report of PricewaterhouseCoopers, LLP, former independent accountants, appearing elsewhere in this proxy statement/prospectus and given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

    The following consolidated financial statements of Valley National Corporation and subsidiary are included in this proxy statement/prospectus:


                                                                                                               PAGE
                                                                                                             ---------
SIX MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED):

Consolidated Balance Sheets as of June 30, 1999 and December 31, 1998......................................        F-2

Consolidated Statements of Earnings for the six months ended June 30, 1999 and 1998........................        F-3

Consolidated Statements of Cash Flows for the six months ended June 30, 1999 and 1998......................        F-4

Notes to Consolidated Financial Statements.................................................................        F-5

YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996:

Report of KPMG LLP, Independent Auditors...................................................................       F-17

Report of PricewaterhouseCoopers, LLP, Independent Accountants.............................................       F-18

Consolidated Balance Sheets as of December 31, 1998 and 1997...............................................       F-19

Consolidated Statements of Earnings for the years ended December 31, 1998, 1997 and 1996...................       F-20

Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income for the years ended
  December 31, 1998, 1997 and 1996.........................................................................       F-21

Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996.................       F-22

Notes to Consolidated Financial Statements.................................................................       F-23

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)


                                                                                      JUNE 30,      DECEMBER 31,
                                                                                        1999            1998
                                                                                   --------------  --------------
ASSETS
Cash and due from banks..........................................................  $   12,168,000  $   11,704,000
Federal funds sold...............................................................      10,950,000      11,890,000
Interest-earning deposits........................................................       6,002,000       6,396,000
Securities:
  Available-for-sale.............................................................      22,815,000      23,609,000
  Held-to-maturity...............................................................      23,117,000      22,953,000
Federal Reserve Bank stock.......................................................         447,000         445,000
Loans, net.......................................................................     161,655,000     149,708,000
Premises and equipment, net......................................................       4,776,000       4,978,000
Other real estate owned, net.....................................................       1,050,000       1,103,000
Accrued interest receivable......................................................       1,647,000       1,617,000
Other assets.....................................................................       3,045,000       2,397,000
                                                                                   --------------  --------------
    Total assets.................................................................  $  247,672,000  $  236,800,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-interest bearing...........................................................  $   48,545,000  $   44,015,000
  Savings........................................................................     110,246,000     115,940,000
  Time deposits under $100,000...................................................      44,504,000      37,891,000
  Time deposits of $100,000 or more..............................................      23,011,000      18,547,000
                                                                                   --------------  --------------
    Total deposits...............................................................     226,306,000     216,393,000
Long-term debt...................................................................          35,000          52,000
Accrued expenses and other liabilities...........................................       1,061,000         945,000
                                                                                   --------------  --------------
    Total liabilities............................................................     227,402,000     217,402,000
                                                                                   --------------  --------------
Stockholders' equity:
  Common stock, $.0001 par value; authorized 10,000,000 shares; issued and outstanding 2,782,000 and 2,778,000 shares as of June 30, 1999 and December
    31, 1998, respectively.......................................................      17,140,000      17,121,000
  Accumulated other comprehensive income--unrealized gains on securities
    available-for-sale, net......................................................        (241,000)        142,000
  Retained earnings..............................................................       3,371,000       2,147,000
                                                                                   --------------  --------------
    Total stockholders' equity...................................................      20,270,000      19,410,000
                                                                                   --------------  --------------
    Total liabilities and stockholders' equity...................................  $  247,672,000  $  236,800,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------


          See accompanying notes to consolidated financial statements.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                  (UNAUDITED)


                                                                                         FOR THE SIX MONTHS ENDED
                                                                                                 JUNE 30,
                                                                                        --------------------------
                                                                                            1999          1998
                                                                                        ------------  ------------
Interest income:
  Interest and fees on loans..........................................................  $  7,554,000  $  7,050,000
  Interest on securities
    Taxable...........................................................................       857,000       679,000
    Exempt from federal income taxes..................................................       411,000       338,000
  Interest on federal funds sold......................................................       253,000       523,000
  Interest on interest-earning deposits...............................................       171,000       133,000
                                                                                        ------------  ------------
                                                                                           9,246,000     8,723,000
                                                                                        ------------  ------------
Interest expense:
Time deposits of $100,000 or more.....................................................       443,000       386,000
Other deposits........................................................................     2,346,000     2,736,000
                                                                                        ------------  ------------
                                                                                           2,789,000     3,122,000
                                                                                        ------------  ------------
Net interest income before provision for loan losses..................................     6,457,000     5,601,000
Provision for loan losses.............................................................       260,000       349,000
                                                                                        ------------  ------------
      Net interest income after provision for loan losses.............................     6,197,000     5,252,000
                                                                                        ------------  ------------
Other operating income:
  Service charges on deposit accounts.................................................       831,000       787,000
  Merchant processing fees............................................................       332,000       243,000
  Mortgage brokerage fees.............................................................       136,000       104,000
  Gain on sale of loans...............................................................        59,000        36,000
  Other...............................................................................       361,000       253,000
                                                                                        ------------  ------------
                                                                                           1,719,000     1,423,000
                                                                                        ------------  ------------
Other operating expenses:
  Compensation and employee benefits..................................................     2,744,000     2,605,000
  Occupancy expense...................................................................       592,000       560,000
  Furniture and equipment.............................................................       370,000       323,000
  Other...............................................................................     2,049,000     1,574,000
                                                                                        ------------  ------------
                                                                                           5,755,000     5,062,000
                                                                                        ------------  ------------
Income before income taxes............................................................     2,161,000     1,613,000
Income tax expense....................................................................       767,000       565,000
                                                                                        ------------  ------------
      Net earnings....................................................................  $  1,394,000  $  1,048,000
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Basic earnings per share..............................................................  $       0.50  $       0.38
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Diluted earnings per share............................................................  $       0.46  $       0.35
                                                                                        ------------  ------------
                                                                                        ------------  ------------


          See accompanying notes to consolidated financial statements.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)


                                                                                     FOR THE SIX MONTHS ENDED JUNE
                                                                                                  30,
                                                                                     -----------------------------
                                                                                          1999           1998
                                                                                     --------------  -------------
Cash flows from operating activities:
  Net earnings.....................................................................  $    1,394,000  $   1,048,000
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Gain on sale of loans..........................................................         (59,000)       (36,000)
    Depreciation and amortization..................................................         516,000        463,000
    Gain on sale of other real estate owned........................................          (8,000)       (23,000)
    Provision for loan losses......................................................         260,000        349,000
    Provision for losses on other real estate owned................................          30,000         30,000
    Increase in accrued interest receivable and other assets.......................        (423,000)      (791,000)
    Increase in accrued expenses and other liabilities.............................         142,000        271,000
                                                                                     --------------  -------------
      Net cash provided by operating activities....................................       1,852,000      1,311,000
                                                                                     --------------  -------------
Cash flows from investing activities:
  Purchases of securities held-to-maturity.........................................        (202,000)    (1,567,000)
  Maturities of securities available-for-sale......................................       1,945,000      5,480,000
  Purchases of securities available-for-sale.......................................      (1,827,000)    (2,099,000)
  Net additions to interest-earning deposits.......................................         394,000          2,000
  Net (increase) decrease in loans outstanding.....................................     (12,894,000)    (4,439,000)
  Purchases of bank premises and equipment.........................................        (238,000)      (271,000)
  Proceeds from sale of loans......................................................         746,000             --
  Proceeds from sale of other real estate owned....................................          31,000        132,000
                                                                                     --------------  -------------
      Net cash used in investing activities........................................     (12,047,000)    (2,821,000)
                                                                                     --------------  -------------
Cash flows from financing activities:
  Net increase in deposits.........................................................       9,913,000     19,321,000
  Payments on long-term debt.......................................................         (17,000)       (15,000)
  Proceeds from exercise of stock options..........................................          19,000        213,000
  Cash dividends paid..............................................................        (190,000)      (154,000)
                                                                                     --------------  -------------
      Net cash provided by financing activities....................................       9,719,000     19,348,000
                                                                                     --------------  -------------
Net increase (decrease) in cash and cash equivalents...............................        (476,000)    17,838,000
Cash and cash equivalents at beginning of period...................................      23,594,000     19,293,000
                                                                                     --------------  -------------
Cash and cash equivalents at end of period.........................................  $   23,118,000  $  37,131,000
                                                                                     --------------  -------------
                                                                                     --------------  -------------
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest.........................................  $    2,767,000  $   3,140,000
  Cash paid during the period for income taxes.....................................  $      758,000  $     489,000


          See accompanying notes to consolidated financial statements.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) NATURE OF OPERATIONS


    The interim financial statements included herein have been prepared by Valley National Corporation (the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Company is a bank holding company, which does substantially all of its business through its wholly owned subsidiary Valle de Oro Bank, N.A. (the "Bank"). A discussion of the Company is a discussion of the Bank. Certain information and footnote disclosures, normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. These consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's latest Annual Report. In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of the Company with respect to the interim financial statements and the results of its operations for the interim period ended June 30, 1999, have been included. Certain reclassifications may have been made to prior year amounts to conform to the 1998 presentation. The results of operations for interim periods are not necessarily indicative of results for the full year.


    The Company operates six offices in San Diego County, California. The Company's primary source of revenue is interest from real estate and commercial loans to individuals and small to middle-market businesses. The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant policies.

    (B) CASH AND CASH EQUIVALENTS


    For purposes of the statements of cash flows, cash and cash equivalents consist of cash, due from banks and Federal funds sold. Generally, Federal funds are sold for one-day periods. The Bank keeps $350,000 on deposit at the Federal Reserve Bank in accordance with a compensating balance arrangement.


    (C) SECURITIES

    Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as held-to-maturity. Securities held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to call or maturity of the related security using the interest method. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity or on a long-term basis, are classified as available-for-sale and carried at fair value with unrealized gains or losses, net of tax, reported as a separate component of other comprehensive income until realized. Realized gains or losses on the sale of securities available-for-sale, if any, are determined using the amortized cost of the specific securities sold. Securities available-for-sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, prepayment risk and other related factors. Securities are individually evaluated for appropriate classification, when acquired; consequently, similar types of securities may be classified differently depending on factors existing at the time of purchase.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    When a security is sold, the realized gain or loss, determined on a specific-identification basis, is included in earnings. To the extent a security has a decline in fair value, which is determined by the Company as other than temporary, the adjusted cost basis is written down to fair value and the amount of the write-down is charged to earnings.

    (D) LOANS AND LOAN FEES

    Loans are stated at the amount of principal outstanding. Interest income is accrued daily on the outstanding loan balances using the simple-interest method. Loans are generally placed on nonaccrual status when the borrowers are past due 90 days and when payment in full of principal or interest is not expected. At the time a loan is placed on nonaccrual status, any interest income previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is subsequently recognized only to the extent cash is received and the loan's principal balance is deemed collectible. Loans are restored to accrual status when the loans become both well secured and are in process of collection.

    Nonrefundable fees and related direct costs associated with the origination of loans are deferred and netted against outstanding loan balances. Net deferred fees and costs are recognized in interest income over the terms of the loans using the interest method. The amortization of loan fees is discontinued on nonaccrual loans.

    (E) ALLOWANCE FOR LOAN LOSSES

    An allowance for loan losses is maintained at a level deemed appropriate by management to adequately provide for known and inherent risks in the loan portfolio and other extensions of credit, including off-balance sheet credit extensions. The allowance is based upon a continuing review of the portfolio, past loan loss experience, current economic conditions that may affect the borrowers' ability to pay, and the underlying collateral value of the loans. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

    A loan is considered impaired when it is probable that a creditor will be unable to collect all amounts due according to the original contractual terms of the loan agreement. If the measure of the impaired loan is less than the recorded investment in the loan, a valuation allowance is established with a corresponding charge to the provision for loan losses. Since substantially all of the Company's loans are collateral dependent, the calculation of the allowance for losses on impaired loans is generally based on the fair value of the collateral, less estimated costs of disposal.

    The allowance for loan losses is subjective and may be adjusted in the future because of changes in economic conditions and the repayment abilities of the borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance. These agencies may require the Company to recognize additions to the allowance based on their judgments related to information available to them at the time of their examinations.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to operating expense using the straight-line method over the estimated useful lives of depreciable assets, which range from 3 to 30 years. Leasehold improvements are capitalized and amortized to operating expense over the term of the respective lease or the estimated useful life of the improvement, whichever is shorter.

    (G) OTHER REAL ESTATE OWNED

    Real estate properties acquired through loan foreclosure or through acceptance of a deed-in-lieu of foreclosure are initially recorded at fair value, less estimated selling costs at the date of foreclosure. Once real estate properties are acquired, valuations are periodically obtained by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its fair value, less estimated costs of disposal. Real estate properties held for sale are carried at the lower of cost, including the cost of improvements and amenities incurred subsequent to acquisition, or fair value, less estimated selling costs. Costs related to development and improvement of properties are capitalized, whereas costs relating to holding the properties are expensed.

    (H) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

    (I) EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net earnings by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net earnings by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period.


    The weighted-average number of shares used for the earnings per share calculations was:



                                                                    FOR THE SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                   ---------------------------
                                                                       1999           1998
                                                                   -------------  ------------
Basic............................................................      2,782,000     2,755,000
Diluted..........................................................      3,023,000     2,977,000



    These calculations reflect the 5% stock dividend paid on May 28, 1999.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (J) USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


    (K) COMPREHENSIVE INCOME



    Comprehensive income for the six months ended June 30, 1999 and 1998 is as follows:



                                                                    FOR THE SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                   ---------------------------
                                                                       1999           1998
                                                                   -------------  ------------
Net earnings.....................................................  $   1,394,000  $  1,048,000
Change in unrealized gains (losses) on securities available-
  for-sale.......................................................       (638,000)       23,000
Income tax benefit (loss)........................................        255,000       (10,000)
                                                                   -------------  ------------
Comprehensive net income.........................................  $   1,011,000  $  1,061,000
                                                                   -------------  ------------
                                                                   -------------  ------------


    (L) YEAR 2000

    The Company has developed a remediation plan and is in the process of converting computer systems and applications for the Year 2000. Expenditures related to Year 2000 issues are expensed as incurred.

    (M) RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the current year's presentation.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(2) SECURITIES AVAILABLE-FOR-SALE


    The amortized cost, gross unrealized gains and losses and fair value of securities available-for-sale as of June 30, 1999 and December 31, 1998 are as follows:


                                                                             GROSS        GROSS
                                                              AMORTIZED    UNREALIZED  UNREALIZED
                                                                COST         GAINS       LOSSES      FAIR VALUE
                                                            -------------  ----------  -----------  -------------
JUNE 30, 1999:
U.S. Treasury notes and U.S. agency securities............  $  14,211,000  $   22,000  $  (215,000) $  14,018,000
Obligations of states and political subdivisions..........      8,705,000      26,000     (230,000)     8,501,000
Corporate obligations.....................................        301,000          --       (5,000)       296,000
                                                            -------------  ----------  -----------  -------------
                                                            $  23,217,000  $   48,000  $  (450,000) $  22,815,000
                                                            -------------  ----------  -----------  -------------
                                                            -------------  ----------  -----------  -------------


                                                                             GROSS        GROSS
                                                              AMORTIZED    UNREALIZED  UNREALIZED
                                                                COST         GAINS       LOSSES      FAIR VALUE
                                                            -------------  ----------  -----------  -------------
DECEMBER 31, 1998:
U.S. Treasury notes and U.S. agency securities............  $  14,655,000  $  155,000  $   (55,000) $  14,755,000
Obligations of states and political subdivisions..........      8,417,000     162,000      (23,000)     8,556,000
Corporate obligations.....................................        301,000          --       (3,000)       298,000
                                                            -------------  ----------  -----------  -------------
                                                            $  23,373,000  $  317,000  $   (81,000) $  23,609,000
                                                            -------------  ----------  -----------  -------------
                                                            -------------  ----------  -----------  -------------



    The maturity distribution based on amortized cost and fair value as of June 30, 1999, by contractual maturity, is shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                                                   AMORTIZED
                                                                     COST        FAIR VALUE
                                                                 -------------  -------------
Due in one year or less........................................  $   2,858,000  $   2,858,000
Due after one year through five years..........................     13,615,000     13,376,000
Due after five years through ten years.........................      6,365,000      6,209,000
Due after ten years............................................        379,000        372,000
                                                                 -------------  -------------
                                                                 $  23,217,000  $  22,815,000
                                                                 -------------  -------------
                                                                 -------------  -------------



    As of June 30, 1999, securities held-to-maturity with an amortized cost of $3,404,000 and securities available-for-sale with a fair value of $2,776,000 totaling $6,180,000 were pledged as security for public deposits and other purposes as required by various statutes and agreements.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(3) SECURITIES HELD-TO-MATURITY


    The amortized cost, gross unrealized gains and losses and fair value of securities held-to-maturity as of June 30, 1999 and December 31, 1998 are as follows:



                                                                             GROSS        GROSS
                                                              AMORTIZED    UNREALIZED  UNREALIZED
                                                                COST         GAINS       LOSSES      FAIR VALUE
                                                            -------------  ----------  -----------  -------------
JUNE 30, 1999:
U.S. Treasury notes and U.S. government agencies..........  $   7,495,000  $   11,000  $  (169,000) $   7,337,000
Obligations of states and political subdivisions..........     15,158,000     156,000     (134,000)    15,180,000
Corporate obligations.....................................        464,000          --           --        464,000
                                                            -------------  ----------  -----------  -------------
                                                            $  23,117,000  $  167,000  $  (303,000) $  22,981,000
                                                            -------------  ----------  -----------  -------------
                                                            -------------  ----------  -----------  -------------


                                                                              GROSS       GROSS
                                                               AMORTIZED    UNREALIZED  UNREALIZED
                                                                 COST         GAINS       LOSSES     FAIR VALUE
                                                             -------------  ----------  ----------  -------------
DECEMBER 31, 1998:
U.S. Treasury notes and U.S. government agencies...........  $   7,499,000  $   85,000  $  (17,000) $   7,567,000
Obligations of states and political subdivisions...........     14,986,000     609,000          --     15,595,000
Corporate obligations......................................        468,000       2,000          --        470,000
                                                             -------------  ----------  ----------  -------------
                                                             $  22,953,000  $  696,000  $  (17,000) $  23,632,000
                                                             -------------  ----------  ----------  -------------
                                                             -------------  ----------  ----------  -------------


    The maturity distribution based on amortized cost and fair value as of June 30, 1999, by contractual maturity, is shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                                                                       AMORTIZED
                                                                                         COST        FAIR VALUE
                                                                                     -------------  -------------
Due in one year or less............................................................  $   1,675,000  $   1,680,000
Due after one year through five years..............................................      9,802,000      9,680,000
Due after five years through ten years.............................................      9,423,000      9,343,000
Due after ten years................................................................      2,217,000      2,278,000
                                                                                     -------------  -------------
                                                                                     $  23,117,000  $  22,981,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(4) LOANS

    The composition of the Company's loan portfolio is as follows:


                                                                  JUNE 30,      DECEMBER 31,
                                                                    1999            1998
                                                               --------------  --------------
Construction.................................................  $   10,094,000  $    7,960,000
Real estate..................................................      80,757,000      66,850,000
Commercial and industrial loans..............................      58,123,000      62,341,000
Installment..................................................      15,132,000      14,754,000
All other loans (including overdrafts).......................         350,000         308,000
                                                               --------------  --------------
                                                                  164,456,000     152,213,000

Less allowance for loan losses...............................      (1,949,000)     (1,687,000)
Less deferred loan fees......................................        (852,000)       (818,000)
                                                               --------------  --------------
                                                               $  161,655,000  $  149,708,000
                                                               --------------  --------------
                                                               --------------  --------------


    Although the Company seeks to avoid undue concentrations of loans to a single industry or based upon a single class of collateral, the Company's loan portfolio consists primarily of loans to borrowers within San Diego County and, as a result, the Company's loan and collateral portfolios are to some degree concentrated. The portfolio is well diversified in both project type and area within the San Diego County region. The Company evaluates each credit on an individual basis and determines collateral requirements accordingly. When real estate is taken as collateral, advances are generally limited to a certain percentage of the appraised value of the collateral at the time the loan is made, depending on the type of loan, the underlying property and other factors.


    The Company has established a monitoring system for its loans in order to identify potential problem loans and to permit the periodic evaluation of impairment and the adequacy of the allowance for loan losses in a timely manner. Impaired loans included in the Company's loan portfolio as of June 30, 1999 and December 31, 1998 were $140,000 and $92,000, respectively, which have aggregate specific related allowance amounts of $35,000 and $9,000, respectively. For the six months ended June 30, 1999, the average balance of impaired loans was $142,000. For the six months ended June 30, 1999, interest income of $5,000 was recognized on these loans during the period of impairment.



    A summary of the activity in the allowance for loan losses for the six months ended June 30, is as follows:



                                                                             JUNE 30,
                                                                    --------------------------
                                                                        1999          1998
                                                                    ------------  ------------
Balance, beginning of period......................................  $  1,687,000  $  1,342,000
Provision for loan losses charged to expense......................       260,000       349,000
Loans charged off to the allowance................................       (16,000)     (154,000)
Recoveries credited to the allowance..............................        18,000        43,000
                                                                    ------------  ------------
Balance, end of period............................................  $  1,949,000  $  1,580,000
                                                                    ------------  ------------
                                                                    ------------  ------------

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(4) LOANS (CONTINUED)

    Loans on nonaccrual amounted to $535,000, and $92,000 as of June 30, 1999 and December 31, 1998, respectively. Interest income of $23,000 would have been recorded for the six months ended June 30, 1999 if nonaccrual loans had been on a current basis, in accordance with their original terms. Interest income of $2,000 was recognized on loans subsequently transferred to nonaccrual status during the six months ended June 30, 1999. Loans contractually past due greater than 90 days and still accruing interest totaled approximately $53,000 and $437,000, as of June 30, 1999 and December 31, 1998, respectively.



    In the normal course of business, the Company has granted loans to certain directors and their affiliates under terms which Company management believes are consistent with the Company's general lending policies. An analysis of this activity for the three months ended June 30, 1999 is as follows:



                                                                                    JUNE 30,
                                                                                      1999
                                                                                  ------------
Balance, beginning of period....................................................  $  1,113,000
Loans granted, including renewals...............................................        49,000
Repayments......................................................................      (120,000)
                                                                                  ------------
Balance, end of period..........................................................  $  1,042,000
                                                                                  ------------
                                                                                  ------------



    The Corporation had additional commitments for loans of $1,930,000 to these individuals as of June 30, 1999.


(5) PREMISES AND EQUIPMENT

    Premises and equipment consist of the following:


                                                                    JUNE 30,     DECEMBER 31,
                                                                      1999           1998
                                                                  -------------  -------------
Land............................................................  $     746,000  $     746,000
Buildings.......................................................      1,540,000      1,500,000
Leasehold improvements..........................................      3,335,000      3,318,000
Furniture, fixtures and equipment...............................      4,058,000      3,888,000
                                                                  -------------  -------------
                                                                      9,679,000      9,452,000
Less accumulated depreciation and amortization..................     (4,903,000)    (4,474,000)
                                                                  -------------  -------------
                                                                  $   4,776,000  $   4,978,000
                                                                  -------------  -------------
                                                                  -------------  -------------

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(6) OTHER REAL ESTATE OWNED

    A summary of the changes in the allowance for possible losses on other real estate owned is as follows:


                                                                               JUNE 30,
                                                                        ----------------------
                                                                           1999        1998
                                                                        ----------  ----------
Balance, beginning of period..........................................  $  300,000  $  240,000
Provision charged to expense..........................................      30,000      30,000
Charge-offs...........................................................          --          --
                                                                        ----------  ----------
Balance, end of period................................................  $  330,000  $  270,000
                                                                        ----------  ----------
                                                                        ----------  ----------


(7) DEPOSITS


    The maturity distribution of time deposits as of June 30, 1999 is as follows:



Three months or less...........................................................  $  23,001,000
Over three through six months..................................................     14,000,000
Over six through twelve months.................................................     22,122,000
Over twelve months.............................................................      8,392,000
                                                                                 -------------
    Total......................................................................  $  67,515,000
                                                                                 -------------
                                                                                 -------------


(8) LONG-TERM DEBT


    Long-term debt of $35,000 and $52,000 at June 30, 1999 and December 31, 1998, respectively, consisted of a mortgage note payable in monthly installments of $3,100 through July 2000, including interest at a fixed rate of 8.5%. Future maturities of long-term debt are as follows:



1999...............................................................................  $  17,000
2000...............................................................................     18,000
                                                                                     ---------
                                                                                     $  35,000
                                                                                     ---------
                                                                                     ---------


(9) COMMITMENTS AND CONTINGENCIES

    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit is represented by

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(9) COMMITMENTS AND CONTINGENCIES (CONTINUED) the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.


    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments to extend credit amounting to $45,616,000 and $43,138,000 were outstanding as of June 30, 1999 and December 31, 1998, respectively. Of these commitments to extend credit, $7,693,000 and $7,747,000 represent home equity lines of credit at June 30, 1999 and December 31, 1998, respectively, which will be repaid over a ten year period if drawn upon. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained by the Company, if deemed necessary upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include certificates of deposit, accounts receivable, inventory, property, plant and equipment, residential real estate and income-producing commercial properties.



    Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds various types of collateral (primarily certificates of deposit) to support those commitments for which collateral is deemed necessary. The Company had approximately $588,000 and $488,000 in standby letters of credit outstanding as of June 30, 1999 and December 31, 1998, respectively. Most of the letters of credit expire within twelve months.


    Management does not anticipate any material losses will arise from additional fundings of the aforementioned lines of credit or letters of credit.


    As of June 30, 1999, the Company had lines of credit in the amount of $11,500,000 from correspondent banks, of which no amounts were outstanding. These lines are renewable annually. The availability of the lines of credit, as well as adjustments in deposit programs, provides for liquidity in the event that the level of deposits should fall abnormally low. These sources provide that funding thereof may be withdrawn depending upon the financial strength of the Company.


    Because of the nature of its activities, the Company is at all times subject to pending and threatened legal actions that arise out of the normal course of its business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

(10) REGULATORY MATTERS

    The Company and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(10) REGULATORY MATTERS (CONTINUED)
regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 1999, that the Bank meets all capital adequacy requirements to which it is subject.



    As of June 30, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.


    The Bank's actual capital amounts and ratios are also presented in the following table.


                                                                                              TO BE WELL
                                                                                              CAPITALIZED
                                                           FOR CAPITAL                       UNDER PROMPT
                                                            ADEQUACY                       CORRECTIVE ACTION
                                 ACTUAL                     PURPOSES                          PROVISIONS
                           ------------------    -------------------------------    -------------------------------
                             AMOUNT     RATIO      AMOUNT            RATIO            AMOUNT            RATIO
                           -----------  -----    -----------         ------         -----------        -------
As of June 30, 1999:

Total Capital (to Risk-
  Weighted Assets).......  $22,459,000   12.35%  $14,548,000    Greater than or     $18,186,000    Greater than or
                                                                equal to 8.0%                      equal to 10.0%

Tier I Capital (to Risk-
  Weighted Assets).......  $20,510,000   11.28%  $ 7,274,000    Greater than or     $10,911,000    Greater than or
                                                                equal to 4.0%                      equal to  6.0%

Tier I Capital (to
  Average Assets)........  $20,510,000    8.42%  $ 9,740,000    Greater than or     $12,176,000    Greater than or
                                                                equal to 4.0%                      equal to  5.0%



    Under Federal banking law, dividends declared by the Bank in any calendar year may not, without the approval of the Comptroller of the Currency (the "Comptroller"), exceed its net earnings for that year combined with its retained income from the preceding two years. However, the Comptroller has previously issued a bulletin to all national banks outlining new guidelines limiting the circumstances under which national banks may pay dividends even if the banks are otherwise statutorily authorized to pay dividends. The limitations impose a requirement or in some cases suggest that prior approval of the Comptroller should be obtained before a dividend is paid if a national bank is the subject of administrative action or if the payment could be viewed by the Comptroller as unsafe or unusual.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                                  (UNAUDITED)

(11) OTHER EXPENSES


    Other expenses are as follows for the six months ended June 30:



                                                                             JUNE 30,
                                                                    --------------------------
                                                                        1999          1998
                                                                    ------------  ------------
Stationery and supplies...........................................  $    136,000  $    118,000
Telephone, courier and postage....................................       194,000       171,000
Data processing...................................................       296,000       275,000
Merchant processing expense.......................................       243,000       173,000
Promotional expenses..............................................       180,000       179,000
Professional services.............................................       238,000        64,000
Insurance.........................................................        94,000        96,000
FDIC and regulatory assessments...................................        45,000        38,000
Other real estate owned expenses..................................        26,000        21,000
Other.............................................................       597,000       439,000
                                                                    ------------  ------------
                                                                    $  2,049,000  $  1,574,000
                                                                    ------------  ------------
                                                                    ------------  ------------



    On May 10, 1999, the Company announced that a definitive agreement had been signed under which the Company will merge with Community First Bankshares, Inc. ("Community First"). The Company's principal subsidiary, Valle de Oro Bank, N.A. will become a subsidiary of Community First. The agreement is subject to regulatory and other approvals and is expected to close in the fourth quarter of 1999. The merger is structured to be tax-free and is intended to be accounted for as a pooling of interests.



    Shares of Valley National Corporation stock will be exchanged for shares of Community First using an exchange rate between 0.775 and 1.119 shares of Community First for each share of Valley National Corporation. The exact exchange rate will be determined by first calculating the total number of Community First shares to be used in the exchange by dividing $65 million by the average trading value of Community First for the 20 trading days ending with the fourth trading day before the close of the transaction. Second, the exchange rate will be determined by dividing the total number of Valley National Corporation shares outstanding or subject to options, warrants or other rights, which is currently calculated to be 3,226,029, by the number of Community First shares as calculated above. The exchange rate is also subject to certain minimum and maximum number of shares to be issued by Community First.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

Valley National Corporation

    We have audited the accompanying consolidated balance sheets of Valley National Corporation (formerly Valle de Oro Bank N.A.) and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of earnings, changes in stockholders' equity and comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The accompanying consolidated financial statements of the Company for the year ended December 31, 1996 were audited by other auditors whose report thereon, dated January 17, 1997, expressed an unqualified opinion on those statements.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Valley National Corporation and subsidiary as of December 31, 1998 and 1997 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

San Diego, California
January 20, 1999, except for note 16 which is as of May 10, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of

Valley National Corporation

    In our opinion, the accompanying statements of earnings, changes in equity and comprehensive income and cash flows present fairly, in all material respects, the results of operations and cash flows of Valley National Corporation (formerly Valle de Oro Bank, N.A.) for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers, LLP

San Diego, California
January 17, 1997

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                                                                        1998            1997
                                                                                   --------------  --------------
ASSETS
Cash and due from banks..........................................................  $   11,704,000  $   10,562,000
Federal funds sold...............................................................      11,890,000       8,731,000
Interest-earning deposits........................................................       6,396,000       4,499,000
Securities:
  Available-for-sale.............................................................      23,609,000      21,209,000
  Held-to-maturity...............................................................      22,953,000      16,055,000
Federal Reserve Bank stock.......................................................         445,000         384,000
Loans, net.......................................................................     149,708,000     134,837,000
Premises and equipment, net......................................................       4,978,000       5,220,000
Other real estate owned, net.....................................................       1,103,000       1,249,000
Accrued interest receivable......................................................       1,617,000       1,600,000
Other assets.....................................................................       2,397,000       1,737,000
                                                                                   --------------  --------------
      Total assets...............................................................  $  236,800,000  $  206,083,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Non-interest bearing...........................................................  $   44,015,000  $   35,110,000
  Savings........................................................................     115,940,000     100,873,000
  Time deposits under $100,000...................................................      37,891,000      36,021,000
  Time deposits of $100,000 or more..............................................      18,547,000      16,143,000
                                                                                   --------------  --------------
      Total deposits.............................................................     216,393,000     188,147,000
Long-term debt...................................................................          52,000          83,000
Accrued expenses and other liabilities...........................................         945,000         827,000
                                                                                   --------------  --------------
      Total liabilities..........................................................     217,390,000     189,057,000
                                                                                   --------------  --------------
Stockholders' equity:
  Common stock, $.0001 par value; authorized 10,000,000 shares; issued and
    outstanding 2,778,000 and 2,468,000 shares in 1998 and 1997, respectively....      17,121,000      12,808,000
  Accumulated other comprehensive income-unrealized gains on securities
    available-for-sale, net......................................................         142,000          76,000
  Retained earnings..............................................................       2,147,000       4,142,000
                                                                                   --------------  --------------
      Total stockholders' equity.................................................      19,410,000      17,026,000
                                                                                   --------------  --------------
      Total liabilities and stockholders' equity.................................  $  236,800,000  $  206,083,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

          See accompanying notes to consolidated financial statements.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
Interest income:
  Interest and fees on loans........................................  $  14,456,000  $  13,053,000  $  12,292,000
  Interest on securities:
    Taxable.........................................................      1,429,000      1,524,000      1,236,000
    Exempt from federal income taxes................................        704,000        558,000        362,000
  Interest on federal funds sold....................................      1,141,000        877,000        774,000
  Interest on interest-earning deposits.............................        296,000        258,000        201,000
                                                                      -------------  -------------  -------------
                                                                         18,026,000     16,270,000     14,865,000
                                                                      -------------  -------------  -------------
Interest expense:
  Time deposits of $100,000 or more.................................        815,000        799,000        815,000
  Other deposits....................................................      5,482,000      5,141,000      4,501,000
                                                                      -------------  -------------  -------------
                                                                          6,297,000      5,940,000      5,316,000
                                                                      -------------  -------------  -------------
      Net interest income before provision for loan losses..........     11,729,000     10,330,000      9,549,000
Provision for loan losses...........................................        627,000        497,000      1,062,000
                                                                      -------------  -------------  -------------
      Net interest income after provision for loan losses...........     11,102,000      9,833,000      8,487,000
                                                                      -------------  -------------  -------------
Other operating income:
  Service charges on deposit accounts...............................      1,614,000      1,642,000      1,495,000
  Merchant processing fees..........................................        546,000        514,000        418,000
  Mortgage brokerage fees...........................................        254,000        192,000         63,000
  Gain on sale of loans.............................................         81,000         48,000             --
  Other.............................................................        512,000        348,000        273,000
                                                                      -------------  -------------  -------------
                                                                          3,007,000      2,744,000      2,249,000
                                                                      -------------  -------------  -------------
Other operating expenses:
  Compensation and employee benefits................................      5,236,000      4,951,000      4,359,000
  Occupancy expense.................................................      1,142,000      1,101,000        872,000
  Furniture and equipment...........................................        683,000        622,000        503,000
  Other.............................................................      3,501,000      3,014,000      2,808,000
                                                                      -------------  -------------  -------------
                                                                         10,562,000      9,688,000      8,542,000
                                                                      -------------  -------------  -------------
      Earnings before income taxes..................................      3,547,000      2,889,000      2,194,000
Income tax expense..................................................      1,147,000      1,037,000        791,000
                                                                      -------------  -------------  -------------
      Net earnings..................................................  $   2,400,000  $   1,852,000  $   1,403,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Basic earnings per share............................................  $        0.87  $        0.68  $        0.52
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Diluted earnings per share..........................................  $        0.81  $        0.63  $        0.50
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE
                                     INCOME

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                              ACCUMULATED
                                                       COMMON STOCK              OTHER
                                                ---------------------------  COMPREHENSIVE    RETAINED
                                                   SHARES        AMOUNT         INCOME        EARNINGS         TOTAL
                                                ------------  -------------  -------------  -------------  -------------
Balance at January 1, 1996....................     2,216,000  $  10,972,000   $   128,000   $   3,203,000  $  14,303,000
5% stock dividend.............................       110,000        769,000                      (769,000)            --
Cash issued in lieu of fractional shares in 5%
  stock dividend..............................            --             --            --          (6,000)        (6,000)
Stock options exercised.......................        26,000        104,000            --              --        104,000
Cash dividends at $0.12 per share.............            --             --            --        (279,000)      (279,000)
Comprehensive income:
  Net unrealized change in securities
    available-for-sale, net of taxes of
    $68,000...................................            --             --      (128,000)             --       (128,000)
  Net earnings................................            --             --            --       1,403,000      1,403,000
                                                                                                           -------------
Total comprehensive income....................                                                                 1,275,000
                                                ------------  -------------  -------------  -------------  -------------
Balance at December 31, 1996..................     2,352,000     11,845,000            --       3,552,000     15,397,000
5% stock dividend.............................       116,000        963,000            --        (963,000)            --
Cash issued in lieu of fractional shares in 5%
  stock dividend..............................            --             --                        (7,000)        (7,000)
Cash dividends at $0.12 per share.............            --             --            --        (292,000)      (292,000)
Comprehensive income:
  Net unrealized change in securities
    available-for-sale, net of taxes of
    $48,000...................................            --             --        76,000              --         76,000
  Net earnings................................            --             --            --       1,852,000      1,852,000
                                                                                                           -------------
Total comprehensive income....................                                                                 1,928,000
                                                ------------  -------------  -------------  -------------  -------------
Balance at December 31, 1997..................     2,468,000     12,808,000        76,000       4,142,000     17,026,000
5% stock dividend.............................       124,000      1,794,000            --      (1,794,000)            --
Cash issued in lieu of fractional shares in 5%
  stock dividend..............................            --             --            --         (15,000)       (15,000)
Stock options exercised.......................        54,000        272,000            --              --        272,000
Cash dividends at $0.13 per share.............            --             --            --        (339,000)      (339,000)
5% stock dividend declared on April 21, 1999
  (Note 16)...................................       132,000      2,247,000                    (2,247,000)
Comprehensive income:
  Net unrealized change in securities
    available-for-sale, net of taxes of
    $46,000...................................            --             --        66,000              --         66,000
  Net earnings................................            --             --            --       2,400,000      2,400,000
                                                                                                           -------------
Total comprehensive income....................                                                                 2,466,000
                                                ------------  -------------  -------------  -------------  -------------
Balance at December 31, 1998..................     2,778,000  $  17,121,000   $   142,000   $   2,147,000  $  19,410,000
                                                ------------  -------------  -------------  -------------  -------------
                                                ------------  -------------  -------------  -------------  -------------

See accompanying notes to consolidated financial statements.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                             1998          1997          1996
                                                                         ------------  ------------  ------------
Cash flows from operating activities:
  Net earnings.........................................................  $  2,400,000  $  1,852,000  $  1,403,000
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Gain on sale of loans..............................................       (81,000)      (48,000)           --
    Depreciation and amortization......................................       955,000     1,010,000       617,000
    (Gain) loss on sale of other real estate owned.....................       (29,000)      (75,000)       26,000
    Provision for loan losses..........................................       627,000       497,000     1,062,000
    Provision for losses on other real estate owned....................        60,000       143,000            --
    Increase in accrued interest receivable and other assets...........      (723,000)     (498,000)     (122,000)
    Increase (decrease) in accrued expenses and other liabilities......       118,000       (54,000)      453,000
                                                                         ------------  ------------  ------------
      Net cash provided by operating activities........................     3,327,000     2,827,000     3,439,000
                                                                         ------------  ------------  ------------
Cash flows from investing activities:
  Net increase in securities...........................................            --            --    (8,293,000)
  Maturities of securities held-to-maturity............................     1,136,000            --            --
  Purchases of securities held-to-maturity.............................    (8,162,000)   (8,954,000)           --
  Proceeds from sale of securities available-for-sale..................            --       675,000            --
  Maturities of securities available-for-sale..........................     9,485,000     4,732,000            --
  Purchases of securities available-for-sale...........................   (11,773,000)   (2,723,000)           --
  Net additions to interest-earning deposits...........................    (1,897,000)     (601,000)     (599,000)
  Purchases of Federal Reserve Bank stock..............................       (61,000)      (30,000)      (25,000)
  Net increase in loans outstanding....................................   (16,209,000)  (17,891,000)  (16,570,000)
  Purchases of bank premises and equipment.............................      (585,000)   (1,496,000)   (2,496,000)
  Proceeds from insurance..............................................            --     1,154,000            --
  Proceeds from sale of loans..........................................       837,000       745,000            --
  Proceeds from sale of other real estate owned........................        70,000     1,323,000       425,000
                                                                         ------------  ------------  ------------
      Net cash used in investing activities............................   (27,159,000)  (23,066,000)  (27,558,000)
                                                                         ------------  ------------  ------------
Cash flows from financing activities:
  Net increase in deposits.............................................    28,246,000    21,088,000    25,091,000
  Payments on long-term debt...........................................       (31,000)      (29,000)      (27,000)
  Proceeds from exercise of stock options..............................       272,000            --       104,000
  Cash paid in lieu of fractional shares on 5% stock dividend..........       (15,000)       (7,000)       (6,000)
  Cash dividends paid..................................................      (339,000)     (292,000)     (279,000)
                                                                         ------------  ------------  ------------
      Net cash provided by financing activities........................    28,133,000    20,760,000    24,883,000
                                                                         ------------  ------------  ------------
Net increase in cash and cash equivalents..............................     4,301,000       521,000       764,000
Cash and cash equivalents at beginning of year.........................    19,293,000    18,772,000    18,008,000
                                                                         ------------  ------------  ------------
Cash and cash equivalents at end of year...............................  $ 23,594,000  $ 19,293,000  $ 18,772,000
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Supplemental disclosure of cash flow information:
Cash paid during the year for interest.................................  $  6,336,000  $  5,916,000  $  5,299,000
Cash paid during the year for income taxes.............................  $  1,554,000  $  1,451,000  $    665,000
Supplemental disclosure of noncash investing and financing activities:
Loans transferred to other real estate owned...........................  $    738,000  $     79,000  $    664,000
Deletions of Bank premises and equipment due to fire...................  $         --  $  1,679,000  $         --
Loans to facilitate the sale of other real estate owned................  $    783,000  $         --  $         --

See accompanying notes to consolidated financial statements.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) NATURE OF OPERATIONS

    Valley National Corporation (the Company) is a bank holding company (Note
16), which does substantially all of its business through its wholly owned subsidiary Valle de Oro Bank, N.A. (the Bank) A discussion of the Company is a discussion of the Bank. The Bank operates six offices in San Diego County, California. The Company and the Bank's primary source of revenue is interest from real estate and commercial loans to individuals and small to middle-market businesses. The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant policies.

    (B) CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, cash and cash equivalents consist of cash, due from banks and Federal funds sold. Generally, Federal funds are sold for one-day periods. The Bank keeps $350,000 on deposit at the Federal Reserve Bank in accordance with a compensating balance arrangement.

    (C) SECURITIES

    Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as held-to-maturity. Securities held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts over the period to call or maturity of the related security using the interest method. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity or on a long-term basis, are classified as available-for-sale and carried at fair value with unrealized gains or losses, net of tax, reported as a separate component of other comprehensive income until realized. Realized gains or losses on the sale of securities available-for-sale, if any, are determined using the amortized cost of the specific securities sold. Securities available-for-sale include securities that management intends to use as part of its asset/ liability management strategy and that may be sold in response to changes in interest rates, prepayment risk and other related factors. Securities are individually evaluated for appropriate classification, when acquired; consequently, similar types of securities may be classified differently depending on factors existing at the time of purchase.

    When a security is sold, the realized gain or loss, determined on a specific-identification basis, is included in earnings. To the extent a security has a decline in fair value, which is determined by the Company as other than temporary, the adjusted cost basis is written down to fair value and the amount of the write-down is charged to earnings.

    (D) LOANS AND LOAN FEES

    Loans are stated at the amount of principal outstanding. Interest income is accrued daily on the outstanding loan balances using the simple-interest method. Loans are generally placed on nonaccrual status when the borrowers are past due 90 days and when payment in full of principal or interest is not expected. At the time a loan is placed on nonaccrual status, any interest income previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) subsequently recognized only to the extent cash is received and the loan's principal balance is deemed collectible. Loans are restored to accrual status when the loans become both well-secured and are in process of collection.

    Nonrefundable fees and related direct costs associated with the origination of loans are deferred and netted against outstanding loan balances. Net deferred fees and costs are recognized in interest income over the terms of the loans using the interest method. The amortization of loan fees is discontinued on nonaccrual loans.

    (E) ALLOWANCE FOR LOAN LOSSES

    An allowance for loan losses is maintained at a level deemed appropriate by management to adequately provide for known and inherent risks in the loan portfolio and other extensions of credit, including off-balance sheet credit extensions. The allowance is based upon a continuing review of the portfolio, past loan loss experience, current economic conditions which may affect the borrowers' ability to pay, and the underlying collateral value of the loans. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

    A loan is considered impaired when it is probable that a creditor will be unable to collect all amounts due according to the original contractual terms of the loan agreement. If the measure of the impaired loan is less than the recorded investment in the loan, a valuation allowance is established with a corresponding charge to the provision for loan losses. Since substantially all of the Company's loans are collateral dependent, the calculation of the allowance for losses on impaired loans is generally based on the fair value of the collateral, less estimated costs of disposal.

    The allowance for loan losses is subjective and may be adjusted in the future because of changes in economic conditions and the repayment abilities of the borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance. These agencies may require the Company to recognize additions to the allowance based on their judgments related to information available to them at the time of their examinations.

    (F) PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to operating expense using the straight-line method over the estimated useful lives of depreciable assets, which range from 3 to 30 years. Leasehold improvements are capitalized and amortized to operating expense over the term of the respective lease or the estimated useful life of the improvement, whichever is shorter.

    (G) OTHER REAL ESTATE OWNED

    Real estate properties acquired through loan foreclosure or through acceptance of a deed-in-lieu of foreclosure are initially recorded at fair value, less estimated selling costs at the date of foreclosure. Once real estate properties are acquired, valuations are periodically obtained by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) its fair value, less estimated costs of disposal. Real estate properties held for sale are carried at the lower of cost, including the cost of improvements and amenities incurred subsequent to acquisition, or fair value, less estimated selling costs. Costs related to development and improvement of properties are capitalized, whereas costs relating to holding the properties are expensed.

    (H) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

    (I) STOCK-BASED COMPENSATION

    Prior to January 1, 1996, the Company accounted for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, Statement 123 also allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net earnings and pro forma net earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in Statement 123 had been applied. The Company has elected to continue to apply the provisions of APB No. 25 and provide the pro forma disclosure provisions of Statement 123.

    (J) EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net earnings by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net earnings by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period.

    (K) USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (L) COMPREHENSIVE INCOME

    On January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" ("Statement 130"). Statement 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements; it does not change the display or components of present-day net earnings. Comprehensive income consists of net earnings and net unrealized gains (losses) on available-for-sale securities and is presented in the statements of stockholders' equity and comprehensive income. Statement 130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

    (M) YEAR 2000

    The Company has developed a remediation plan and is in the process of converting computer systems and applications for the Year 2000. Expenditures related to Year 2000 issues are expensed as incurred.

    (N) RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the current year's presentation. In addition, stockholders' equity has been reclassified to conform to the presentation pursuant to the Bank's reorganization on March 31, 1999 (Note 16).

(2) SECURITIES AVAILABLE-FOR-SALE

    The amortized cost, gross unrealized gains and losses and fair value of securities available-for-sale as of December 31, 1998 and 1997 are as follows:

                                                                              GROSS       GROSS
                                                               AMORTIZED    UNREALIZED  UNREALIZED      FAIR
                                                                 COST         GAINS       LOSSES        VALUE
                                                             -------------  ----------  ----------  -------------
1998:
U.S. Treasury notes and U.S. agency securities.............  $  14,655,000  $  155,000  $  (55,000) $  14,755,000
Obligations of states and political subdivisions...........      8,417,000     162,000     (23,000)     8,556,000
Corporate obligations......................................        301,000          --      (3,000)       298,000
                                                             -------------  ----------  ----------  -------------
                                                             $  23,373,000  $  317,000  $  (81,000) $  23,609,000
                                                             -------------  ----------  ----------  -------------
                                                             -------------  ----------  ----------  -------------
1997:
U.S. Treasury notes and U.S. agency securities.............  $  16,844,000  $   69,000  $   (4,000) $  16,909,000
Obligations of states and political subdivisions...........      4,241,000      68,000      (9,000)     4,300,000
                                                             -------------  ----------  ----------  -------------
                                                             $  21,085,000  $  137,000  $  (13,000) $  21,209,000
                                                             -------------  ----------  ----------  -------------
                                                             -------------  ----------  ----------  -------------

    The maturity distribution based on amortized cost and fair value as of December 31, 1998, by contractual maturity, is shown below. Expected maturities may differ from contractual maturities

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(2) SECURITIES AVAILABLE-FOR-SALE (CONTINUED) because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

                                                                   AMORTIZED
                                                                     COST        FAIR VALUE
                                                                 -------------  -------------
Due in one year or less........................................  $   3,094,000  $   3,103,000
Due after one year through five years..........................     13,058,000     13,211,000
Due after five years through ten years.........................      5,509,000      5,616,000
Due after ten years............................................      1,712,000      1,679,000
                                                                 -------------  -------------
                                                                 $  23,373,000  $  23,609,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    As of December 31, 1998, securities held-to-maturity with an amortized cost of $1,910,000 and securities available-for-sale with a fair value of $2,565,000 totaling $4,475,000 were pledged as security for public deposits and other purposes as required by various statutes and agreements.

    During 1998, 1997 and 1996, all unrealized gains arose during the year and are included in other comprehensive income. No previous unrealized gains or losses were realized in earnings for the years ended December 31, 1998, 1997 or 1996.

(3) SECURITIES HELD-TO-MATURITY

    The amortized cost, gross unrealized gains and losses and fair value of securities held-to-maturity as of December 31, 1998 and 1997 are as follows:

                                                                              GROSS       GROSS
                                                               AMORTIZED    UNREALIZED  UNREALIZED
                                                                 COST         GAINS       LOSSES     FAIR VALUE
                                                             -------------  ----------  ----------  -------------
1998:
U.S. Treasury notes and U.S. government agencies...........  $   7,499,000  $   85,000  $  (17,000) $   7,567,000
Obligations of states and political subdivisions...........     14,986,000     609,000          --     15,595,000
Corporate obligations......................................        468,000       2,000          --        470,000
                                                             -------------  ----------  ----------  -------------
                                                             $  22,953,000  $  696,000  $  (17,000) $  23,632,000
                                                             -------------  ----------  ----------  -------------
                                                             -------------  ----------  ----------  -------------
1997:
U.S. Treasury notes and U.S. government agencies...........  $   2,916,000  $   27,000  $   (1,000) $   2,942,000
Obligations of states and political subdivisions...........     12,662,000     255,000     (55,000)    12,862,000
Corporate obligations......................................        477,000          --          --        477,000
                                                             -------------  ----------  ----------  -------------
                                                             $  16,055,000  $  282,000  $  (56,000) $  16,281,000
                                                             -------------  ----------  ----------  -------------
                                                             -------------  ----------  ----------  -------------

    The maturity distribution based on amortized cost and fair value as of December 31, 1998, by contractual maturity, is shown below. Expected maturities may differ from contractual maturities

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(3) SECURITIES HELD-TO-MATURITY (CONTINUED) because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

                                                                   AMORTIZED
                                                                     COST        FAIR VALUE
                                                                 -------------  -------------
Due in one year or less........................................  $     468,000  $     470,000
Due after one year through five years..........................     10,440,000     10,581,000
Due after five years through ten years.........................      9,391,000      9,721,000
Due after ten years............................................      2,654,000      2,860,000
                                                                 -------------  -------------
                                                                 $  22,953,000  $  23,632,000
                                                                 -------------  -------------
                                                                 -------------  -------------

(4) LOANS

    The composition of the Company's loan portfolio is as follows as of December 31:

                                                                    1998            1997
                                                               --------------  --------------
Construction.................................................  $    7,960,000  $    5,899,000
Real estate..................................................      66,850,000      61,070,000
Commercial and industrial loans..............................      62,341,000      56,477,000
Installment..................................................      14,754,000      12,621,000
All other loans (including overdrafts).......................         308,000         828,000
                                                               --------------  --------------
                                                                  152,213,000     136,895,000

Less allowance for loan losses...............................      (1,687,000)     (1,342,000)
Less deferred loan fees......................................        (818,000)       (716,000)
                                                               --------------  --------------
                                                               $  149,708,000  $  134,837,000
                                                               --------------  --------------
                                                               --------------  --------------

    Although the Company seeks to avoid undue concentrations of loans to a single industry or based upon a single class of collateral, the Company's loan portfolio consists primarily of loans to borrowers within San Diego County and, as a result, the Company's loan and collateral portfolios are to some degree concentrated. The portfolio is well diversified in both project type and area within the San Diego County region. The Company evaluates each credit on an individual basis and determines collateral requirements accordingly. When real estate is taken as collateral, advances are generally limited to a certain percentage of the appraised value of the collateral at the time the loan is made, depending on the type of loan, the underlying property and other factors.

    The Company has established a monitoring system for its loans in order to identify potential problem loans and to permit the periodic evaluation of impairment and the adequacy of the allowance for loan losses in a timely manner. Impaired loans included in the Company's loan portfolio as of December 31, 1998 and 1997 were $92,000 and $158,000, respectively, which had aggregate specific related allowance amounts of $9,000 and $61,000, respectively. During 1998, 1997 and 1996, the average balances of impaired loans were $302,000, $219,000 and $2,102,000, respectively. During 1998 and 1997, no interest was recognized on these loans during the period of impairment. During 1996, $75,000 of interest was recognized on these loans during the period of impairment on a cash basis in accordance with Company policy.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

    A summary of the activity in the allowance for loan losses is as follows:

                                                         1998          1997          1996
                                                     ------------  ------------  -------------
Balance, beginning of year.........................  $  1,342,000  $  1,189,000  $   1,198,000
Provision for loan losses..........................       627,000       497,000      1,062,000
Loans charged off..................................      (368,000)     (449,000)    (1,166,000)
Recoveries.........................................        86,000       105,000         95,000
                                                     ------------  ------------  -------------
Balance, end of year...............................  $  1,687,000  $  1,342,000  $   1,189,000
                                                     ------------  ------------  -------------
                                                     ------------  ------------  -------------

    Loans on nonaccrual amounted to $92,000, $350,000 and $619,000 as of December 31, 1998, 1997 and 1996, respectively. Interest income of $43,000, $45,000 and $66,000 would have been recorded for the years ended December 31, 1998, 1997 and 1996, respectively, if nonaccrual loans had been on a current basis, in accordance with their original terms. Interest income of $20,000, $17,000 and $15,000 was recognized on loans subsequently transferred to nonaccrual status as of December 31, 1998, 1997 and 1996, respectively. Loans contractually past due greater than 90 days and still accruing interest totaled approximately $437,000, $544,000 and $12,000 as of December 31, 1998, 1997 and
1996, respectively.

    In the normal course of business, the Company has granted loans to certain directors and their affiliates under terms which Company management believes are consistent with the Company's general lending policies. An analysis of this activity is as follows:

                                                                        1998          1997
                                                                    ------------  ------------
Balance, beginning of year........................................  $  1,041,000  $    982,000
Loans granted, including renewals.................................       470,000       236,000
Repayments........................................................      (398,000)     (177,000)
                                                                    ------------  ------------
Balance, end of year..............................................  $  1,113,000  $  1,041,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    The Company had additional commitments for loans of $2,345,000 and $731,000 to certain directors and their affiliates as of December 31, 1998 and 1997, respectively.

(5) PREMISES AND EQUIPMENT

    Premises and equipment consist of the following as of December 31:

                                                                      1998           1997
                                                                  -------------  -------------
Land............................................................  $     746,000  $     746,000
Buildings.......................................................      1,500,000      1,416,000
Leasehold improvements..........................................      3,318,000      3,227,000
Furniture, fixtures and equipment...............................      3,888,000      3,478,000
                                                                  -------------  -------------
                                                                      9,452,000      8,867,000

Less accumulated depreciation and amortization..................     (4,474,000)    (3,647,000)
                                                                  -------------  -------------
                                                                  $   4,978,000  $   5,220,000
                                                                  -------------  -------------
                                                                  -------------  -------------

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(5) PREMISES AND EQUIPMENT (CONTINUED)
    Depreciation expense for the years ended December 31, 1998, 1997 and 1996 totaled $827,000, $788,000 and $617,000, respectively. In December 1995, the Company's Grossmont Center Office was destroyed by fire. During 1996 and 1997, the Company reconstructed the facility. As of December 31, 1997, the Company had been fully reimbursed for its loss, less a $1,000 deductible.

(6) OTHER REAL ESTATE OWNED

    A summary of the changes in the allowance for possible losses on other real estate owned is as follows:

                                                             1998        1997         1996
                                                          ----------  -----------  ----------
Balance, beginning of year..............................  $  235,000  $   218,000  $  140,000
Provision charged to expense............................      60,000      143,000      93,000
Recoveries (charge-offs), net...........................       5,000     (126,000)    (15,000)
                                                          ----------  -----------  ----------
Balance, end of year....................................  $  300,000  $   235,000  $  218,000
                                                          ----------  -----------  ----------
                                                          ----------  -----------  ----------

(7) DEPOSITS

    The maturity distribution of time deposits as of December 31, 1998 is as follows:

Three months or less...........................................  $22,026,000
Over three through six months..................................  14,926,000
Over six through twelve months.................................  14,394,000
Over twelve months.............................................   5,092,000
                                                                 ----------
  Total........................................................  $56,438,000
                                                                 ----------
                                                                 ----------

(8) LONG-TERM DEBT

    Long-term debt of $52,000 and $83,000 as of December 31, 1998 and 1997, respectively, consisted of a mortgage note payable in monthly installments of $3,100 through July 2000, including interest at a fixed rate of 8.5%. Future maturities of long-term debt are as follows:

1999...............................................................  $  34,000
2000...............................................................     18,000
                                                                     ---------
                                                                     $  52,000
                                                                     ---------
                                                                     ---------

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(9) INCOME TAXES

    The components of income taxes for the years ended December 31 are as follows:

                                                            1998          1997         1996
                                                        ------------  ------------  ----------
Federal:
  Current.............................................  $  1,056,000  $    858,000  $  622,000
  Deferred............................................      (286,000)     (157,000)    (67,000)
                                                        ------------  ------------  ----------
                                                             770,000       701,000     555,000
                                                        ------------  ------------  ----------
State:
  Current.............................................       484,000       351,000     261,000
  Deferred............................................      (107,000)      (15,000)    (25,000)
                                                        ------------  ------------  ----------
                                                             377,000       336,000     236,000
                                                        ------------  ------------  ----------
    Total.............................................  $  1,147,000  $  1,037,000  $  791,000
                                                        ------------  ------------  ----------
                                                        ------------  ------------  ----------

    A reconciliation of total income taxes for the years ended December 31, 1998, 1997 and 1996 to the amount computed by applying the applicable statutory federal income tax rate of 34% to earnings before income taxes follows:

                                                           1998          1997         1996
                                                       ------------  ------------  -----------
Computed "expected" income tax.......................  $  1,206,000  $    982,000  $   748,000
State tax, net of federal benefit....................       249,000       222,000      163,000
Tax-exempt interest..................................      (267,000)     (162,000)    (149,000)
Reduction of tax liability...........................      (107,000)           --           --
Other, net...........................................        66,000        (5,000)      29,000
                                                       ------------  ------------  -----------
                                                       $  1,147,000  $  1,037,000  $   791,000
                                                       ------------  ------------  -----------
                                                       ------------  ------------  -----------

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(9) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows:

                                                                           1998        1997
                                                                        ----------  ----------
Deferred tax assets:
  Allowance for loan losses...........................................  $  292,000  $  173,000
  Deferred compensation...............................................      46,000      51,000
  Nonaccrual interest.................................................      12,000      17,000
  State taxes.........................................................     165,000     133,000
  Other real estate owned.............................................     100,000      70,000
  Organization costs..................................................      56,000          --
  Depreciation........................................................     140,000          --
                                                                        ----------  ----------
                                                                           811,000     444,000
Deferred tax liabilities:
  Depreciation........................................................          --     (26,000)
  Unrealized gains on securities available-for-sale...................     (94,000)    (48,000)
                                                                        ----------  ----------
    Net deferred tax assets...........................................  $  717,000  $  370,000
                                                                        ----------  ----------
                                                                        ----------  ----------

    Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

    Income taxes payable at December 31, 1998 and 1997 totaled $174,000 and $189,000, respectively.

(10) COMMITMENTS AND CONTINGENCIES

    As of December 31, 1998, minimum rental payments due under operating leases having initial or remaining noncancelable lease terms in excess of one year are as follows:

1999............................................................  $ 455,000
2000............................................................    325,000
2001............................................................    329,000
2002............................................................    319,000
2003............................................................    310,000
Thereafter......................................................  2,260,000
Less minimum sublease rentals...................................   (484,000)
                                                                  ---------
                                                                  $3,514,000
                                                                  ---------
                                                                  ---------

    Net rental expense relating to these leases was approximately $462,000, $503,000 and $356,000 in 1998, 1997 and 1996, respectively, including sublease rentals of $56,000 in 1998, $42,000 in 1997 and none in 1996. There are no contingent rental payments applicable to any of the leases. Most of the leases provide that the Company pay taxes, maintenance, insurance and certain other operating expenses applicable to the leased premises in addition to the monthly minimum payments. Management expects that in the normal course of business, leases that expire will be renewed or replaced by other leases.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(10) COMMITMENTS AND CONTINGENCIES (CONTINUED)

    The Company has adopted three plans for the benefit of its eligible employees. In 1998, the Company adopted an Employee Stock Ownership Plan (the "ESOP") to replace its profit sharing plan. The Board approved discretionary contributions to the ESOP of $155,000 for 1998. The Board approved contributions of $120,000 and $62,000 to the profit sharing plan in 1997 and 1996, respectively. The Company also has a salary deferral 401(k) plan and a cash incentive plan. The Board approved contributions to these plans of $43,000, $39,000 and $30,000 for 1998, 1997 and 1996, respectively.

    The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments to extend credit amounting to $43,138,000 and $30,830,000 were outstanding as of December 31, 1998 and 1997, respectively. Of these commitments to extend credit, $7,747,000 and $6,839,000 represent home equity lines of credit as of December 31, 1998 and 1997, respectively, which will be repaid over a ten-year period if drawn upon. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained by the Company, if deemed necessary upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include certificates of deposit, accounts receivable, inventory, property, plant and equipment, residential real estate and income-producing commercial properties.

    Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds various types of collateral (primarily certificates of deposit) to support those commitments for which collateral is deemed necessary. The Company had approximately $488,000 and $270,000 in standby letters of credit outstanding as of December 31, 1998 and 1997, respectively. Most of the letters of credit expire within twelve months.

    Management does not anticipate any material losses will arise from additional fundings of the aforementioned lines of credit or letters of credit.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(10) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    As of December 31, 1998, the Bank guaranteed $240,000 of outstanding debt of Valley National Corporation, a Delaware corporation formed to become the holding company for the Bank. The debt will be repaid in March 1999 upon completion of the reorganization, subject to stockholder approval.

    As of December 31, 1998 and 1997, the Company had lines of credit in the amount of $11,500,000 from correspondent banks, of which no amounts were outstanding as of December 31, 1998 or 1997. These lines are renewable annually. The availability of the lines of credit, as well as adjustments in deposit programs, provide for liquidity in the event the level of deposits should fall abnormally low. These sources provide that funding thereof may be withdrawn depending upon the financial strength of the Company.

    Because of the nature of its activities, the Company is at all times subject to pending and threatened legal actions which arise out of the normal course of its business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS

    Estimated fair values for the Company's financial instruments and a description of the methodologies and assumptions used to determine such amounts follows:

    (A) CASH AND DUE FROM BANKS, INTEREST-EARNING DEPOSITS AND FEDERAL FUNDS
     SOLD

    The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

    (B) FEDERAL RESERVE BANK STOCK

    The carrying value approximates the fair value because the stock can be redeemed at par.

    (C) INVESTMENT SECURITIES

    Fair value of investment securities is based on quoted market prices available as of the balance sheet date. If quoted market prices are not available, fair value is estimated based on quoted market prices for similar securities.

    (D) LOANS

    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type and further segmented into fixed and adjustable rate interest terms and by credit risk categories.

    The fair value of fixed rate loans and nonperforming or adversely classified adjustable rate loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loans. The discount rates used for performing fixed rate loans are the Company's current offer rates for comparable instruments with similar terms.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The fair value of performing adjustable rate loans is estimated to be carrying value. These loans reprice frequently at market rates and the credit risk is not considered to be greater than normal.

    (E) DEPOSITS

    The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings and checking accounts, is equal to the amount payable on demand as of the balance sheet date. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. No value has been assigned to the Company's long-term relationships with its deposit customers (core deposit intangible).

    (F) LONG-TERM DEBT

    The carrying amount is assumed to be the fair value because the rate is consistent with current market rates for similar instruments.

    (G) COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

    The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of standby letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

    (H) LIMITATIONS

    Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on what management believes to be conservative judgments regarding expected future cash flows, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Since the fair value is estimated as of December 31, 1998 and 1997, the amounts that will actually be realized or paid at settlement or maturity of the instruments could be significantly different.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The fair value of the Company's financial instruments as of December 31, 1998 and 1997 is as follows:

                                                                                                1998
                                                                                   ------------------------------
                                                                                     CARRYING/
                                                                                      CONTRACT          FAIR
                                                                                       AMOUNT          VALUE
                                                                                   --------------  --------------
Financial assets:
  Cash and due from banks........................................................  $   11,704,000  $   11,704,000
  Federal funds sold.............................................................      11,890,000      11,890,000
  Interest-earning deposits......................................................       6,396,000       6,396,000
  Securities available-for-sale..................................................      23,609,000      23,609,000
  Investment securities held-to-maturity.........................................      22,953,000      23,632,000
  Federal Reserve Bank stock.....................................................         445,000         445,000
  Loans, net.....................................................................     149,708,000     150,283,000

Financial liabilities:
  Deposits.......................................................................     216,393,000     216,635,000
  Long-term debt.................................................................          52,000          52,000

Off-balance sheet financial instruments:
  Commitments to extend credit...................................................      43,138,000         261,000
  Standby letters of credit......................................................         488,000           9,000

                                                                                                1997
                                                                                   ------------------------------
                                                                                     CARRYING/
                                                                                      CONTRACT          FAIR
                                                                                       AMOUNT          VALUE
                                                                                   --------------  --------------
Financial assets:
  Cash and due from banks........................................................  $   10,562,000  $   10,562,000
  Federal funds sold.............................................................       8,731,000       8,731,000
  Interest-earning deposits......................................................       4,499,000       4,499,000
  Securities available-for-sale..................................................      21,209,000      21,209,000
  Investment securities held-to-maturity.........................................      16,055,000      16,281,000
  Federal Reserve Bank stock.....................................................         384,000         384,000
  Loans, net.....................................................................     134,837,000     134,537,000

Financial liabilities:
  Deposits.......................................................................     188,147,000     188,195,000
  Long-term debt.................................................................          83,000          83,000

Off-balance sheet financial instruments:
  Commitments to extend credit...................................................      30,830,000         166,000
  Standby letters of credit......................................................         270,000           5,000

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(12) REGULATORY MATTERS

    The Company and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes has changed the Bank's category.

    The Bank's actual capital amounts and ratios as of December 31, 1998 and 1997 are presented in the following tables:

                                                                                                          TO BE WELL
                                                                                                         CAPITALIZED
                                                                               FOR CAPITAL               UNDER PROMPT
                                                                                 ADEQUACY             CORRECTIVE ACTION
                                                        ACTUAL                   PURPOSES                 PROVISIONS
                                               ------------------------  ------------------------  ------------------------
                                                  AMOUNT        RATIO       AMOUNT        RATIO       AMOUNT        RATIO
                                               -------------  ---------  -------------  ---------  -------------  ---------
As of December 31, 1998:
  Total Capital (to Risk-Weighted Assets)....  $  20,955,000      12.47% $  13,444,000      >8.00% $  16,805,000     >10.00%

  Tier I Capital (to Risk-Weighted Assets)...     19,268,000      11.47%     6,722,000      >4.00%    10,083,000      >6.00%

  Tier I Capital (to Average Assets).........     19,268,000       8.06%     9,563,000      >4.00%    11,954,000      >5.00%

                                                                                                          TO BE WELL
                                                                                                         CAPITALIZED
                                                                               FOR CAPITAL               UNDER PROMPT
                                                                                 ADEQUACY             CORRECTIVE ACTION
                                                        ACTUAL                   PURPOSES                 PROVISIONS
                                               ------------------------  ------------------------  ------------------------
                                                  AMOUNT        RATIO       AMOUNT        RATIO       AMOUNT        RATIO
                                               -------------  ---------  -------------  ---------  -------------  ---------
As of December 31, 1997:
  Total Capital (to Risk-Weighted Assets)....  $  18,294,000      12.65% $  11,571,000      >8.00% $  14,463,000     >10.00%

  Tier I Capital (to Risk-Weighted Assets)...     16,952,000      11.72%     5,785,000      >4.00%     8,678,000      >6.00%

  Tier I Capital (to Average Assets).........     16,952,000       8.22%     8,252,000      >4.00%    10,315,000      >5.00%

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(12) REGULATORY MATTERS (CONTINUED)

    Under Federal banking law, dividends declared by the Bank in any calendar year may not, without the approval of the Comptroller of the Currency (the "Comptroller"), exceed its net earnings for that year combined with its retained earnings from the preceding two years. However, the Comptroller has previously issued a bulletin to all national banks outlining new guidelines limiting the circumstances under which national banks may pay dividends even if the banks are otherwise statutorily authorized to pay dividends. The limitations impose a requirement or in some cases suggest that prior approval of the Comptroller should be obtained before a dividend is paid if a national bank is the subject of administrative action or if the payment could be viewed by the Comptroller as unsafe or unusual.


(13) STOCK OPTIONS

    In 1982 and 1994, the stockholders of the Company approved stock option plans (the "1982 Plan" and the "1994 Plan") pursuant to which the Company's Board of Directors may grant stock options to officers, directors and certain key employees. The 1982 Plan, which expired in 1992, authorized grants of options to purchase up to 183,000 shares of common stock after adjustment for stock dividends and stock splits (original authorized number of shares was 25,000), and the 1994 Plan authorizes grants of options to purchase up to 636,000 shares of common stock after adjustments for stock dividends and stock splits (original authorized number of shares was 250,000). Stock options are granted with an exercise price equal to the stock's fair value at the date of grant. All stock options have ten-year terms and vest and become fully exercisable at a rate of 20% per year commencing one year from the grant date.

    As of December 31, 1998, there were no additional shares available for grant under the 1982 Plan and 242,000 shares available for grant under the 1994 Plan. The fair value of each stock option granted has been estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 1998--dividend yield of 1.19%; volatility of 20.96%; risk-free interest rate of 4.75%; and expected lives of 6.68 years; 1997 and 1996--dividend yield of 1.6%; volatility of 25.63%; risk-free interest rate ranging from 6.74%--7.76%; and expected lives of 7.35 years.

    The per share weighted-average fair value of stock options granted during 1998 was $4.08.

    The Company applies the provisions of APB No. 25 in accounting for its Plans, and accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement 123, the Company's net earnings and basic and diluted net earnings per share would have been reduced to the pro forma amounts indicated below:

                                                          1998          1997          1996
                                                      ------------  ------------  ------------
Net earnings, as reported...........................  $  2,400,000  $  1,852,000  $  1,403,000
Pro forma net earnings..............................     2,309,000     1,785,000     1,336,000
Basic earnings per share, as reported...............  $       0.87  $       0.68  $       0.52
Pro forma basic earnings per share..................          0.84          0.66          0.49
Diluted earnings per share, as reported.............  $       0.81  $       0.63  $       0.50
Pro forma diluted earnings per share................          0.78          0.61          0.48

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(13) STOCK OPTIONS (CONTINUED)
    Restated stock option activity (see Note 16) for the years ended December 31, 1998, 1997 and 1996 was as follows:

                                                                                      WEIGHTED-
                                                                                       AVERAGE
                                                                                      EXERCISE
                                                                           OPTIONS      PRICE
                                                                          ---------  -----------
Balance as of January 1, 1996...........................................    286,000   $    5.38
Stock options granted...................................................    118,000        7.65
Stock options exercised.................................................    (26,000)       5.38
Stock options forfeited.................................................    (10,000)       5.38
5% stock dividend.......................................................     14,000        5.38
                                                                          ---------  -----------
Balance as of December 31, 1996.........................................    382,000        6.11
5% stock dividend.......................................................     18,000        6.11
                                                                          ---------  -----------
Balance as of December 31, 1997.........................................    400,000        5.79
Stock options granted...................................................     66,000       14.80
Stock options exercised.................................................    (54,000)       5.03
Stock options forfeited.................................................     (6,000)       5.14
5% stock dividend.......................................................     18,000        6.11
5% stock dividend declared in April 1999 (Note 16)                           21,000        7.05
                                                                          ---------  -----------
Balance as of December 31, 1998.........................................    445,000   $    7.05
                                                                          ---------  -----------
                                                                          ---------  -----------
Exercisable as of December 31, 1998.....................................    263,000   $    5.05
                                                                          ---------  -----------
                                                                          ---------  -----------

    As of December 31, 1998, options outstanding have exercise prices between $4.40 and $15.00 and a weighted-average remaining contractual life of 6 years. As of December 31, 1997, options outstanding had exercise prices between $4.62 and $7.38 and a weighted-average remaining contractual life of 6.2 years.

(14) OTHER EXPENSES

    Other expenses are as follows for the years ended December 31:

                                                          1998          1997          1996
                                                      ------------  ------------  ------------
Stationery and supplies.............................  $    245,000  $    243,000  $    240,000
Telephone, courier and postage......................       358,000       336,000       319,000
Data processing.....................................       569,000       480,000       428,000
Merchant processing expense.........................       394,000       360,000       285,000
Promotional expenses................................       391,000       350,000       282,000
Professional services...............................       215,000       149,000        80,000
Insurance...........................................       180,000       169,000       137,000
FDIC and regulatory assessments.....................        85,000        77,000        54,000
Other real estate owned expenses....................        52,000        77,000       201,000
Other...............................................     1,012,000       773,000       782,000
                                                      ------------  ------------  ------------
                                                      $  3,501,000  $  3,014,000  $  2,808,000
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(15) NET EARNINGS PER SHARE

    In accordance with SFAS 128, the following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share.

                                                         EARNINGS       SHARES       PER SHARE
                                                       (NUMERATOR)   (DENOMINATOR)    AMOUNTS
                                                       ------------  -------------  -----------
Basic 1998 EPS
  Net earnings.......................................  $  2,400,000     2,755,000    $    0.87
  Effect of dilutive stock options...................            --       221,000        (0.06)
                                                       ------------  -------------       -----
Dilutive EPS.........................................  $  2,400,000     2,976,000    $    0.81
                                                       ------------  -------------       -----
Basic 1997 EPS
  Net earnings.......................................  $  1,852,000     2,721,000    $    0.68
  Effect of dilutive stock options...................            --       208,000        (0.05)
                                                       ------------  -------------       -----
Dilutive EPS.........................................  $  1,852,000     2,929,000    $    0.63
                                                       ------------  -------------       -----
Basic 1996 EPS
  Net earnings.......................................  $  1,403,000     2,711,000    $    0.52
  Effect of dilutive stock options...................            --        77,000        (0.02)
                                                       ------------  -------------       -----
Dilutive EPS.........................................  $  1,403,000     2,788,000    $    0.50
                                                       ------------  -------------       -----

(16) SUBSEQUENT EVENTS

    On April 1, 1999, stockholders of the Bank became entitled to receive two shares of the Company's common stock for each share they held in the Bank, which now operates as a wholly owned subsidiary of the Company. The Company became the bank holding company for the Bank on March 31, 1999, after stockholder approval. The retroactive effect of this new capital structure, which is reflected in the consolidated financial statements, thereby increases the number of shares outstanding at December 31, 1998 and 1997, but has no net effect on shareholders' equity. Earnings per share data has been restated to reflect such restructuring.

    On April 21, 1999, the Board of Directors of the Company declared a 5% stock dividend to the shareholders of record on May 3, 1999. The retroactive effect of this dividend, which is reflected in the consolidated financial statements, thereby increases the number of shares outstanding at December 31, 1998 and increases common stock while decreasing retained earnings for the fair value of stock issued. Earnings per share data has been restated to reflect such dividend.

    On May 10, 1999, the Company announced that a definitive agreement has been signed under which the Company will merge with Community First Bankshares, Inc. The Company's principal subsidiary, Valle de Oro Bank, N.A., will be acquired by Community First Bankshares, Inc. in the merger. The agreement is subject to regulatory and other approvals and is expected to close in the fourth quarter of 1999. The merger is structured to be tax-free and is intended to be accounted for as a pooling of interests.

                   VALLEY NATIONAL CORPORATION AND SUBSIDIARY

                           DECEMBER 31, 1998 AND 1997

(17) QUARTERLY EARNINGS (UNAUDITED)

                                                                            THREE MONTHS ENDED:
                                                          -------------------------------------------------------
1998                                                      DECEMBER 31,  SEPTEMBER 30,    JUNE 30,     MARCH 31,
--------------------------------------------------------  ------------  -------------  ------------  ------------
Interest income.........................................   $4,657,000    $ 4,646,000   $  4,428,000  $  4,295,000
Interest expense........................................    1,525,000      1,650,000      1,565,000     1,557,000
Net interest income before provision for loan losses....    3,132,000      2,996,000      2,863,000     2,738,000
Provision for loan losses...............................      139,000        139,000        168,000       181,000
Net interest income after provision for loan losses.....    2,993,000      2,857,000      2,695,000     2,557,000
Other operating income..................................      826,000        758,000        773,000       650,000
Other operating expenses................................    2,858,000      2,642,000      2,535,000     2,527,000
Earnings before income taxes............................      961,000        973,000        933,000       680,000
Income taxes............................................      233,000        349,000        333,000       232,000
Net earnings............................................   $  728,000    $   624,000   $    600,000  $    448,000
Basic earnings per share................................   $     0.26    $      0.23   $       0.22  $       0.16
Diluted earnings per share..............................   $     0.25    $      0.21   $       0.20  $       0.15

                                                                            THREE MONTHS ENDED:
                                                          -------------------------------------------------------
1997                                                      DECEMBER 31,  SEPTEMBER 30,    JUNE 30,     MARCH 31,
--------------------------------------------------------  ------------  -------------  ------------  ------------
Interest income.........................................   $4,271,000      4,133,000      3,998,000     3,868,000
Interest expense........................................    1,580,000      1,534,000      1,448,000     1,378,000
Net interest income before provision for loan losses....    2,691,000      2,599,000      2,550,000     2,490,000
Provision for loan losses...............................       76,000         84,000        140,000       197,000
Net interest income after provision for loan losses.....    2,615,000      2,515,000      2,410,000     2,293,000
Other operating income..................................      695,000        816,000        634,000       599,000
Other operating expenses................................    2,462,000      2,500,000      2,432,000     2,294,000
Earnings before income taxes............................      848,000        831,000        612,000       598,000
Income taxes............................................      316,000        298,000        211,000       212,000
Net earnings............................................   $  532,000    $   533,000   $    401,000  $    386,000
Basic earnings per share................................   $     0.20    $      0.20   $       0.14  $       0.14
Diluted earnings per share..............................   $     0.19    $      0.18   $       0.13  $       0.13

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                            DATED AS OF MAY 10, 1999
                                    BETWEEN
                        COMMUNITY FIRST BANKSHARES, INC.
                                      AND
                          VALLEY NATIONAL CORPORATION

               TABLE OF CONTENTS TO AGREEMENT AND PLAN OF MERGER

                                                                                                                     PAGE
                                                                                                                   ---------
     ARTICLE 1  THE MERGER.......................................................................................        A-5
           1.1  Effective Time of the Merger.....................................................................        A-5
           1.2  Closing..........................................................................................        A-5
           1.3  Effects of the Merger............................................................................        A-5
           1.4  Calculation of VNC Value.........................................................................        A-6

     ARTICLE 2  EFFECT OF THE MERGER ON THE CAPITAL STOCK........................................................        A-6
           2.1  Effect on Capital Stock..........................................................................        A-6
                   (a)     Conversion............................................................................        A-6
                   (b)     Exchange Rate.........................................................................        A-7
                   (c)     Adjustments to Exchange Rate Based on CFB Trading Value...............................        A-7
                   (d)     Adjustments to Exchange Rate Based on VNC Value.......................................        A-8
                   (e)     Shareholders' Right of Dissent........................................................        A-8
           2.2  Exchange of Certificates.........................................................................        A-8
                   (a)     Exchange Agent........................................................................        A-8
                   (b)     Exchange Procedures...................................................................        A-8
                   (c)     Distributions and Voting..............................................................        A-9
                   (d)     Transfers.............................................................................        A-9
                   (e)     Fractional Shares.....................................................................        A-9
                   (f)     Termination of Exchange Fund..........................................................        A-9
                   (g)     Withholding Rights....................................................................        A-9
                   (h)     Lost or Destroyed Certificates........................................................        A-9
           2.3  VNC Stock Options................................................................................       A-10
           2.4  Stock Transfer Books.............................................................................       A-10

     ARTICLE 3  REPRESENTATIONS AND WARRANTIES...................................................................       A-10
           3.1  Representations and Warranties of VNC............................................................       A-10
                   (a)     Bank Organization.....................................................................       A-10
                   (b)     VNC Organization......................................................................       A-10
                   (c)     Enforceability........................................................................       A-11
                   (d)     Reports...............................................................................       A-11
                   (e)     Limitation of Bank's Powers...........................................................       A-11
                   (f)     Corporate Records.....................................................................       A-11
                   (g)     Insured Status of Bank................................................................       A-12
                   (h)     No Default or Creation of Liens.......................................................       A-12
                   (i)     Financial Statements..................................................................       A-12
                   (j)     No Material Adverse Change............................................................       A-12
                   (k)     Fidelity Insurance....................................................................       A-12
                   (l)     Employment Contracts..................................................................       A-12
                   (m)     Employee Benefits.....................................................................       A-13
                   (n)     Litigation............................................................................       A-13
                   (o)     Taxes.................................................................................       A-13
                   (p)     Title to Property.....................................................................       A-14
                   (q)     Insurance Policies....................................................................       A-14
                   (r)     Bank Property.........................................................................       A-14
                   (s)     Conduct of Business...................................................................       A-14
                   (t)     Internal Controls and Records.........................................................       A-14
                   (u)     Loan Allowance and Documentation......................................................       A-15

                                                                                                                     PAGE
                                                                                                                   ---------
                   (v)     Leases and Contracts..................................................................       A-15
                   (w)     Shareholder Lists.....................................................................       A-15
                   (x)     Bank Principals.......................................................................       A-16
                   (y)     Information Supplied..................................................................       A-16
                   (z)     Agreements with Bank Regulators.......................................................       A-16
                  (aa)     Year 2000.............................................................................       A-16
           3.2  Representations and Warranties of CFB............................................................       A-16
                   (a)     CFB Organization......................................................................       A-16
                   (b)     Reports...............................................................................       A-17
                   (c)     Enforceability........................................................................       A-17
                   (d)     Limitation of Subsidiary Banks' Powers................................................       A-17
                   (e)     No Default or Creation of Liens.......................................................       A-17
                   (f)     Financial Statements..................................................................       A-17
                   (g)     Information Supplied..................................................................       A-18
                   (h)     Litigation............................................................................       A-18
                   (i)     Loan Allowance and Documentation......................................................       A-18
                   (j)     No Plan to Transfer Assets............................................................       A-18

     ARTICLE 4  COVENANTS OF VNC AND CFB.........................................................................       A-19
           4.1  Covenants of VNC.................................................................................       A-19
                   (a)     Ordinary Course.......................................................................       A-19
                   (b)     Shareholder Meeting...................................................................       A-19
                   (c)     Confidential Information..............................................................       A-19
                   (d)     Benefit Plans.........................................................................       A-19
                   (e)     Insurance.............................................................................       A-20
                   (f)     Pooling Restrictions..................................................................       A-20
                   (g)     Financial Statements..................................................................       A-20
                   (h)     Additional Covenants of VNC...........................................................       A-20
           4.2  Covenants of CFB.................................................................................       A-23
                   (a)     Ordinary Course.......................................................................       A-23
                   (b)     Application...........................................................................       A-23
                   (c)     Listing...............................................................................       A-24
                   (d)     Confidential Information..............................................................       A-24
                   (e)     Director and Officer Indemnification..................................................       A-24
                   (f)     Rules 144 and 145(d)..................................................................       A-24
           4.3  Covenants of VNC and CFB.........................................................................       A-24
                   (a)     Governing Documents...................................................................       A-24
                   (b)     Other Actions.........................................................................       A-24
                   (c)     Advice of Changes and Government Filings..............................................       A-24
                   (d)     Environmental Assessment..............................................................       A-25

     ARTICLE 5  ADDITIONAL AGREEMENTS............................................................................       A-25
           5.1  Registration Statement...........................................................................       A-25
           5.2  Regulatory Matters...............................................................................       A-25
           5.3  Access to Information............................................................................       A-26
           5.4  Affiliates.......................................................................................       A-26
           5.5  Employee Benefit Plans...........................................................................       A-26
           5.6  Expenses.........................................................................................       A-26
           5.7  Additional Agreements and Best Efforts...........................................................       A-27

                                                                                                                     PAGE
                                                                                                                   ---------
     ARTICLE 6  CONDITIONS PRECEDENT.............................................................................       A-27
           6.1  Conditions to Each Party's Obligation to Effect the Merger.......................................       A-27
                   (a)     Stockholder Approval..................................................................       A-27
                   (b)     Nasdaq Listing........................................................................       A-27
                   (c)     Approvals.............................................................................       A-27
                   (d)     No Injunctions, Restraints or Illegality..............................................       A-27
                   (e)     No Unduly Burdensome Condition........................................................       A-27
           6.2  Conditions to Obligations of CFB.................................................................       A-27
                   (a)     Representations and Warranties........................................................       A-27
                   (b)     Performance of Obligations of VNC.....................................................       A-28
                   (c)     Minimum VNC Value.....................................................................       A-28
                   (d)     Pooling Letter........................................................................       A-28
                   (e)     Legal Opinion.........................................................................       A-28
           6.3  Conditions to Obligations of VNC.................................................................       A-28
                   (a)     Representations and Warranties........................................................       A-28
                   (b)     Performance of Obligations of CFB.....................................................       A-28
                   (c)     Consents Under Agreements.............................................................       A-28
                   (d)     Tax Opinion...........................................................................       A-28
                   (e)     Legal Opinion.........................................................................       A-29

     ARTICLE 7  TERMINATION AND AMENDMENT........................................................................       A-29
           7.1  Termination......................................................................................       A-29
           7.2  Effect of Termination............................................................................       A-30
           7.3  Amendment........................................................................................       A-30
           7.4  Extension and Waiver.............................................................................       A-30

     ARTICLE 8  GENERAL PROVISIONS...............................................................................       A-30
           8.1  Non-Survival of Representations and Warranties...................................................       A-31
           8.2  Notices..........................................................................................       A-31
           8.3  Interpretation...................................................................................       A-31
           8.4  Counterparts.....................................................................................       A-31
           8.5  Entire Agreement.................................................................................       A-31
           8.6  Third Party Beneficiaries........................................................................       A-31
           8.7  Rights of Ownership..............................................................................       A-31
           8.8  Publicity........................................................................................       A-31
           8.9  Assignment.......................................................................................       A-32
          8.10  Enforcement of Agreement.........................................................................       A-32

EXHIBITS

    EXHIBIT A -- Option Agreement
    EXHIBIT 1.1 -- Certificate of Merger
    EXHIBIT 2.1(c) -- Illustrations of Calculation of Exchange Rates
    EXHIBIT 3.1 -- VNC Disclosure Schedule
    EXHIBIT 3.2 -- CFB Disclosure Schedule
    EXHIBIT 4.1(d) -- Officer/Director Agreements
    EXHIBIT 5.4 -- Affiliate Agreement
    EXHIBIT 6.2 -- Dostart Clapp Sterrett & Coveney, LLP Opinion
    EXHIBIT 6.3 -- Lindquist & Vennum, P.L.L.P. Opinion
    EXHIBIT 7.1(f) -- Index Group

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER is dated as of May 10, 1999 (the "Agreement"), by and between Community First Bankshares, Inc., a Delaware corporation ("CFB"), and Valley National Corporation, a Delaware corporation ("VNC") and made with respect to the following recitals.

    WHEREAS, the Boards of Directors of CFB and VNC have approved, and deem it advisable and in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which VNC will be merged with and into CFB (the "Merger"); and

    WHEREAS, as a condition to and immediately after, the execution of this Agreement, VNC and CFB are entering into a VNC Stock Option Agreement (the "Option Agreement") in the form attached hereto as EXHIBIT A; and

    WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, a certificate of merger in substantially the form as attached hereto as EXHIBIT 1.1 shall be duly prepared, executed and acknowledged by CFB and VNC and thereafter delivered for filing to the Secretary of State of the State of Delaware, as provided in the Delaware Corporation Law (the "Delaware Law") on the Closing Date (as defined in Section 1.2). The Merger shall become effective at the date and time specified in the Certificate of Merger (the "Effective Time").

    1.2 CLOSING. Subject to the terms and conditions hereof, the closing of the Merger (the "Closing") will take place prior to the Effective Time and after the satisfaction or waiver (subject to applicable law) of the last to occur of the conditions set forth in Article 6 hereof. The Closing will take place at the offices of Lindquist & Vennum P.L.L.P., at 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota, unless another time, date or place is agreed to in writing by the parties hereto. Each of the parties shall use its reasonable best efforts to cause the Closing to be completed within 30 days after the satisfaction or waiver of the conditions set forth in Article 6 of this Agreement.

    1.3  EFFECTS OF THE MERGER.

        (a) At the Effective Time: (i) the separate existence of VNC shall cease and VNC shall be merged with and into CFB; (ii) the Certificate of Incorporation of CFB, as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law; (iii) the By-laws of CFB, as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with applicable law;
    (iv) the members of Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of CFB holding office immediately prior to the Effective Time.

        (b) At the Effective Time: (i) the holders of the outstanding capital stock of CFB shall continue as shareholders of the Surviving Corporation; and (ii) the holders of certificates representing shares of VNC Common Stock (as defined in Section 2.1(a) below) shall cease to have any rights as shareholders of VNC, except such rights, if any, as they may have pursuant to Section 262 of the Delaware Law, and their sole right shall be the right to receive (A) the number of whole shares of CFB Common Stock (as defined in Section 2.1(a) below) into which their shares of VNC Common Stock have been converted in the Merger as provided herein (together with any dividend payments with respect thereto, to the extent provided in Section 2.2(c) below), and (B) the cash value of any fraction of a share of CFB Common Stock into which their shares of VNC Common Stock have been converted as provided herein.

        (c) As used in this Agreement, the term "Constituent Corporations" shall mean VNC and CFB. The term "Surviving Corporation" shall mean CFB, after giving effect to the Merger.

        (d) At and after the Effective Time, the Merger will have the effects set forth in Section 251 of the Delaware Law.

    1.4  CALCULATION OF VNC VALUE.

        (a) As of the "Determination Date" (as hereinafter defined), VNC shall prepare a consolidated balance sheet of VNC in accordance with generally accepted accounting principles, but excluding the effects of any adjustments otherwise required by FASB 115 and excluding any footnotes that might be required to be included with such financial statements (the "Determination Date Financial Statements"). The Determination Date Financial Statements shall be prepared and delivered to CFB not less than five business days prior to the Effective Time, so that CFB and its accountants may review and confirm their accuracy. For purposes of this Agreement, the "VNC Value" shall be equal to the total consolidated assets of VNC minus the total consolidated liabilities of VNC, as reflected on the Determination Date Financial Statements, prepared in accordance with this Section 1.4. Total consolidated liabilities of VNC shall include, without limitation, provisions for (i) income and real property taxes, (ii) the expenses of preparation of final tax returns of VNC and (iii) all anticipated transaction expenses.

        (b) As used herein, the "Determination Date" shall be the last day of the month immediately preceding the Effective Time; provided, however, that in the event the Effective Time shall be within the first ten days of a calendar month, the "Determination Date" shall be the last day of the month next preceding the Effective Time, and income for the month immediately preceding the Effective Time shall be determined by multiplying the number of days in the month by the average daily net income (determined by dividing year-to-date net income through the Determination Date by the number of days from January 1, 1999 to the Determination Date).

                                   ARTICLE 2
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK

    2.1  EFFECT ON CAPITAL STOCK.

        (a) CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of common stock, $0.0001 par value, of VNC ("VNC Common Stock"), each issued and outstanding share of VNC Common Stock, other than shares of VNC Common Stock held by persons who have taken all steps required to perfect their right to be paid the fair value of such shares under Sections 262 of the Delaware Law, shall be converted into validly issued, fully paid and nonassessable shares of common stock of CFB, $.01 par value ("CFB Common Stock"). The number of shares of CFB Common Stock exchanged for shares of VNC Common Stock shall be determined in accordance with Section 2.1(b). All such shares of VNC Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each VNC shareholder's certificate or certificates previously representing shares of VNC Common Stock (each a "VNC Certificate") shall be aggregated (if a single stockholder holds more than one VNC Certificate) and exchanged for a single certificate representing whole shares of CFB Common Stock and cash in lieu of any fractional share issued in consideration therefor upon the surrender of such VNC Certificates in accordance with Section 2.2, without any interest thereon. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of CFB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in CFB's capitalization, then an appropriate and proportionate adjustment shall be made to the "Exchange Rate," as hereinafter defined, so that the number of shares of CFB Common Stock into which a share of VNC Common Stock shall be converted will equal the number of shares of CFB Common Stock that the holders of shares of VNC Common Stock would have received pursuant to such reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change had the record date therefor been immediately following the Closing Date.

        (b) EXCHANGE RATE. Subject to (i) the confirmation of the minimum VNC Value, as provided in Section 6.2(c) hereof and (ii) the limitations and conditions of Section 2.1(c) hereof, the aggregate number of shares of CFB Common Stock to be exchanged for all of the issued and outstanding shares of VNC Common Stock and any and all options, warrants and rights exercisable for or convertible into shares of VNC Common Stock (the "Merger Consideration") shall be determined by dividing $65,000,000 by the CFB Trading Value (defined below).

        For purposes of this Agreement, the "Exchange Rate" shall be determined by dividing the Merger Consideration, as determined above, by the number of shares of VNC Common Stock outstanding or subject to option, warrant or other right of issuance, whether or not vested or accrued as of the Effective Time.

        All calculations will be rounded to four decimal places. Any fractional share of CFB Common Stock will be paid in cash in accordance with Section 2.2(e).

        (c)  ADJUSTMENTS TO EXCHANGE RATE BASED ON CFB TRADING
    VALUE. Notwithstanding anything to the contrary in this Article 2, the Exchange Rate shall be subject to modification as set forth below:

            (i) If the CFB Trading Value is less than $18 per share, then the number of shares of CFB Common Stock to be issued in exchange for all of the issued and outstanding shares of VNC Common Stock (and any and all options, warrants and rights exercisable for or convertible into shares of VNC Common Stock) shall be 3,611,111;

            (ii) If the CFB Trading Value is greater than $26 per share, then the number of shares of CFB Common Stock to be issued for all of the issued and outstanding shares of VNC Common Stock (and any and all options, warrants and rights exercisable for or convertible into shares of VNC Common Stock) shall be 2,500,000.

        For purposes of this Agreement, the "CFB Trading Value" of the CFB Common Stock shall be the average of the per share closing price for the CFB Common Stock as reported by the Nasdaq Stock Market for the 20 trading days ending at the end of the fourth trading day immediately preceding the Closing Date (as appropriately and proportionately adjusted in the event that, between the date hereof and the termination of such 20 trading day period, shares of CFB Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or stock dividend). Illustrations of the Exchange Rate calculations are attached as EXHIBIT 2.1(C) hereto and incorporated herein by reference.

        (d) ADJUSTMENTS TO EXCHANGE RATE BASED ON VNC VALUE. VNC shall use its best efforts to distribute all amounts in excess of the minimum VNC Value (as provided in Section 6.2(c) hereof) to its shareholders on or before the Determination Date. In the event that the VNC Value, calculated in accordance with Section 1.4, above, shall be greater than $20,000,000, then, at the election of VNC and subject to the requirements of Section 6.2(d) hereof, either (i) the difference shall be paid by special dividend to VNC shareholders immediately prior to the Determination Date or (ii) the Merger Consideration determined in accordance with Sections 2.1(b) and (c) shall be subject to increase. The amount of increase shall be determined by (i) subtracting the difference between the VNC Value and $20,000,000, and then
    (ii) dividing such difference by the CFB Trading Value.

        (e) SHAREHOLDERS' RIGHT OF DISSENT. Any holder of shares of VNC Common Stock who does not vote in favor of the Merger at the meeting of shareholders of VNC called to vote on the Merger and has given notice in writing to the presiding officer prior to or at the meeting of his or her objection to the proposed corporate action shall be entitled to demand to receive the fair value of the VNC Common Stock so held by him or her in accordance with Section 262 of the Delaware Law.

    2.2  EXCHANGE OF CERTIFICATES.

        (a) EXCHANGE AGENT. At the Closing, CFB shall deposit with Norwest Bank Minnesota, N.A. or such other bank or trust company acceptable to the parties (the "Exchange Agent"), for the benefit of the holders of shares of VNC Common Stock, certificates dated the Closing Date representing the shares of CFB Common Stock and the cash to be paid in lieu of fractional shares (such cash and certificates for shares of CFB Common Stock together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to
    Section 2.1 in exchange for the outstanding shares of VNC Common Stock.

        (b) EXCHANGE PROCEDURES. Within five business days after the Closing Date, CFB shall cause the Exchange Agent to mail to each holder of record of a VNC Certificate or VNC Certificates (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the VNC Certificate(s) shall pass, only upon delivery of the VNC Certificate(s) to the Exchange Agent and which shall be in such form and have such other provisions as CFB and VNC may reasonably specify not later than five business days before the Closing Date and (ii) instructions for use in effecting the surrender of the VNC Certificate(s) in exchange for a certificate representing shares of CFB Common Stock and the cash to be paid in lieu of any fractional share. Upon surrender of a shareholder's VNC Certificate or VNC Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such VNC Certificate(s) shall be entitled to receive in exchange therefor (1) a certificate representing the number of whole shares of CFB Common Stock and
    (2) a check representing the amount of the cash to be paid in lieu of a fractional share, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the VNC Certificate(s) surrendered, as provided in Section 2.2(c) below, and the VNC Certificate(s) so surrendered shall forthwith be canceled. No interest will be paid on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of VNC Certificates. In the event of a transfer of ownership of VNC Common Stock which is not registered in the transfer records of VNC, a CFB Certificate representing the proper number of shares of CFB Common Stock, together with a check for the cash to be paid in lieu of a fractional share, may be issued to such a transferee if the VNC Certificate representing such VNC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer.

        (c) DISTRIBUTIONS AND VOTING. The Exchange Agent shall receive and hold, for distribution without interest to the first record holder of the certificate or certificates representing shares of VNC Common Stock, all dividends and other distributions paid on shares of CFB Common Stock held in the Exchange Agent's name as agent. Holders of unsurrendered VNC Certificates shall not be entitled to vote after the Closing Date at any meeting of CFB shareholders until they have exchanged their VNC Certificates.

        (d) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of VNC of the shares of VNC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, VNC Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the shares of CFB Common Stock and cash, in an amount as determined in accordance with the provisions of
    Section 2.1(a) and this Section 2.2, deliverable in respect thereof pursuant to this Agreement. VNC Certificates surrendered for exchange by any person constituting an "affiliate" of VNC for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until CFB has received a written agreement from such person as provided in Section 5.4.

        (e) FRACTIONAL SHARES. No fractional shares of CFB Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share, cash adjustments will be paid to holders in respect of any fractional share of CFB Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Trading Value of a share of CFB Common Stock. For purposes of calculating fractional shares, a holder of VNC Common Stock with more than one VNC Certificate shall receive cash only for the fractional share remaining after aggregating all of the holder's VNC Common Stock to be exchanged.

        (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any CFB Common Stock) that remains unclaimed by the shareholders of VNC for 12 months after the Closing Date shall be paid to CFB. Any shareholders of VNC who have not theretofore complied with this Article 2 shall thereafter look only to CFB for payment of their shares of CFB Common Stock, and cash in an amount as determined in accordance with the provisions of Section 2.1(a) and this
    Section 2.2, without any interest thereon. Notwithstanding the foregoing, none of CFB, the Exchange Agent nor any other person shall be liable to any former holder of shares of VNC Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (g) WITHHOLDING RIGHTS. CFB shall be entitled to deduct and withhold from any cash consideration payable pursuant to this Agreement to any holder of VNC common stock such amounts as CFB is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by CFB, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the VNC Common Stock in respect of which such deduction and withholding was made by VNC Common Stock.

        (h) LOST OR DESTROYED CERTIFICATES. In the event any VNC Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such VNC Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as CFB may direct as indemnity against any claim that may be made against it with respect to such VNC Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed VNC Certificate the shares of CFB Common Stock, and cash in an amount as determined in accordance with the provisions of Section 2.1(a) and this
    Section 2.2, deliverable in respect thereof pursuant to this Agreement.

    2.3  VNC STOCK OPTIONS.

        (a) At the Effective Time, each option granted by VNC to purchase shares of VNC Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of VNC Common Stock and shall be converted automatically into an option to purchase shares of CFB Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the VNC Stock Plans and the agreements evidencing grants thereunder):

            (i) The number of shares of CFB Common Stock to be subject to the new option shall be equal to the product of the number of shares of VNC Common Stock subject to the original option and the Exchange Rate, provided that any fractional shares of VNC Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

            (ii) The exercise price per share of CFB Common Stock under the new option shall be equal to the exercise price per share of VNC Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest whole cent.

        (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to VNC shall be deemed to be references to CFB.

    2.4 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of VNC shall be closed and there shall be no further registration of transfers of shares of VNC Common Stock thereafter on the records of VNC. From and after the Effective Time, the holders of certificates evidencing ownership of shares of VNC Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by law. On or after the Effective Time, any certificates presented to the Exchange Agent or CFB for any reason shall be converted into shares of CFB Common Stock in accordance with this Agreement.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

    3.1 REPRESENTATIONS AND WARRANTIES OF VNC. In order to induce CFB to enter into this Agreement, VNC represents and warrants to CFB, in all material respects, as of the date of this Agreement (except as otherwise expressly provided), as follows, except as disclosed on the attached EXHIBIT 3.1 (the "VNC Disclosure Schedule"), and the schedules thereunder (which are numbered to correspond to the representations set forth below):

        (a) BANK ORGANIZATIONS. VNC's sole subsidiary is Valle de Oro Bank, N.A. (the "Bank"). The Bank is a national banking association duly organized and validly existing and in good standing under the laws of the United States. VNC owns all of the shares of stock of the Bank, free and clear of any liens or encumbrances. The authorized capital of the Bank consists of 10,000,000 shares of voting common stock, par value $0.0001 per share, of which 1,325,231 shares of stock are presently issued and outstanding, all of which have been validly issued, fully paid and non-assessable, and there are no stock options or other commitments outstanding pursuant to which the Bank is obligated to issue additional shares of such stock or purchase or redeem any outstanding shares of such stock.

        (b) VNC ORGANIZATION. VNC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of April 1, 1999, VNC had authorized capital stock consisting of 10,000,000 shares of common stock (the "VNC Common Stock"), $0.0001 par value per share, of which 2,650,462 shares are issued and outstanding and 422,280 are subject to options. All of the shares of VNC Common Stock issued and outstanding have been validly issued, fully paid and non-assessable. There are no options, warrants or other commitments outstanding pursuant to which VNC is or could become obligated to issue additional shares (the "VNC Options"). VNC has all requisite power, authority, charters, licenses and franchises necessary or required by law to carry on the business activity in which it is presently engaged, except where the failure to have any such power, authority, charter, license or franchise would not reasonably be expected to have a material adverse effect on the business, operations, prospects or financial condition of VNC. VNC is registered as a company under Section 1841 of Title 12, United States Code, as amended (the "Bank Holding Company Act" or "BHCA"). VNC has no direct or indirect subsidiaries except the Bank and is not a partner to any partnership.

        (c) ENFORCEABILITY. Subject only to the required approval of the Merger by the shareholders of VNC, VNC has the corporate power and authority to enter into this Agreement and the Option Agreement to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Option Agreement by VNC and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of VNC. Subject to approval by the VNC shareholders and of government agencies and other governing bodies having regulatory authority over VNC or the Bank, as may be required by statute or regulation, this Agreement and the Option Agreement constitute valid and binding obligations of VNC, enforceable against it in accordance with their respective terms.

        (d) REPORTS. VNC and the Bank have filed all reports, registrations, applications and statements, together with any required amendments thereto, that they were required to file with (i) the Securities and Exchange Commission ("SEC"), including, but not limited to, a registration statement and a proxy statement on Form S-4, (ii) the Board of Governors of the Federal Reserve (the "Federal Reserve Board"), (iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the Comptroller of the Currency ("Comptroller") and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "VNC Reports." As of their respective dates, the VNC Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. VNC has timely filed with the SEC all reports, statements and forms required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (e) LIMITATION OF BANK'S POWERS. There are no proceedings or actions pending by any federal or state regulatory body having authority over the Bank to limit or impair any of its powers, rights or privileges, to terminate deposit insurance or to dissolve the Bank. The Bank has not received any written protest, complaint or criticism in the last three years by the public or any regulatory agency relating to the Bank's performance under the Community Reinvestment Act or any other consumer protection statute or regulation.

        (f) CORPORATE RECORDS. VNC's Certificate of Incorporation and Bylaws, and the Bank's Articles of Association and Bylaws are each unchanged from the form in which they were delivered to CFB on or before the date of this Agreement. The minute books of VNC and the Bank contain reasonably complete and accurate records of all meetings and corporate actions of each of their respective shareholders and Boards of Directors (including committees of the Boards of Directors).

        (g) INSURED STATUS OF BANK. The Bank is an insured bank under the provisions of Chapter 16 of Title 12, United States Code, known as the "Federal Deposit Insurance Act," and no act or default on the part of the Bank exists that could reasonably be expected to have a material adverse effect on its status as an insured bank thereunder. The Bank possesses and is in full compliance with all licenses, franchises, permits and other governmental authorizations that are legally required to hold its properties or conduct its business, except where the failure to possess any such licenses, franchises, permits or other governmental authorizations would not reasonably be expected to have a material adverse effect on VNC or the Bank.

        (h) NO DEFAULT OR CREATION OF LIENS. Neither the execution and delivery of this Agreement, nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any judgment, order or decree of any court or other governmental agency to which VNC or the Bank may be subject, any of the "Material Contracts," as hereinafter defined, or the Certificate of Incorporation, Articles of Association and Bylaws of VNC or the Bank, or constitute an event that, with the lapse of time or action by a third party, would result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the VNC Common Stock or the Bank's capital stock.

        (i) FINANCIAL STATEMENTS. The following financial statements of the Bank and VNC (each, a "Financial Statement") have been delivered to CFB and are incorporated by reference herein:

            (i) The Consolidated Reports of Condition and Income of the Bank as of December 31 for each of the years 1996, 1997 and 1998; and

            (ii) The audited financial statements of the Bank, prepared in the ordinary course of business for each of the years ended December 31, 1996, 1997 and 1998.

        Each of the aforementioned financial statements is true and correct in all material respects, and together they fairly present, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto and except that the unaudited financial statements are subject to any adjustments which might be required as a result of an examination by independent accountants) the financial position and results of operation of the Bank as of the dates and for the periods therein set forth. To the knowledge of VNC, such financial statements did not, as of the date of the preparation thereof, include any material assets or omit to state any material liability, absolute or contingent, the inclusion or omission of which renders such financial statements, in light of the circumstances in which they were made, misleading in any material respect.

        (j) NO MATERIAL ADVERSE CHANGE. Since December 31, 1998, there has been no material adverse change in the financial condition, results of operation or business of the Bank, taken as a whole (other than changes in banking laws or regulations, changes in generally accepted accounting principles or interpretations thereof that affect the banking industry generally, or changes in general economic conditions that affect the banking industry on a nationwide basis, including changes in the general level of interest rates).

        (k) FIDELITY INSURANCE. The Bank is insured under a Banker's Blanket Bond which is in full force and effect and the Bank has not received notice of cancellation or non-renewal thereof, or filed any claim thereunder during the past five years. There are no unresolved claims.

        (l) EMPLOYMENT CONTRACTS. Neither VNC nor the Bank is a party to or bound by any written or oral (i) employment or consulting contract that is not terminable without penalty by VNC or the Bank on 30 days' or less notice or (ii) any collective bargaining agreement covering employees. VNC and the Bank are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is no unfair labor practice complaint against VNC or the Bank pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or threatened against or affecting VNC or the Bank. No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against VNC or the Bank. Neither VNC nor the Bank is experiencing any material work stoppage.

        (m) EMPLOYEE BENEFITS. Section 3.1(m) of the VNC Disclosure Schedule lists every employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which VNC or the Bank maintain or to which VNC or the Bank contribute on behalf of current or former employees of VNC or the Bank. All of the plans and programs listed in Section 3.1(m) of the VNC Disclosure Schedule (hereinafter referred to as the "Plans") are in compliance in all material respects with all applicable requirements of ERISA and all other applicable federal and state laws. Each of the Plans that is a defined benefit pension plan has assets with an aggregate value that exceeds the present value of its liability for accrued benefits, all as determined on a termination basis, using appropriate interest and discount rates. None of the Plans has engaged in a "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, none of the Plans which is subject to Title IV of ERISA or any trust created thereunder has been terminated nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Plan and none of the Plans has incurred an accumulated funding deficiency within the meaning of Section 412(a) of the Code.

        VNC has delivered to CFB copies of (i) each Plan or if no plan document exists, a written summary of the material terms thereof, (ii) current summary plan descriptions of each Plan for which they are required, (iii) each trust agreement, insurance policy or other instrument relating to the funding of any Plan, (iv) the most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the IRS or United States Department of Labor with respect to each Plan for which they are required, (v) the most recent determination letter issued by the IRS with respect to each Plan that is intended to qualify under Section 401 of the Code, and (vi) the most recent available financial statements for each Plan that has assets.

        (n) LITIGATION. No claims have been asserted by written notice to VNC or the Bank and no relief has been sought against VNC, the Bank, or any of the Plans in any pending litigation or governmental proceedings or otherwise. Neither VNC nor the Bank is a party to any unsatisfied order, judgment or decree which is adverse to VNC or the Bank, and neither VNC nor the Bank nor any Plan (i) is the subject of any cease and desist order, or other formal or informal enforcement action by any regulatory authority; or
    (ii) has made any commitment to or entered into any agreement with any regulatory authority that restricts or adversely affects its operations or financial condition. To the knowledge of VNC, there do not exist facts that would reasonably be expected to give rise to a material claim against VNC, the Bank, or any Plan after the Closing Date.

        (o) TAXES. VNC and the Bank have filed all federal and state income tax returns and all other returns with respect to any taxes, either federal, state or local, which it is required to have filed; said returns have been correctly and accurately prepared; all taxes reflected thereon have been paid or adequately accrued or reserved for; no notice of any deficiency, assessments or additions to tax have been received by VNC or the Bank; neither VNC nor the Bank has waived any statute of limitations with respect to any taxes reflected on said returns; and deferred taxes have been properly reflected on the Financial Statements. There are no other taxes of any kind or character for which VNC or the Bank is or may be liable which are now past due, delinquent and/or unpaid. Neither VNC nor the Bank has made any payments, or been a party to an agreement that under any circumstances could obligate it to make payments based upon the consummation of the transactions contemplated hereby constituting a change of the nature described in Section 280G of the Code, that are or will not be deductible because of Section 280G of the Code.

        (p) TITLE TO PROPERTY. Each of VNC and the Bank have good and marketable title to all material assets and properties, whether real or personal, that it purports to own, including without limitation all real and personal assets and properties reflected on the most recent Financial Statement, or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since such date) subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (i) as noted in said Financial Statement; (ii) statutory liens for taxes not yet delinquent;
    (iii) security interests granted to secure deposits of funds by federal, state or other governmental agencies; (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held as of the date hereof; and (v) such liens, mortgages, security interests, encumbrances and charges that are not in the aggregate material to the assets and properties of VNC or the Bank, as the case may be.

        (q) INSURANCE POLICIES. The policies listed on the Disclosure Schedule, which constitute all insurance policies of VNC and the Bank as of the date of this Agreement. Each such policy is in full force and effect, with all premiums due thereon on or prior to the date of this Agreement having been paid as and when due.

        (r) BANK PROPERTY. All buildings, structures, fixtures, and appurtenances comprising the premises of VNC and the Bank (the "Property") are in good condition, subject to ordinary wear and tear. Except for the facts set forth in the Assessment (as hereinafter defined), to the best knowledge of VNC, VNC and the Bank are, and have been at all times, in substantial compliance with all applicable Environmental Laws (as defined below), and have not engaged in any activity resulting in a material violation of any applicable Environmental Law. There are no underground or above ground storage tanks (whether or not currently in use) located on or under the Property, and no underground tank previously located on the Property has been removed therefrom. To the best knowledge of VNC, there is no legal, administrative, or other proceeding, claim, investigation (with respect to which VNC is aware), inquiry, order, hearing or action of any nature seeking to impose, or that would reasonably be expected to result in the imposition, on VNC or the Bank of any liability arising from any violation of or obligation under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("Environmental Laws"), pending or, to the knowledge of VNC, threatened against VNC or the Bank; to the knowledge of VNC and except for the facts set forth in the Assessment, there is no reasonable basis for any such proceeding, claim, investigation, inquiry, order, hearing or action; and neither VNC nor the Bank is subject to any agreement, order, judgment, or decree by or with court, governmental authority or third party imposing any such environmental liability. No claims have been made by any governmental authority or third party against VNC or the Bank relating to damage, contribution, cost recovery, compensation, loss or inquiry resulting from any violation of or obligation under any Environmental Law.

        (s) CONDUCT OF BUSINESS. Except for the facts set forth in the Assessment, VNC and the Bank are in compliance in all material respects with all laws, regulations and orders (including zoning ordinances) applicable to them and to the conduct of their business, including without limitation, all statutes, rules and regulations pertaining to the conduct of the Bank's banking activities (including the exercise of fiduciary and trust powers), except where the failure to comply would not reasonably be expected to have a material adverse effect on VNC or the Bank.

        (t) INTERNAL CONTROLS AND RECORDS. VNC and the Bank maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with generally accepted accounting principles. There is no amendment to any lending agreement, collateral document or security which is not fully reflected in the books and records of VNC and the Bank.

        (u) LOAN ALLOWANCE AND DOCUMENTATION. The Bank's consolidated allowance for losses on loans included in the Financial Statements as of March 31, 1999 was $1,831,000, representing 1.17% of its total consolidated loans held in portfolio. The amount of such allowance for losses on loans was adequate to absorb reasonably expectable losses in the loan portfolio of the Bank. To the knowledge of VNC, there are no facts which would cause it to increase the level of such allowance for losses on loans. After due inquiry as to potential losses, and based upon past loan experience, the executive officers of the Bank know of no facts which would indicate that the portion of the loan portfolio of the Bank as of March 31, 1999 in excess of such reserves is not fully collectible in accordance with the terms of the documentation relating to the loans in such portfolio. The documentation relating to loans made by the Bank and relating to all security interests, mortgages and other liens with respect to all collateral for such loans, taken as a whole, is adequate for the enforcement of the material terms of such loans and of the related security interests, mortgages and other liens. The terms of such loans and of the related security interests, mortgages and other liens comply in all material respects with all applicable laws, rules and regulations (including laws, rules and regulations relating to the extension of credit). There are no loans, leases, other extensions of credit or commitments to extend credit of the Bank that have been or should in accordance with generally acceptable accounting principles, have been classified by the Bank as nonaccrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification. To the best knowledge of VNC, VNC has provided to CFB true, correct and complete in all material respects such written information concerning the loan portfolio of the Bank as CFB has requested.

        (v) LEASES AND CONTRACTS. Neither VNC nor the Bank is a party to or bound by any written or oral (i) lease or license with respect to any property, real or personal, requiring annual expenditures in excess of $100,000, whether as a lessor, lessee, licensor or licensee; (ii) contract or commitment for capital expenditures in excess of $50,000 for any one project or $100,000 in the aggregate; (iii) contract or commitment for total expenses in excess of $100,000 made in the ordinary course of business for the purchase of materials, supplies, or for the performance of services for a period of more than 180 days from the date of this Agreement; (iv) contract or option for the purchase or sale of any real or personal property other than in the ordinary course of business; or (v) any other contract, agreement or understanding which is not terminable by VNC or the Bank without additional payment or penalty within 60 days and obligates VNC or the Bank for payments or other consideration with a value in excess of $50,000 (all such agreements, contracts, and commitments collectively are herein referred to as the "Material Contracts"). Each of the Bank and VNC have performed in all material respects all obligations required to be performed by them to date, and are not in material default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under any of the Material Contracts to which the Bank or VNC is a party or by which the Bank or VNC is bound. Each of the Material Contracts is a valid and legally binding obligation of VNC or the Bank and the other party or parties thereto, subject to (i) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the application of equitable principles if equitable remedies are sought.

        (w) SHAREHOLDER LISTS. VNC has furnished to CFB a shareholder list as of the date set forth therein and other documentation that together therewith (i) sets forth the record name and number of shares held by each holder of common stock of VNC and (ii) identifies each shareholder who is an officer or director of the Bank or VNC.

        (x) BANK PRINCIPALS. No director or executive officer of VNC or the Bank, nor any holder of ten percent or more of the outstanding capital stock of VNC, nor any affiliate of such person as that term is defined under 12 USC 371(c) ("Bank Principal") (i) is or has during the period subsequent to December 31, 1996, been a party (other than as a depositor) to any transaction with the Bank, whether as a borrower or otherwise, which (a) was made other than in the ordinary course of business; (b) was made on other than substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions for other persons; or (c) involves more than the normal risk of collectibility or presents other unfavorable features; or (ii) is a party to any loan or loan commitment, whether written or oral, from the Bank involving an amount in excess of $10,000. No Bank Principal holds any position with any depository organization other than with the Bank or with VNC. For the purposes of this provision, the term "depository organization" means a commercial bank (including a private bank), a savings bank, a trust company, a savings and loan association, a homestead association, a cooperative bank, an industrial bank, a credit union, or a depository organization holding company.

        (y) INFORMATION SUPPLIED. None of the information supplied or to be supplied by VNC or the Bank for inclusion or incorporation by reference in the "Registration Statement" (as hereinafter defined) or any amendment or supplement thereto will, at the date of mailing to the VNC stockholders and at the time of the meeting of stockholders of VNC to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (z) AGREEMENTS WITH BANK REGULATORS. Neither VNC nor the Bank: (i) is a party to any written agreement or memorandum of understanding with; (ii) is subject to any order or directive by; (iii) is subject to any extraordinary supervisory letter from; or (iv) has adopted any Board resolutions at the request of, federal or state governmental entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), nor has VNC been advised that any Bank Regulator is contemplating issuing or requesting any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

        (aa) YEAR 2000. To the best knowledge of VNC, all "mission critical" systems of the Bank and VNC are "year 2000 compliant," in accordance with applicable FFIEC Interagency Statements and related releases.

    3.2 REPRESENTATIONS AND WARRANTIES OF CFB. In order to induce VNC to enter into this Agreement, CFB represents and warrants to VNC, in all material respects, as of the date of this Agreement (except as otherwise expressly provided) as follows, except as disclosed on the attached EXHIBIT 3.2 (the "CFB Disclosure Schedule"), and the schedules thereunder (which are numbered to correspond to the representations set forth below):

        (a) CFB ORGANIZATION. CFB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with authorized capital stock consisting of 80,000,000 shares of common stock, par value of $.01 per share, of which 47,128,274 shares were issued and outstanding as of March 31, 1999 and 2,000,000 shares of preferred stock, no shares of which were issued and outstanding as of March 31, 1999. CFB has all requisite power, authority, charters, licenses and franchises necessary or required by law to carry on the business activity in which it is presently engaged, except where the failure to have any such power, authority, charter, license or franchise would not reasonably be expected to have a material adverse effect on CFB. CFB is registered as a company under the Bank Holding Company Act. The capital stock of CFB which is presently issued and outstanding, and the shares of CFB Common Stock to be issued pursuant to this Agreement, have been duly authorized and have been (or will be) validly issued, fully paid and non-assessable.

        (b) REPORTS. CFB and its subsidiaries have filed all reports, registrations, applications and statements, together with any required amendments thereto, that they were required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements,
    (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "CFB Reports." As of their respective dates, the CFB Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CFB has timely filed with the SEC all reports, statements and forms required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (c) ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Option Agreement by CFB and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of CFB. Subject to approval by the government agencies and other governing bodies having regulatory authority over CFB as may be required by statute or regulation, this Agreement and the Option Agreement constitute valid and binding obligations of CFB, enforceable against it in accordance with their respective terms. Neither this Agreement nor the Option Agreement requires the approval of CFB shareholders.

        (d) LIMITATION OF SUBSIDIARY BANKS' POWERS. There are no proceedings or actions pending by any federal or state regulatory body having authority over any insured depository subsidiary of CFB to limit or impair any of the its powers, rights or privileges, to terminate deposit insurance or to dissolve such subsidiary bank. None of CFB's subsidiary banks has received any material written protest, complaint or criticism in the last three years by the public or any regulatory agency relating to the bank's performance under the Community Reinvestment Act or any other consumer protection statute or regulation.

        (e) NO DEFAULT OR CREATION OF LIENS. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any judgment, order or decree of any court or other governmental agency to which CFB or any of its subsidiaries may be subject, or any contract, agreement or instrument to which CFB or any of its subsidiaries is a party or by which CFB or any of its subsidiaries is bound or committed, or the Certificate of Incorporation and Bylaws of CFB, or constitute an event that, with the lapse of time or action by a third party, could result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon the CFB Common Stock.

        (f) FINANCIAL STATEMENTS. The following financial statements of CFB have been delivered to VNC and are incorporated by reference herein:

            (i) The Annual Reports of CFB on Form 10K as of December 31 for each of the years 1996, 1997 and 1998; and

            (ii) The audited consolidated financial statements of CFB, prepared in the ordinary course of business for each of the years ended December 31, 1996, 1997 and 1998.

        Each of the aforementioned financial statements is true and correct in all material respects, and together they fairly present, in accordance with generally accepted accounting principles

    (applied on a consistent basis except as disclosed in the footnotes thereto and except that the unaudited financial statements are subject to any adjustments which might be required as a result of an examination by independent accountants) the financial position and results of operation of CFB as of the dates and for the periods therein set forth. To the knowledge of CFB, such financial statements did not, as of the date of the preparation thereof, include any material assets or omit to state any material liability, absolute or contingent, the inclusion or omission of which renders such financial statements, in light of the circumstances in which they were made, misleading in any material respect.

        (g) INFORMATION SUPPLIED. None of the information supplied or to be supplied by CFB or its subsidiaries for inclusion or incorporation by reference in the Registration Statement and any amendment or supplement thereto will, at the date of mailing to VNC stockholders and at the time of the meeting of stockholders of VNC to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        (h) LITIGATION. No claims have been asserted by written notice to CFB or any subsidiary and no relief has been sought against CFB or any subsidiary in any pending litigation or governmental proceedings or otherwise. Neither CFB nor any subsidiary is a party to any unsatisfied order, judgment or decree which is adverse to CFB or such subsidiary, and neither CFB nor any subsidiary (i) is the subject of any cease and desist order, or other formal or informal enforcement action by any regulatory authority; or (ii) has made any commitment to or entered into any agreement with any regulatory authority that restricts or adversely affects its operations or financial condition. To the knowledge of CFB, there do not exist facts that would reasonably be expected to give rise to a material claim against CFB or any subsidiary after the Closing Date.

        (i) LOAN ALLOWANCE AND DOCUMENTATION. The consolidated allowance for losses on loans by CFB's subsidiary banks included in the CFB financial statements as of March 31, 1999 was $51,422,000, representing 1.55% of its total consolidated loans held in portfolio. The amount of such allowance for losses on loans was adequate to absorb reasonably expectable losses in the loan portfolio. To the knowledge of CFB, there are no facts which would cause it to increase the level of such allowance for losses on loans. After due inquiry as to potential losses, and based on past loan loss experience, the executive officers of CFB know of no facts which would indicate that the portion of the loss portfolio of the subsidiary banks as of March 31, 1999 in excess of such reserves is not fully collectible in accordance with the terms of the documentation relating to the loans in such portfolio. The documentation relating to loans made by the subsidiary bank and relating to all security interests, mortgages and other liens with respect to all collateral for such loans, taken as a whole, is adequate for the enforcement of the material terms of such loans and of the related security interests, mortgages and other liens. The terms of such loans and of the related security interests, mortgages and other liens comply in all material respects with all applicable laws, rules and regulations (including laws, rules and regulations relating to the extension of credit). There are no loans, leases, other extensions of credit or commitments to extend credit of the subsidiary banks that have been or should in accordance with generally acceptable accounting principles, have been classified by the subsidiary banks as nonaccrual, as restructured, as 90 days past due, as still accruing and doubtful of collection or any comparable classification. To the best knowledge of CFB, CFB has provided to VNC true, correct and complete in all material respects such written information concerning the loan portfolio of the subsidiary banks as VNC has requested.

        (j) NO PLAN TO TRANSFER ASSETS. CFB has no plan or intention to sell or otherwise dispose of any of the assets of VNC to be acquired in the Merger, except for dispositions in the ordinary course of business or transfers to controlled subsidiaries as described in Section 368(a)(2)(C) of the Code.

                                   ARTICLE 4
                            COVENANTS OF VNC AND CFB

    4.1 COVENANTS OF VNC. During the period from the date of this Agreement and continuing until the Effective Time, VNC agrees as follows:

        (a) ORDINARY COURSE. Except as otherwise required under this Agreement or by CFB, VNC and the Bank shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect. VNC shall not, nor shall it permit the Bank to (i) enter into any new material line of business, (ii) increase or decrease the current number of the directors of VNC or the Bank (iii) change its or the Bank lending, investment, liability management or other material banking or financial policies in any respect that is material to such party; or (iv) incur or commit to any capital expenditures (or any obligations or liabilities in connection therewith) other than capital expenditures (and obligations or liabilities in connection therewith) incurred or committed to in accordance with the current capital budget of VNC or the Bank, a copy of which has been provided to CFB as of the date hereof.

        (b) SHAREHOLDER MEETING. VNC will cause to be duly called, and will cause to be held not later than 45 days from the effective date of the Registration Statement (defined below), a meeting of its shareholders and will direct that this Agreement be submitted to a vote at such meeting. VNC will (i) cause proper notice of such meeting to be given to its shareholders in compliance with Delaware Law and other applicable laws and regulations;
    (ii) subject to the fiduciary responsibilities of its Directors, recommend by the affirmative vote of a majority of the Board of Directors a vote in favor of approval of this Agreement; and (iii) subject to the fiduciary responsibilities of its Directors, use its best efforts to solicit from its shareholders proxies in favor thereof.

        (c) CONFIDENTIAL INFORMATION. VNC will hold in confidence all documents and nonpublic information concerning CFB and its subsidiaries furnished in connection with the Merger and will not release or disclose such information to any other person, except as required by law and except to VNC's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the Merger contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with CFB (except to the extent that such information can be shown to be previously known to VNC, in the public domain, or later acquired by VNC from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to CFB.

        (d) BENEFIT PLANS. VNC and the Bank shall terminate each of the agreements and arrangements with directors and/or officers identified on
    EXHIBIT 4.1(D), attached hereto, on a basis mutually agreeable to the parties to the respective agreement or arrangement, and shall fully expense or accrue as of the Determination Date Financial Statements, any resulting financial obligation or liability incurred. VNC and the Bank shall, to the extent legally permissible, take all action necessary or required (i) to terminate or amend, if requested by CFB, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Time; and (ii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Time.

        Except as otherwise required pursuant to this Section 4.1(d), VNC agrees as to itself and the Bank that it will not, without the prior written consent of CFB, (i) enter into, adopt, amend (except as may be required by law) or terminate any Plan, as the case may be, or any other employee benefit plan or any agreement, arrangement, plan or policy between VNC or the Bank and one or more of its directors or officers; provided, however, that VNC or the Bank may amend any of the Plans to reduce or eliminate a requirement of mandatory periodic contributions (provided that if any of the Plans do not have assets with an aggregate value that exceeds the present value of its liability for accrued benefits, all as determined on a termination basis, then VNC shall accrue on its Determination Date Financial Statements the amount by which any of the Plans are underfunded); (ii) except as provided in Section 4.1(i)(xix), below, increase in any manner the compensation of any director, officer, or employee, or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        (e) INSURANCE. VNC and the Bank shall maintain the insurance coverage (or coverage of a like kind and amount) referenced in Section 3.1(q) through the Effective Time.

        (f) POOLING RESTRICTIONS. VNC and the Bank shall take any and all action reasonably requested by CFB which are necessary, in the opinion of CFB's accountants, to qualify the Merger as a "pooling of interests" for accounting purposes. From and after the date of this Agreement, neither VNC nor the Bank shall take any action which, with respect to VNC, would disqualify the Merger as a "pooling of interests" for accounting purposes.

        (g) FINANCIAL STATEMENTS. VNC shall submit to CFB all quarterly and management prepared financial statements and any VNC Reports required for any periods ending at least 30 days before the Closing Date.

        (h) ADDITIONAL COVENANTS OF VNC. From the date of this Agreement to the Closing Date or the earlier termination of this Agreement, VNC, except with the prior written consent of CFB, or as specifically required under this Agreement, shall not, nor shall it allow the Bank to:

            (i) Sell or commit to issue or sell any shares of capital stock of VNC or the Bank, securities convertible into or exchangeable for capital stock of VNC or the Bank, warrants, options or other rights to acquire such stock, or enter into any agreement with respect to the foregoing other than issuance by the Bank of capital stock to VNC except (A) the issuance of capital stock in connection with the exercise of outstanding VNC options, in accordance with their terms; (B) the issuance of capital stock of VNC in exchange for capital stock of the Bank, pursuant to the terms of the Consolidation Agreement dated as of November 18, 1998, as amended December 16, 1998, by and between VNC, the Bank and the interim bank subsidiary of VNC; and (C) stock dividends declared and paid by VNC in accordance with prior practice;

            (ii) Redeem, purchase or otherwise acquire (except for trust account shares) directly or indirectly, any shares of capital stock of VNC or the Bank or any securities convertible or exercisable for any shares of capital stock of VNC or the Bank;

           (iii) Split, combine or reclassify any of capital stock of VNC or the Bank or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of capital stock of VNC or the Bank;

            (iv) Borrow, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, in any material amount;

            (v) Other than in the ordinary course of business, discharge or satisfy any material lien or encumbrance on the properties or assets of the Bank or pay any material liability;

            (vi) Mortgage, pledge or subject to any lien or other encumbrance any of its assets, except (A) in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable, and (C) liens and encumbrances which do not materially affect the value or interfere with the current use or ability to convey the property subject thereto or affected thereby;

           (vii) Sell, assign or transfer any tangible or intangible assets with a book value greater than $25,000, except in the ordinary course of business;

          (viii) Enter into any individual employment, agency or other contract or arrangement for the performance of personal services for an amount in excess of $50,000, or as necessary to accommodate replacement;

            (ix) Amend VNC's Certificate of Incorporation, Bylaws or other governing documents;

            (x) Fail to maintain a reserve for loss and costs associated with those litigation matters reflected in Section 3.1(n) of the VNC Disclosure Schedule to the extent required by generally accepted accounting principles;

            (xi) Cancel any material debt or claim or waive any right of material value, except in the ordinary course of business;

           (xii) Repurchase or enter into any agreement to repurchase all or any portion of any loan previously participated to any other financial institution other than loans repurchased in compliance with all applicable laws and regulations;

          (xiii) Originate any loan which is thereafter participated to another financial institution providing for payment upon default on any basis other than pro rata;

           (xiv) Unless any of the Bank is under a legal obligation to do so, make or commit to make any further advances on any loan which is either in default or classified, whether such classification is a result of a federal or state bank regulatory examination or internal classification of substandard or lower by the Bank's officers or directors;

           (xv) (A) make, or agree to make, any secured loan for an amount in excess of $500,000 to any one borrower, unless said loan is made pursuant to a properly documented and legally enforceable commitment of the Bank to the borrower made prior to the date of this Agreement; (B) make, or agree to make any additional loan or advance which, when combined with existing loans, would result in a secured loan in excess of $500,000 to any one borrower, unless said loan or advance is made pursuant to a properly documented and legally enforceable commitment of the Bank to the Borrower made prior to the date of this Agreement; (C) make, or agree to make, any unsecured loan for an amount in excess of $100,000 to any one borrower, unless said loan is made pursuant to a properly documented and legally enforceable commitment of the Bank to the borrower made prior to the date of this Agreement; (D) make, or agree to make any additional loan or advance which, when combined with existing loans, would result in an unsecured loan in excess of $100,000 to any one borrower, unless said loan or advance is made pursuant to a properly documented and legally enforceable commitment of the Bank to the Borrower made prior to the date of this Agreement; (E) make, or agree to make any new loan or advance on any existing loan, except in conformity with the Bank's current loan policies; or (F) make any change with respect to the terms of any existing loan, except in the ordinary course of business (the provisions of parts A and C of this section shall not apply to renewals of existing loans, advances under existing loans or increases to existing loans for an amount below the applicable limit set forth in parts A and C);

           (xvi) Make or agree to make any loan to any Bank Principal or any person, corporation or entity in violation of any state or federal law or regulation;

          (xvii) Incur any obligation or liability with respect to capital expenditures which is not provided for in the current capital budget and which exceeds $10,000 for any single matter or $50,000 in the aggregate;

          (xviii) Fail to timely pay and discharge all federal and state taxes and other accounts payable for which it is liable, provided, that VNC or the Bank may deposit an amount equal to any such taxes, in lieu of the payment thereof, into a reserve account, determined consistently with prior practices, from which such taxes will be paid when and to the extent they are found to be properly due and payable;

           (xix) Except for compensation paid to commissioned employees pursuant to current arrangements, and as otherwise provided herein, pay or commit to pay salary or other compensation to any of the officers, directors or employees of VNC or the Bank at a rate which exceeds 110% of aggregate compensation at December 31, 1998; provided, however, that VNC and the Bank may adopt and implement reasonable bonus or special compensation plans for the retention of employees through the Effective Time, the expense of which shall be accrued on the Determination Date Financial Statements;

           (xx) Except as otherwise required pursuant to Section 4.1(d), enter into, adopt, amend (except as may be required by law), terminate or make or grant any increase above current funding levels in any of the Plans (other than normal premium increases on current health care insurance);

           (xxi) Purchase or sell any bonds or other investment securities without prior written consent of CFB or make or agree to make any investment in violation of any federal law or regulation, except that the Bank may purchase U.S. Treasury or Agencies securities with maturity dates of 36 months or less;

          (xxii) Fail to charge and pay interest rates on loans and deposits, respectively, not generally consistent with any Bank's prior practices and currently prevailing conditions in the Bank's marketplace;

          (xxiii) Fail to use its reasonable best efforts to comply with any law, rule, regulation or order applicable to the Bank and/or VNC if such failure would have a material adverse effect upon VNC;

          (xxiv) With respect to the Bank, fail to make all appropriate and required transfers to the Bank's loan loss reserves based upon existing policies of the Bank or at the request of any regulatory agency or, in any event, fail to maintain a loan loss allowance of at least equal to 1.17% of total loans;

          (xxv) Change any accounting methods, practices or procedures with respect to the accumulation and presentation of financial information, except as directed by applicable law or regulation or to conform with accounting standards;

          (xxvi) Fail to declare or pay any dividends or distributions with respect to its stock at a rate and in a manner consistent with recent prior practices;

         (xxvii) Fail to use its reasonable best efforts to obtain the consent or approval of each person (other than the government authorities referred to in Section 6.1(c)) whose consent or approval is required in order to permit a succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of VNC under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument;

         (xxviii) Initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or the Bank to take any such action; provided, however, that (i) VNC may, upon the request of one or more of its shareholders, register transfers of shares of VNC Common Stock and (ii) VNC's Board of Directors may provide (or authorize the provision of) information to, and may engage (or authorize) such negotiations or discussions with, any person, directly or through representatives, if [a] the Board of Directors, after having consulted with independent counsel, has determined in good faith that providing such information or engaging in such negotiations or discussions is reasonably required in order to properly discharge the directors' fiduciary duties in accordance with Delaware Law, [b] prior to furnishing such information to such person or engaging in such negotiations or discussions, VNC provides CFB with reasonable prior notice to the effect that its furnishing information to, or entering into negotiations or discussions with, such person, and [c] prior to furnishing such information to such person, VNC has received from such person an executed confidentiality agreement in customary form. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving VNC or the Bank: (i) any merger, consolidation, share exchange or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent or more of assets in a single transaction or series of transactions, excluding from the calculation of the percentage hereunder any such transactions undertaken in the ordinary course of business and consistent with past practice;
       (iii) any sale of 10% or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock);
       (iv) any tender offer or exchange offer for ten percent or more of outstanding shares of capital stock; (v) any solicitation of proxies in opposition to approval by VNC shareholders of the Merger; (vi) the filing of an acquisition application (or the giving of acquisition notice) whether in draft or final form under the BHCA or the Change in Bank Control Act with respect to VNC or the Bank; (vii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of VNC; or (viii) any public announcement of a proposal, plan or intention to do any of the foregoing.

    4.2 COVENANTS OF CFB. During the period from the date of this Agreement and continuing until the Effective Time, CFB agrees as follows:

        (a) ORDINARY COURSE. CFB shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

        (b) APPLICATION. Subject to the required cooperation of VNC and its affiliates, CFB shall use its reasonable best efforts to prepare and submit within 30 days of the date hereof an application to the Federal Reserve Bank of Minneapolis for prior approval pursuant to Section 3(a)(5) of the Bank Holding Company Act of 1956, as amended, of the proposed transaction, and to prosecute all required federal and state applications.

        (c) LISTING. CFB will file all documents required to be filed to obtain approval for listing the CFB Common Stock to be issued pursuant to the Merger on the Nasdaq Stock Market, National Market System and use its best efforts to effect said listing.

        (d) CONFIDENTIAL INFORMATION. CFB will hold in confidence all documents and information concerning VNC and the Bank furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with VNC (except to the extent that such information can be shown to be previously known to CFB, in the public domain, or later acquired by CFB from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to VNC.

        (e) DIRECTOR AND OFFICER INDEMNIFICATION. CFB agrees to permit VNC to obtain an extended reporting period (otherwise known as "tail coverage") under VNC's existing director and officer liability policy, the expense of which shall be fully accrued by VNC as of the Determination Date. All rights to indemnification and limitations of liability that the directors and officers of VNC and the Bank may have as of the Effective Time, pursuant to their respective Certificate of Incorporation and Articles of Association and their respective Bylaws, shall continue in full force and effect. As VNC's successor, CFB shall indemnify and hold the directors and officers of VNC harmless from and against any and all loss, liability and expense (including reasonable attorneys' fees) incurred as a result of service on an officer or director of VNC, to the fullest extent permitted by law and the Certificate of Incorporation and Bylaws of VNC or the Articles of Association and Bylaws of the Bank.

        (f) RULES 144 AND 145(d). From and for a period of one year after the Effective Time, CFB shall file all reports with the SEC necessary to permit the shareholders of VNC who may be deemed "underwriters" (within or meaning to Rule 145 under the Securities Act) of the VNC Common Stock to sell CFB Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) of the Securities Act if they would otherwise be so entitled.

    4.3 COVENANTS OF VNC AND CFB. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, or to the extent that the parties shall otherwise consent in writing:

        (a) GOVERNING DOCUMENTS. No party shall amend its Certificate of Incorporation or Bylaws.

        (b) OTHER ACTIONS. Unless such action is required by law, no party shall, nor shall permit any of its subsidiaries to, take any action that (i) is intended to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article 6 not being satisfied or in a violation of any provision of this Agreement, or (ii) would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals (as defined in Section 5.2) without imposition of a condition or restriction of the type referred to in Section 6.1(e) hereof except, in every case, as may be required by applicable law or this Agreement.

        (c) ADVICE OF CHANGES AND GOVERNMENT FILINGS. Each party shall promptly advise the other orally and in writing of any change or event constituting a material breach of any of the representations, warranties or covenants of such party contained herein. Each party shall file all reports required to be filed by it with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. CFB, VNC and each subsidiary of CFB or VNC that is a bank shall file all call reports with the appropriate bank regulators and all other applications and other documents required to be filed with the appropriate bank regulators between the date hereof and the Closing Date and shall make available to the other party copies of all such reports promptly after the same are filed.

        (d) ENVIRONMENTAL ASSESSMENT. VNC shall engage at its expense an independent, qualified environmental engineering firm, acceptable to CFB for the purpose of conducting a Phase I Hazardous Waste Assessment (the "Assessment") of all real properties owned or controlled by the Bank. CFB shall review and approve the scope of engagement for the Assessment, which shall satisfy ASTM's E-1527 Standard Practice and shall include a record review of publicly available federal, state and local sources of environmental records. The Assessment shall be completed within 30 days after the date hereof. CFB shall have a period of 30 days from the date of receipt of the written report of such Assessment to review such Assessment and give written notice to VNC stating either that (i) such Assessment is approved by CFB or (ii) such Assessment is not approved by CFB and the reasons therefor.

        If CFB gives a notice pursuant to (ii) above which sets forth specific objections to the Assessment, then CFB may, at its option, terminate this Agreement as of the date which is 60 days after the date of such notice unless during such 60 day period VNC corrects or satisfies such objections, or indemnifies CFB against loss, liability or expense, to the reasonable satisfaction of CFB.

                                   ARTICLE 5
                             ADDITIONAL AGREEMENTS

    5.1 REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, CFB shall prepare and file a registration statement on Form S-4 (the registration statement together with the amendments thereto are defined as the "Registration Statement") with the SEC covering CFB Common Stock to be issued in the Merger (subject to the immediately following sentence), with a view toward permitting the Registration Statement to become effective as soon as reasonably practicable. CFB does not undertake to file post-effective amendments to the Registration Statement or to file a separate registration statement to register the sale of CFB Common Stock by affiliates of VNC pursuant to Rule 145 promulgated under the Securities Act. VNC will furnish to CFB and its counsel the opportunity to review and approve such information as set forth in the Registration Statement and CFB will provide VNC and its counsel the opportunity to review and approve such information as set forth in the Registration Statement. CFB and VNC will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Specifically, but without limitation, each will promptly advise the other if at any time before the Effective Time any information provided by it for inclusion in the Registration Statement appear to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatements or omissions. Except as provided above and except with the prior written consent of CFB, VNC will not mail or otherwise furnish or publish to shareholders of VNC any proxy solicitation material or other material relating to the Merger that constitutes a "prospectus" within the meaning of the Securities Act.

    5.2  REGULATORY MATTERS.

        (a) APPLICATIONS AND NOTICES. The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain as promptly as practicable all necessary permits, consents, and authorizations of all governmental entities necessary to consummate the Merger ("Requisite Regulatory Approvals"). VNC and CFB shall have the right to review in advance, and to the extent practicable each will consult the other on, subject to applicable laws relating to the exchange of information, all the information relating to VNC or CFB, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to any governmental entity in connection with the Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

        (b) GOVERNMENTAL COMMUNICATIONS. VNC and CFB shall promptly furnish each other with copies of written communications received by VNC or CFB, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such items are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any governmental entity in respect of the Merger.

    5.3  ACCESS TO INFORMATION.

    Upon reasonable notice and subject to applicable laws relating to the exchange of confidential information, VNC and CFB shall each (and cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of each, access during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records for the purpose of updating any review of such items performed prior to the date of this Agreement and, during such period, VNC and CFB shall (and shall cause each of its subsidiaries to) make available to the other: (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or federal or state banking laws (other than reports or documents which either party is not permitted to disclose under applicable law); and (b) all other information concerning its business, properties and personnel as either party may reasonably request. It is contemplated that CFB may conduct an examination of VNC and the Bank prior to the Closing Date in order to confirm compliance with the representations, warranties and covenants set forth in this Agreement and verify the Determination Date Financial Statements.

    5.4 AFFILIATES. VNC shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of VNC to deliver to CFB, as soon as practicable after the date hereof, and at least 32 days prior to the Closing Date, a written agreement substantially in the form of EXHIBIT 5.4.

    5.5 EMPLOYEE BENEFIT PLANS. Each person who is an employee of the Bank as of the Effective Time ("Bank Employees") shall be participants in the employee welfare plans, and shall be eligible for participation in the pension plans of CFB, as in effect from time to time, subject to any eligibility requirements (with full credit for years of past service to the Bank, or to any predecessor-in-interest of the Bank to the extent such service is presently given credit under the Plans of the Bank described in Section 3.1(k) hereof, for the purpose of satisfying any eligibility and vesting periods) applicable to such plans (but not subject to any pre-existing condition exclusions) and shall enter each welfare plan immediately after the Effective Time and shall enter each pension plan not later than the first day of the calendar quarter which begins at least 180 days after the Effective Time. For the purpose of determining each Bank Employee's benefit for the year in which the Merger occurs under the CFB vacation program, vacation taken by a Bank Employee in the year in which the Merger occurs will be deducted from the total CFB benefit. Each Bank Employee shall be eligible for participation, as a new employee with the credit for past service described above, in the CFB Plans under the terms thereof.

    5.6 EXPENSES. Except as otherwise stated herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expense, except as may be permitted by Section 7.2. All of the expenses (including but not limited to accountants' and attorneys' fees and fees payable to Hovde Financial) incurred or to be incurred by VNC in connection with the Merger and not paid as of the Determination Date shall be estimated and accrued as expenses on the Determination Date Financial Statements.

    5.7 ADDITIONAL AGREEMENTS AND BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take all action and to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, cooperating fully with the other party hereto, providing the other party hereto with any appropriate information and making all necessary filings in connection with the Requisite Regulatory Approvals.

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the holders of the outstanding shares of VNC Common Stock, as required by the Delaware Law and the Certificate of Incorporation and Bylaws of VNC.

        (b) NASDAQ LISTING. The shares of CFB Common Stock issuable to the VNC stockholders pursuant to this Agreement shall have been approved for listing on the Nasdaq Stock Market, National Market System, upon notice of issuance.

        (c) APPROVALS. Other than the filing provided for by Section 1.1, all consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity which are prescribed by law as necessary for the consummation of the Merger and the other transactions contemplated hereby shall have been filed, occurred or been obtained and all Requisite Regulatory Approvals shall be in full force and effect.

        (d) NO INJUNCTIONS, RESTRAINTS OR ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the transactions contemplated hereby shall be in effect, nor shall any proceeding by any governmental entity seeking any such Injunction be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, or enforced by any governmental entity which prohibits, restricts or makes illegal consummation of the Merger.

        (e) NO UNDULY BURDENSOME CONDITION. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or any of the transactions contemplated hereby, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon CFB, or any of its subsidiaries which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render the consummation of the Merger inadvisable, in the reasonable business judgment of the Board of Directors of CFB.

    6.2 CONDITIONS TO OBLIGATIONS OF CFB. The obligation of CFB to effect the Merger are also subject to the satisfaction or waiver by CFB prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of VNC set forth in this Agreement shall be true and correct in all material respects as of the date of the Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on the Closing Date, except where the failure to be true and accurate in all material respects would not have or would not be reasonably expected to have a material adverse effect on VNC, and CFB shall have received a certificate signed on behalf of VNC by the chief executive officer and chief financial officer of VNC to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF VNC. VNC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CFB shall have received a certificate signed on behalf of VNC by the chief executive officer and chief financial officer VNC to such effect.

        (c) MINIMUM VNC VALUE. The VNC Value as of the Determination Date shall not be less than $20,000,000. The confirmation of the minimum VNC Value shall be made pursuant to the procedures set forth in Section 1.4.

        (d) POOLING LETTER. CFB shall have received a letter from Ernst & Young, in form and substance reasonably satisfactory to CFB, approving the accounting treatment of the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, as of a date no more than five business days prior to the Closing Date; in support of the Ernst & Young pooling letter, Ernst & Young and CFB shall have received a letter from VNC's accountants, in form and substance reasonably satisfactory to Ernst & Young, confirming certain facts on behalf of VNC.

        (e) LEGAL OPINION. CFB shall have received the opinion of Dostart Clapp Sterrett & Coveney, LLP, special counsel to VNC, dated the Closing Date, in substantially the form attached as EXHIBIT 6.2, and such opinion shall not have been withdrawn prior to the Effective Time.

    6.3 CONDITIONS TO OBLIGATIONS OF VNC. The obligation of VNC to effect the Merger is also subject to the satisfaction or waiver by VNC prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CFB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on the Closing Date, except as otherwise contemplated by this Agreement, and VNC shall have received a certificate signed on behalf of CFB by senior executive officers CFB to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF CFB. CFB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and VNC shall have received a certificate signed on behalf of CFB by two senior executive officers of CFB to such effect.

        (c) CONSENTS UNDER AGREEMENTS. CFB shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which CFB or any of its subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of VNC, individually or in the aggregate, have a material adverse effect on CFB or upon the consummation of the transactions contemplated hereby.

        (d) TAX OPINION. VNC shall have received the opinion of Dostart Clapp Sterrett & Coveney, LLP, special counsel to VNC, dated the Closing Date, with a copy provided to CFB, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (ii) CFB and VNC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) shareholders of VNC who exchange their shares of VNC Common Stock for shares of CFB Common Stock will not recognize gain or loss, for purposes of federal income tax, except to the extent of the cash received in lieu of fractional shares, and (iv) VNC will not recognize gain or loss, for purposes of federal income tax, as a result of consummation of the Merger.

        (e) LEGAL OPINION. VNC shall have received the opinion of Lindquist & Vennum, P.L.L.P., counsel to CFB, dated the Closing Date, in substantially the form attached as EXHIBIT 6.3, and such opinion shall not have been withdrawn prior to the Effective Time.

                                   ARTICLE 7
                           TERMINATION AND AMENDMENT

    7.1 TERMINATION. This Agreement may be terminated in writing at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of VNC, only in the following circumstances:

        (a) by mutual consent of CFB and VNC in a written instrument, if the Board of Directors of each so determines; or

        (b) by either CFB or VNC if (i) any Requisite Regulatory Approval shall have been denied; or (ii) any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

        (c) by either CFB or VNC if the Merger shall not have been consummated on or before December 31, 1999, unless the failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereunder to be performed or observed by such party; or

        (d) by either CFB or VNC if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured before Closing or within 20 business days following receipt by the breaching party of written notice of such breach from the other party, whichever occurs first;

        (e) by CFB pursuant to the terms of Section 4.3(d) or 4.3(e), as applicable; or

        (f) by VNC if (i) the CFB Trading Value is less than $18 per share, and
    (ii) the number obtained by dividing the CFB Trading Value by the closing price of CFB Common Stock as reported on the Nasdaq on the trading day immediately preceding the public announcement of this Agreement is less than the number obtained by dividing the Final Index Price (as defined in subsection (B) below) by the Initial Index Price (as defined in subsection
    (B) below) and subtracting .20 from such quotient. For purposes of this
    Section 7.1(f):

           (A) The "Index Group" shall mean all of those companies listed on
       Exhibit 7.1(f) the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the Calculation Period for such company to acquire another company or companies in transactions with a value exceeding 10% of the acquirer's market capitalization or for such company to be acquired.

           (B) The "Initial Index Price" shall mean the average of the per share closing prices of the common stock of the companies comprising the Index Group, as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of this Agreement.

           (C) The "Final Price" of any company belonging to the Index Group shall mean the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the Calculation Period.

           (D) The "Final Index Price" shall mean the average of the Final Prices for all of the companies comprising the Index Group.

           (E) The "Calculation Period" shall mean the 20 trading days ending at the end of the fourth trading day immediately preceding the Closing Date.

    If CFB or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Closing Date, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the price on the date of this Agreement.

    7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either CFB or VNC as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, except that the obligations under Sections 4.1(c), 4.2(d), 5.6, and 7.2 shall survive termination of this Agreement; provided, however, that no party shall be relieved or released from any liabilities or damages arising out of the willful breach by such party of any provision of this Agreement.

    7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of VNC; provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such stockholders, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    7.4 EXTENSION AND WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any of the Schedules; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE 8
                               GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in this Agreement shall survive the Merger or the termination of this Agreement, except that Sections 3.2, 5.1 and 5.5, and this Section 8.1 shall survive the Merger, and Sections 4.1(c) and 4.2(d), 5.6 and 7.2 shall survive the termination of this Agreement.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to CFB, to:    Community First Bankshares, Inc.
                      Attn: Bruce A. Heysse, SVP-Acquisitions
                      520 Main Avenue
                      Fargo, ND 58124-0001

with copies to:       Steven J. Johnson, Esq.
                      Lindquist & Vennum P.L.L.P.
                      4200 IDS Center
                      80 South 8th Street
                      Minneapolis, MN 55402-2205

and

(b) if to VNC, to:    Valley National Corporation
                      Attn: William V. Ehlen, CEO
                      1234 East Main Street
                      El Cajon, CA 92021

with copies to:       James K. Sterrett, Esq.
                      Dostart Clapp Sterrett & Coveney, LLP
                      4370 La Jolla Village Dr., Suite 970
                      San Diego, CA 92122

    8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement.

    8.5 ENTIRE AGREEMENT. This Agreement (including the Option Agreement and the other documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    8.6 THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that Sections 3.2 and 4.2(c) are intended for the benefit of the VNC shareholders; Section 4.2(e) is intended for the benefit of VNC officers and directors, and Section 5.5 is intended for the benefit of employees of the Bank.

    8.7 RIGHTS OF OWNERSHIP. No party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

    8.8 PUBLICITY. Except as otherwise required by law or the rules of the Nasdaq Stock Market or the National Association of Securities Dealers, so long as this Agreement is in effect, neither CFB nor VNC shall, nor shall either of them permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

    8.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8.10 ENFORCEMENT OF AGREEMENT. Each of the parties hereto agrees that it will not object if the other party seeks to obtain an injunction to prevent breaches of this Agreement or to enforce specifically the terms and provision hereof in any court in the United States or any state have jurisdiction. The prevailing party shall be entitled to recover its attorneys fees incurred in the successful enforcement of the terms and provisions of this Agreement.

    IN WITNESS WHEREOF, CFB and VNC have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                COMMUNITY FIRST BANKSHARES, INC.

                                By:  /s/ DONALD R. MENGEDOTH
                                     ------------------------------------------
                                     Name: Donald R. Mengedoth
                                     Title: Chairman, President & CEO

                                By:  /s/ MARK ANDERSON
                                     ------------------------------------------
                                     Name: Mark Anderson
                                     Title: Vice Chairman-Corporate Services,
                                     CFO/CIO

                                VALLEY NATIONAL CORPORATION

                                By:  /s/ WILLIAM V. EHLEN
                                     ------------------------------------------
                                     Name: William V. Ehlen
                                     Title: Chief Executive Officer

                                By:  /s/ PAUL M. CABLE
                                     ------------------------------------------
                                     Name: Paul M. Cable
                                     Title: Chief Financial Officer

                                                                      APPENDIX B

                                  May 6, 1999

Board of Directors
Valley National Corporation
1234 East Main Street
El Cajon, CA 92021

Members of the Board:

    We have reviewed the Agreement and Plan of Reorganization (the "Agreement") and related exhibits and schedules dated as of the date hereof by and among Community First Bankshares, Inc. ("CFB") and Valley National Corporation ("VNC"), pursuant to which, among other things, VNC will be merged with and into CFB (the "Merger"). As is set forth in the Agreement, all of the issued and outstanding shares of VNC Common Stock, including all Option and Warrant shares shall be converted into the right to receive $65 million in CFB Common Stock, subject to adjustment and shareholder dissenters' rights as provided for in the Agreement (the "Merger Consideration"). Capitalized terms used herein shall have the same meaning as in the Agreement, unless specifically stated otherwise.

    Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. Pursuant to a Consulting Agreement dated April 1, 1999, between VNC and Hovde, Hovde was engaged to assist VNC in exploring a merger with CFB. Therefore, we are familiar with VNC having acted as its financial advisor in connection with the proposed transaction, and having participated in the negotiations leading to the Agreement.

    During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of VNC and CFB, and material prepared in connection with the proposed transaction, including the following: the Agreement; certain publicly available information concerning VNC and CFB, including consolidated financial statements for each of the three years ended December 31, 1996, 1997 and 1998 for VNC and CFB, respectively; the nature and terms of recent sale and merger transactions involving banks and bank holding companies that we consider relevant; historical and current market data for the common stock of VNC and CFB; and financial and other publicly available information provided to us by the managements of VNC and CFB.

    In addition, we have conducted meetings with members of the senior management of VNC and CFB for the purpose of reviewing the future prospects of both companies. We also took into account our assessment of general economic, market and financial conditions and our experience in other similar transactions as well as our overall knowledge of the banking industry and our general experience in securities valuations.

    We have acted as financial advisor to VNC with respect to the proposed Merger and will receive a fee from VNC for our services if the proposed Merger is consummated. We have no other financial advisory or other relationships with VNC. In the ordinary course of their businesses, Hovde related-parties may actively trade the equity securities of VNC for their own accounts and, accordingly, they may at any time hold such securities.

    In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information contained, and representations made, in the

Board of Directors
Valley National Corporation
May 6, 1999
Page Two

publicly available materials, other materials provided to us by VNC and CFB, and in the discussions with the managements of VNC and CFB.

    Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the shareholders of VNC in connection with the Merger as described in the Agreement is fair to such shareholders from a financial point of view.

                                          Sincerely,
                                          /s/ Hovde Financial, Inc.
                                          HOVDE FINANCIAL, INC.

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Community First's Bylaws require indemnification of directors and officers of Community First to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law generally provides that any person who was or is a director or officer may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless the court in which such action was brought deems it proper.

    Community First currently has in effect policies of insurance which provide insurance protection to its directors and officers against some liabilities which may be incurred by them on account of their services to Community First. Community First has also entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the fullest extent permitted by Delaware law, except that with respect to an action commenced by an indemnitee against Community First or by the indemnitee as a derivative action by or in the right of Community First, such indemnitees shall be indemnified at the discretion of the board of directors. Subject to certain limitations, the agreements also provide for indemnification against any and all expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any derivative action by or in the right of Community First) to which the indemnitee is, was, or at any time becomes a party or is threatened to be made a party by reason of the fact that the indemnitee is or was at any time a director, officer, employee, or agent of Community First or is or was serving or at any time serves at the request of Community First as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

 EXHIBIT
 NUMBER    DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
 2.1       Agreement and Plan of Reorganization dated as of June 25, 1996 between the Registrant and Mountain Parks
           Financial Corp. (incorporated by reference to the Appendix to the Registrant's Joint Proxy Statement
           with Mountain Parks Financial Corp. included in the Registration Statement on Form S-4 [File No.
           333-14439], as declared effective by the Commission on November 7, 1996).

 2.2       Stock Purchase Agreement dated as of February 18, 1997 by and among the Registrant, KeyCorp and Key Bank of the Rocky Mountains, Inc. (incorporated by reference to Exhibit 2.8 to the Registrant's Amendment No.
           1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the
           Commission as of May 8, 1997 [the "1996 Form 10-K"]).

 EXHIBIT
 NUMBER    DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
 2.3       Restated Agreement and Plan of Merger dated as of August 22, 1997, including Agreement and First
           Amendment to Agreement dated as of the same date, between the Registrant and First National Summit
           Bankshares, Inc. (incorporated by reference to Appendices A and B to the proxy statement/prospectus contained in the Registrant's Registration Statement on Form S-4 [File No. 333-38997] filed with the
           Commission on October 29, 1997).

 2.4       Restated Agreement and Plan of Merger dated as of August 28, 1997 between the Registrant and Republic
           National Bancorp, Inc. (incorporated by reference to Appendix A to the proxy statement/prospectus contained in the Registrant's Registration Statement on Form S-4 [File No. 333-38225] filed with the
           Commission on October 20, 1997).

 2.5       Office Purchase and Assumption Agreement dated as of the 10th day of September, 1997 by and between Bank
           One, Arizona, National Association, Bank One, Colorado, National Association, Bank One, Utah, National
           Association and the Registrant, (incorporated by reference to Exhibit 2.6 to the Registrant's
           Registration Statement on Form S-4 [File No. 333-36091], filed with the Commission on September 22,
           1997).

 2.6       Agreement and Plan of Merger dated as of November 6, 1997, among the Registrant, Community First
           National Bank and Pioneer Bank of Longmont (the "Parties")(incorporated by reference to Exhibit 2.7 to the Registrant's Registration Statement on Form S-4 [File No. 333-37527], filed with the Commission on
           November 21, 1997), and as amended by First Amendment to Agreement and Plan of Merger dated as of the
           19th day of December, 1997, by and among the Parties (incorporated by reference to Appendix B to the proxy statement/ prospectus contained in the Registrant's Registration Statement on Form S-4 [File No.
           333-48825] filed with the Commission on March 31, 1998).

 2.7       Agreement and Plan of Merger dated as of January 8, 1998 by and between the Registrant and Community
           Bancorp, Inc. (incorporated by reference to Exhibit 2.14 to the Registrant's Registration Statement on
           Form S-4 [File No. 333-49367] filed with the Commission on June 9, 1998 (the "June 1998 Form S-4")), and
           as amended by First Amendment to Agreement and Plan of Merger, dated as of the 9th day of March, 1998, between the Registrant and Community Bancorp, Inc. (incorporated by reference to Exhibit 2.15 to the
           June 1998 Form S-4).

 2.8       Agreement and Plan of Merger dated as of April 2, 1998 between the Registrant and Western Bancshares of
           Las Cruces, Inc. (incorporated by reference to Exhibit 2.16 to the June 1998 Form S-4).

 2.9       Agreement and Plan of Merger dated as of May 18, 1998 between the Registrant and Guardian Bancorp.
           (incorporated by reference to Exhibit 2.17 to the June 1998 Form S-4).

 2.10      Agreement and Plan of Merger dated as of January 12, 1998 between the Registrant and FNB, Inc.
           (incorporated by reference to Exhibit 2.16 to the June 1998 Form S-4).

 2.11*     Agreement and Plan of Merger dated as of May 10, 1999 between the Registrant and Valley National
           Corporation (incorporated in this Registration Statement as Appendix A to the Proxy
           Statement/Prospectus).

 3.1       Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the
           1996 Form 10-K), as amended by a Certificate of Amendment to the Registrant's Certificate of
           Incorporation as filed with the Delaware Secretary of State on May 7, 1998 (incorporated by reference to
           Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 23, 1999 [the "1998 Form 10-K"]).

 EXHIBIT
 NUMBER    DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
 3.2       Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
           Statement on Form S-1 [File No. 33-41246], as declared effective by the Commission on August 13, 1991
           [the "1991 S-1"]).

 4.1       Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of
           the Registrant (incorporated by reference to Exhibit A to Exhibit 1 to the Registrant's Registration
           Statement on Form 8-A, filed with the Commission on January 9, 1995 [the "Form 8-A"]).

 4.2       Form of Rights Agreement dated as of January 5, 1995, between the Registrant, and Norwest Bank
           Minnesota, National Association ("Norwest Bank"), which includes as Exhibit B thereto the form of Rights
           Certificate (incorporated by reference to Exhibit 1 to the Form 8-A.)

 4.3       Subordinated Indenture dated February 5, 1997, between the Registrant and Wilmington Trust Company, as
           Indenture Trustee, including form of Junior Subordinated Indenture (incorporated by reference to Exhibit
           4.1 to the Registrant's Registration Statement on Form S-3 [File No. 333-19921] filed with the
           Commission as of January 30, 1997 [the "1997 CFB Capital I Form S-3"]).

 4.4       Amended and Restated Trust Agreement of CFB Capital I dated February 5, 1997, including Form of Capital
           Security Certificate of CFB Capital I (incorporated by reference to Exhibit 4.5 to the 1997 CFB Capital
           I Form S-3).

 4.5       Capital Securities Guarantee Agreement dated as of February 5, 1997, between the Registrant and
           Wilmington Trust Company as Trustee (incorporated by reference to Exhibit 4.7 to the 1997 CFB Capital I
           Form S-3).

 4.6       Indenture dated June 24, 1997 relating to the Registrant's 7.30% Subordinated Notes Due 2004 (the "New
           Notes") between the Registrant and Norwest Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 [File No. 333-36091] as declared effective by the
           Commission on November 10, 1997 [the "1997 Subordinated Note Form S-4"]).

 4.7       Subordinated Indenture dated December 10, 1997, between the Registrant and Wilmington Trust Company, as
           Indenture Trustee, including form of Junior Subordinated Indenture (incorporated by reference to Exhibit
           4.1 to the Registrant's Registration Statement on Form S-3 [File No. 333-37521] as declared effective by the Commission on December 4, 1997 [the "1997 CFB Capital II Form S-3"]).

 4.8       Amended and Restated Trust Agreement of CFB Capital II dated December 10, 1997, including Form of
           Capital Security Certificate of CFB Capital II (incorporated by reference to Exhibit 4.5 to the 1997 CFB
           Capital II Form S-3).

 4.9       Capital Securities Guarantee Agreement dated as of December 10, 1997, between the Registrant and
           Wilmington Trust Company as Trustee (incorporated by reference to Exhibit 4.7 to the 1997 CFB Capital II
           Form S-3).

 5.1*      Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant.

 8.1*      Form of Opinion and Consent of Sterrett & Kimmel, LLP, special counsel, as to certain tax matters.

10.2       Restated 1987 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registrant's
           Registration Statement on Form S-8 [File No. 33-46744], as declared effective by the Commission on May
           6, 1992).

 EXHIBIT
 NUMBER    DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
10.3       Form of Tax Sharing Agreement between the Registrant and each of its subsidiary Banks (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
           1995 [the "1995 Form 10-K"]).

10.4       Form of Service Agreement for Data Processing between Community First Service Corporation and each of the subsidiary Banks of the Registrant (incorporated by reference to Exhibit 10.4 to the 1995 Form
           10-K).

10.5       Form of Bank Services Agreement between the Registrant and each of its subsidiary Banks (incorporated by reference to Exhibit 10.5 to the 1995 Form 10-K).

10.6       Form of Agency Agreement between the Registrant and each of its subsidiary Banks, and Assignment of
           Agency Agreement and Second Assignment of Agency Agreement, which assign the Registrant's interest in the Agency Agreement to Community First Financial, Inc. (relating to the Registrant's subsidiary Banks)
           (incorporated by reference to Exhibit 10.6 to the 1995 Form 10-K).

10.7       Lease dated April 27, 1993, between Community First Properties, Inc. (formerly Fargo Tower Partners) and the Registrant (incorporated by reference to Exhibit 10.11 to the Registrant's Annual Report on Form
           10-K for the year ended December 31, 1994).

10.8       Promissory Note dated July 14, 1997 (Term Note) in the principal amount of $30,000,000, issued to
           Norwest Bank, as Agent, on behalf of Harris Trust and Savings Bank ("Harris Trust"), Bank of America
           National Trust and Savings Association ("Bank of America") and Norwest (incorporated by reference to
           Exhibit 10.8 to Registrant's Amendment No. 1 to its Annual Report on Form 10-K for the year ended
           December 21, 1997 [the "1997 Form 10-K"]).

10.9       Promissory Notes dated July 14, 1997 (Current Notes), each in the principal amount of $8,333,333.33, issued to each of Harris Bank of America, and Norwest (incorporated by reference to Exhibit 10.9 to the
           1997 Form 10-K).

10.10      Credit Agreement dated July 14, 1997 among the Company, Harris Trust, Bank of America, Norwest as a
           lender, and Norwest as Agent (incorporated by reference to Exhibit 10.10 to the 1997 Form 10-K).

10.11      Form of Indemnification Agreement entered into by and between the Registrant and the Registrant's officers and directors (incorporated by reference to Exhibit 10.33 to Registrant's Annual Report on Form
           10-K for the year ended December 31, 1992 [the "1992 Form 10-K"]).

10.12      1996 Stock Option Plan, as approved by the board of directors on February 6, 1996 (incorporated by reference to Exhibit 10.15 to the 1995 Form 10-K), and as amended by resolution of the board of directors on February 1, 1999 (incorporated by reference to Exhibit 10.12 to the 1998 Form 10-K).

10.13      Supplemental Executive Retirement Plan, effective as of August 1, 1995 (incorporated by reference to
           Exhibit 10.13 to the 1997 Form 10-K).

10.14      Registrant's Deferred Compensation Plan for Members of the board of directors, effective August 1, 1993, including First Amendment to the Registrant's Deferred Compensation Plan for Members of the board of directors, effective as of February 1, 1999 (incorporated by reference to Exhibit 10.14 to the 1998 Form
           10-K).

10.15.1    Change in Control Severance Agreement dated December 1, 1998 between the Registrant and Donald R.
           Mengedoth (incorporated by reference to Exhibit 10.15.1 to the 1998 Form 10-K).

 EXHIBIT
 NUMBER    DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
10.15.2    Change in Control Severance Agreement dated December 1, 1998 between the Registrant and Mark A. Anderson
           (incorporated by reference to Exhibit 10.15.2 to the 1998 Form 10-K).

10.15.3    Form of Change in Control Severance Agreement dated December 1, 1998 between the Registrant and Messrs.
           David A. Lee, Ronald K. Strand and Bruce A. Heysse (incorporated by reference to Exhibit 10.15.3 to the
           1998 Form 10-K).

10.15.4    Form of Change in Control Severance Agreement dated December 1, 1998 between the Registrant and
           Registrant's executive officers (incorporated by reference to Exhibit 10.15.4 to the 1998 Form 10-K).

21.1*      Subsidiaries of the Registrant.

23.1       Consent of Ernst & Young LLP.

23.2       Consent of KPMG LLP.

23.3*      Consent of Sterrett & Kimmel, LLP.

23.4*      Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above).

23.5       Consent of PricewaterhouseCoopers, LLP.

23.6*      Consent of Hovde Financial, Inc.

24.1*      A Power of Attorney was set forth on the signature pages of the original Registration Statement.

99.1       Form of proxy for special meeting of Stockholders of Valley National Corporation.


------------------------


*   Previously filed.



(b) Financial Schedules


Not applicable.

ITEM 22. UNDERTAKINGS.

    The Registrant hereby undertakes:

    1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    2. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    3. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    4. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    5. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    6. To to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    7. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    8. That every prospectus: (i) that is filed pursuant to paragraph 7 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, any such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on August 30, 1999.


                                              COMMUNITY FIRST BANKSHARES, INC.

                                              By:        /s/ DONALD R. MENGEDOTH
                                                         -----------------------------------------
                                                         Donald R. Mengedoth
                                                         PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                         CHAIRMAN OF THE BOARD


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below on the 30th day of August, 1999, by the following persons in the capacities indicated.


                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                /s/ DONALD R. MENGEDOTH                   President, Chief Executive Officer and Chairman of the
      --------------------------------------------          Donald R. Mengedoth Board of Directors and Director
                  Donald R. Mengedoth                       (principal executive officer)

                  /s/ MARK A. ANDERSON                    Vice Chairman--Corporate Services, Chief Financial
      --------------------------------------------          Officer, Chief Information Officer, Secretary and
                    Mark A. Anderson                        Treasurer (principal financial and accounting officer)

                           *
      --------------------------------------------        Director
                   James T. Anderson

                           *
      --------------------------------------------        Director
                  Patrick E. Benedict

                           *
      --------------------------------------------        Director
                    Patrick Delaney

                           *
      --------------------------------------------        Director
                    John H. Flittie

                           *
      --------------------------------------------        Director
                   Darrell G. Knudson

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------        Director
                   Dennis M. Mathisen

                           *
      --------------------------------------------        Director
                   Marilyn R. Seymann

                           *
      --------------------------------------------        Director
                     Thomas C. Wold

                           *
      --------------------------------------------        Director
                   Harvey L. Wollman


*Signatures on this Amendment are supplied by Power of Attorney as follows:



By:        /s/ MARK A. ANDERSON
           --------------------------
           Mark A. Anderson
           Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                                               DOCUMENT DESCRIPTION
----------  --------------------------------------------------------------------------------------------------------
     2.11*  Agreement and Plan of Merger dated as of May 10, 1999 between the Registrant and Valley National
            Corporation (incorporated in this Registration Statement as Appendix A to the Proxy
            Statement/Prospectus).

      5.1*  Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to the Registrant.

      8.1*  Form of Opinion and Consent of Sterrett & Kimmel, LLP, special counsel, as to certain tax matters.

     21.1*  Subsidiaries of the Registrant.

     23.1   Consent of Ernst & Young LLP.

     23.2   Consent of KPMG LLP.

     23.3*  Consent of Sterrett & Kimmel, LLP.

     23.4*  Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above).

     23.5   Consent of PricewaterhouseCoopers, LLP.

     23.6*  Consent of Hovde Financial, Inc.

     24.1*  A Power of Attorney was set forth on the signature pages of the original Registration Statement.

     99.1   Form of proxy for special meeting of Stockholders of Valley National Corporation.


------------------------


*   Previously filed.